Notice & Proxy Circular annual general meeting January 17, 2019

SHAW COMMUNICATIONS INC.

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

AND AVAILABILITY OF MATERIALS

Date:	Thursday, January 17, 2019

Time:	11:00 a.m. (Mountain time)

Location:	Shaw Court 630 3rd Avenue S.W. Calgary, Alberta

Shaw Communications Inc. (“Shaw”) will be holding its annual general meeting (the “Meeting”) at the above-referenced time and location.

Shaw is using the notice and access model for delivery of materials to its shareholders for the Meeting. This model supports Shaw’s environmental goals by reducing paper use and the cost of printing and mailing.

Under notice and access, holders of Class A Participating Shares (“Class A Shares”) receive a proxy or voting instruction form enabling them to vote at the Meeting; however, instead of a paper copy of the management proxy circular (“Circular”), they receive this notice with information on how to access the Circular electronically. Holders of Class B Non-Voting Participating Shares (“Class B Non-Voting Shares”) will also receive this notice with information on how to access the Circular electronically.

Business of the Meeting:	Heading in the Circular under “Business of the Meeting” where matter is described
1. Receive Shaw’s consolidated financial statements for the year ended August 31, 2018 and the auditors’ report on those statements	“Consolidated Financial Statements”
2. Elect directors	“Election of Directors”
3. Appoint auditors	“Appointment of Auditors”
4. Approve the amended and restated RSU and PSU plan	“Approval of the Amended and Restated RSU and PSU Plan”
5. Approve the amendment to Shaw’s stock option plan	“Approval of the Amendment to the Stock Option Plan”
6. Confirm the amended and restated By-Law 1A	“Confirmation of the Amended and Restated By-Law 1A”
7. Transact such other business as may properly come before the Meeting

Voting Shares

Holders of Class A Shares of record at the close of business on November 28, 2018 are the only shareholders entitled to vote at the Meeting. Holders of Class B Non-Voting Shares are entitled to attend and speak at the Meeting, but are not entitled to vote on any matter proposed for consideration at the Meeting.

Notice of Meeting Shaw Communications Inc.	1

Voting

Registered Shareholders

A holder of Class A Shares who holds the shares directly in their own name and not through a nominee (such as a bank, securities broker, trustee, trust company or other institution) is a registered shareholder. Registered holders of Class A Shares are asked to return their proxies to AST Trust Company (Canada) using one of the following methods:

Internet:	www.astvotemyproxy.com
Telephone:	1-888-489-5760
Facsimile:	1-866-781-3111 (North America)
416-368-2502 (outside North America)
Email:	proxyvote@astfinancial.com
Mail:	AST Trust Company (Canada), P.O. Box 721, Agincourt, Ontario, M1S 0A1

In order to be valid and acted upon at the Meeting, completed proxies or votes must be received by AST Trust Company (Canada) by 11:00 a.m. (Mountain Time) on Tuesday, January 15, 2019 or, in the case of any adjournment or postponement of the Meeting, at least 48 hours (excluding Saturdays, Sundays and holidays) prior to the time of the adjourned or postponed Meeting. A person appointed as a proxyholder need not be a shareholder. See the Circular for further instructions.

Non-Registered Shareholders

A holder of Class A Shares who holds the shares through an account in the name of a nominee (such as a bank, securities broker, trustee, trust company or other institution) is a non-registered (or beneficial) shareholder. Non-registered holders of Class A Shares are asked to return their voting instruction form using one of the following methods at least one business day before the proxy deposit date noted in the voting instruction form.

Internet:	www.proxyvote.com
Telephone:	1-800-474-7493 (English) or 1-800-474-7501 (French)
Mail:	Data Processing Centre, PO Box 2800 Stn Lcd Malton, Mississauga ON L5T 2T7

Right to Attend

Registered and non-registered shareholders are entitled to attend the Meeting. Registered and non-registered shareholders will be required to register for the meeting by identifying themselves at the registration desk. All shareholders should be prepared to present valid photo identification on registration and non-registered shareholders should be prepared to present proof of share ownership.

Websites Where Meeting Materials are Posted

Electronic copies of the proxy-related materials and the 2018 Annual Report may be found and downloaded at http://www.meetingdocuments.com/astca/sjr or at Shaw’s profile at www.sedar.com.

Shareholders are reminded to review the Circular before voting.

Paper Copies of Meeting Materials

Should you wish to receive paper copies of the proxy materials for the Meeting or Shaw’s 2018 Annual Report, or if you have any questions about notice and access, please contact AST Trust Company (Canada) at 1-888-433-6443 or fulfilment@astfinancial.com.

2	Shaw Communications Inc. Notice of Meeting

A request for materials will need to be received prior to December 31, 2018 in order to receive paper copies in advance of the deadline for submission of proxies or voting instruction forms for the Meeting. Materials will be sent within three business days of requests received before the date of the Meeting.

By Order of the Board of Directors,

(signed)	Peter A. Johnson
Executive Vice President, Chief Legal and Regulatory Officer

Calgary, Alberta

November 27, 2018

Notice of Meeting Shaw Communications Inc.	3

SHAW COMMUNICATIONS INC.

PROXY CIRCULAR

This management proxy circular (the “Proxy Circular”) is dated November 27, 2018, and the information contained herein is provided in connection with the solicitation of proxies by and on behalf of management of Shaw Communications Inc. (“Shaw” or the “Company”) for use at the annual general meeting of shareholders of the Company to be held on January 17, 2019 (the “Meeting”), and any adjournments thereof, as set forth in the Notice of Annual General Meeting of Shareholders and Availability of Materials (the “Notice of Meeting”).

The Company uses the notice and access model for delivery of Meeting materials. This model supports Shaw’s environmental goals by reducing use of paper and the cost of printing and mailing materials for the Meeting.

Registered and non-registered holders of Class A Participating Shares (“Class A Shares”) will receive a proxy or voting instruction form and a copy of the Notice of Meeting that sets out how to access the Proxy Circular on-line. Holders of Class B Non-Voting Participating Shares (“Class B Non-Voting Shares”) will also receive a copy of the Notice of Meeting. A paper copy of the Proxy Circular by mail can also be requested by contacting the Company’s transfer agent, AST Trust Company (Canada), at 1-888-433-6443 or fulfilment@astfinancial.com.

Meeting materials will be sent to registered shareholders by AST Trust Company (Canada). Meeting materials will be sent to non-registered shareholders by Broadridge Investor Communication Solutions, who acts on behalf of intermediaries to send proxy materials. The Company will pay intermediaries to send Meeting materials, including a voting instruction form, if applicable, to objecting non-registered shareholders.

It is expected that solicitation of proxies for the Meeting will primarily be by mail, but may also be made by telephone or other means of telecommunication by directors, officers or employees of the Company. The cost of the solicitation will be borne by the Company.

Unless otherwise noted, the information contained in the Proxy Circular is given as of November 27, 2018. All amounts are expressed in Canadian dollars.

4	Shaw Communications Inc. Proxy Circular

VOTING PROCEDURES

1.	Voting Shares

Holders of Class A Shares of record at the close of business on November 28, 2018 (the “Record Date”) are the only shareholders entitled to vote at the Meeting. Holders of Class B Non-Voting Shares are entitled to attend and speak at the Meeting, but are not entitled to vote on any matter proposed for consideration at the Meeting.

2.	Registered Shareholders

Holders of Class A Shares who hold shares directly in their own names and not through a nominees (such as a bank, securities broker, trustee, trust company or other institution) are registered shareholders.

Voting in Person

Registered holders of Class A Shares may vote their Class A Shares in person at the Meeting. To vote in person, a registered holder of Class A Shares should not complete and file a form of proxy as described below.

Voting by Proxy

Registered holders of Class A Shares may vote their Class A Shares by appointing a proxy. Each person named in the form of proxy mailed to registered shareholders is a director or officer of the Company. A registered holder of Class A Shares who wishes to appoint some other person to represent them at the Meeting may do so by striking out the names of the specified persons in the form of proxy and inserting in the space provided, the name of the person they wish to appoint as their proxyholder (who need not be a shareholder).

Proxyholder Discretion

Where instructions are specified, the persons named in the form of proxy mailed to registered shareholders will vote the Class A Shares in respect of which they are appointed in accordance with those instructions. In the absence of an instruction, it is intended that such Class A Shares be voted for the adoption of all resolutions referred to in the Notice of Meeting.

The form of proxy mailed to registered shareholders confers discretionary authority with respect to amendments or variations to matters identified in the Notice of Meeting and with respect to other matters which may properly come before the Meeting. At the date of this proxy circular, management of the Company knows of no such amendments, variations or other matters to come before the Meeting other than the matters referred to in the Notice of Meeting. If any such amendment, variation or other matter which is not now known should properly come before the Meeting, then the persons named in the form of proxy will vote on such matters in accordance with their best judgment with respect to the Class A Shares represented by the proxy.

Filing a Proxy

Registered holders of Class A Shares may file their proxy or vote with AST Trust Company (Canada) by using one of the following methods:

Internet:	www.astvotemyproxy.com
Telephone:	1-888-489-5760
Facsimile:	1-866-781-3111 (North America)
416-368-2502 (outside North America)
Email:	proxyvote@astfinancial.com
Mail:	AST Trust Company (Canada), P.O. Box 721, Agincourt, Ontario, M1S 0A1

(To file by internet or telephone, a registered holder of Class A Shares will require the control number that is printed on the form of proxy mailed to that shareholder.)

Proxy Circular Shaw Communications Inc.	5

To be valid and acted upon at the Meeting, completed proxies or votes must be received by AST Trust Company (Canada) by 11:00 a.m. (Mountain Time) on Tuesday, January 15, 2019 or, in the case of any adjournment or postponement of the Meeting, at least 48 hours (excluding Saturdays, Sundays and holidays) prior to the time of the adjourned or postponed Meeting. The Chair of the Meeting can waive or extend the time limit for depositing proxies at his or her discretion without notice.

Revocation of Proxy

A shareholder who has given a proxy may revoke it, in any manner permitted by law, including by signing a proxy bearing a later date or a notice of revocation and, in either case, delivering it to the attention of the Corporate Secretary of the Company at its registered office up to the day before the Meeting or to the Chair of the Meeting on the day of the Meeting.

3.	Non-Registered Holders

A holder of Class A Shares through an account in the name of a nominee (such as a bank, securities broker, trustee, trust company or other institution) is a non-registered shareholder. In this case, the nominee is listed on a register maintained by the Company’s transfer agent and the non-registered shareholder would not be listed. Non-registered shareholders of Class A Shares will receive a voting instruction form rather than a form of proxy.

Voting in Person

Non-registered holders of Class A Shares may vote their Class A Shares in person at the Meeting. In order to vote in person, a non-registered holder of Class A Shares should not put voting instructions on the voting instruction form. Instead, that shareholder should write their name in the space provided on the voting instruction form and then sign and return it.

Voting Instruction Form

Each person named as the nominee to attend and act for the non-registered shareholder at the meeting in the voting instruction form mailed to non-registered shareholders is a director and officer of the Company. A non-registered holder of Class A Shares who wishes to appoint some other person to represent him or her at the Meeting may do so by inserting the name of that person (who need not be a shareholder) in the space provided in the voting instruction form and then sign and return it.

Filing a Voting Instruction Form

Non-registered holders of Class A Shares are asked to file their voting instruction form or votes at least one business day before the proxy deposit date noted in the voting instruction form by carefully following the instructions on the voting instruction form provided to the non-registered shareholder and using one of the following methods:

Internet:	www.proxyvote.com
Telephone:	1-800-474-7493 (English) or 1-800-474-7501 (French)
Mail:	Data Processing Centre, PO Box 2800 Stn Lcd Malton, Mississauga ON L5T 2T7

4.	Right to Attend

Registered and non-registered shareholders are entitled to attend the Meeting. Registered and non-registered shareholders will be required to register for the meeting by identifying themselves at the registration desk. All shareholders should be prepared to present valid photo identification on registration and non-registered shareholders should be prepared to present proof of share ownership.

6	Shaw Communications Inc. Proxy Circular

5.	Voting Shares and Principal Holders Thereof

Only the holders of Class A Shares of record at the close of business on the Record Date will be entitled to vote at the Meeting. Each holder of Class A Shares is entitled to one vote for each share held. As of November 27, 2018, there were 22,420,064 outstanding Class A Shares.

Voting control of the Company is held by Shaw Family Living Trust (“SFLT”) and its subsidiaries. The sole trustee of SFLT is a private company owned by JR Shaw and having a board comprised of seven directors, including as at November 27, 2018, JR Shaw (Chair), Bradley S. Shaw, four other members of JR Shaw’s family, and one independent director. SFLT and its subsidiaries hold 17,562,400 Class A Shares, representing approximately 78% of the outstanding Class A Shares, for the benefit of descendants of JR and Carol Shaw. JR Shaw controls these shares and 77,000 additional Class A Shares.

The Company has been advised that all of such Class A Shares will be voted in favour of the resolutions referred to in the Notice of the Meeting and therefore anticipates that these resolutions will be approved.

To the knowledge of the directors and executive officers of the Company, no other person beneficially owns, directly or indirectly, or exercises control or direction over, more than 10% of the Class A Shares.

6.	Restricted Shares

Holders of Class B Non-Voting Shares are not entitled to vote at meetings of shareholders of the Company, except as provided by law, and will not be entitled to vote on any matter at the Meeting. In the event of a take-over bid, in certain circumstances which are described in the Company’s 2018 Annual Information Form, a holder of Class B Non-Voting Shares may be entitled to convert such shares into Class A Shares for purposes of tendering to the take-over bid. As of November 27, 2018, there were 485,687,977 outstanding Class B Non-Voting Shares.

Proxy Circular Shaw Communications Inc.	7

BUSINESS OF THE MEETING

1.	Consolidated Financial Statements

The Company’s audited consolidated financial statements for the year ended August 31, 2018 and the related management’s discussion and analysis are included in the Company’s 2018 Annual Report which was mailed to those shareholders who have requested a copy. Electronic copies of the 2018 Annual Report may be found and downloaded at http://www.meetingdocuments.com/astca/sjr or at the Company’s profile on www.sedar.com or the Company’s website at www.shaw.ca. A paper copy by mail can also be requested by contacting AST Trust Company (Canada) at 1-888-433-6443 or fulfilment@astfinancial.com.

Other information concerning the Company, including the Company’s Business Conduct Standards and 2018 Annual Information Form may be found and downloaded from the Company’s profile on www.sedar.com or the Company’s website at www.shaw.ca, or may be obtained by request and without charge from the Corporate Secretary of the Company, Suite 900, 630 – 3rd Avenue S.W., Calgary, Alberta, Canada, T2P 4L4, Telephone (403) 750-4500. Copies of any documents referred to in the proxy circular as being available on the Company’s website may also be obtained from the Corporate Secretary of the Company.

2.	Election of Directors

The number of directors to be elected to the Board of Directors (the “Board”) of the Company is 15. Directors will hold office until the next annual meeting of shareholders of the Company or until their successors are elected or appointed.

The name of each nominee and his or her municipality of residence, age, year first elected or appointed a director, biography, meeting attendance record, ownership of securities of the Company, as applicable, and other information are set out below.

Management of the Company recommends voting in favour of each nominee listed below.

Under the Company’s majority voting policy, in an uncontested election, a director who does not receive the support of a majority of the votes cast will tender his or her resignation. The Board may refer the matter to the Corporate Governance and Nominating Committee for consideration and recommendation to the Board. The Board will promptly accept the resignation unless there are exceptional circumstances that justify a delay in accepting the resignation or rejection of it. The Board will make a decision within 90 days after the relevant meeting and issue a press release announcing the resignation or explaining why it has not been accepted.

PETER J. BISSONNETTE(7) Calgary, AB, Canada Age: 71 Director Since: 2009 Independent(16)

Peter Bissonnette served as President of the Company from 2001 until his retirement on August 31, 2015. Peter has over 50 years of experience in the communications sector. He joined the Company in 1989 as Vice President, Operations for the B.C. Lower Mainland and Vancouver Island and held a succession of senior positions during his 25 years with the Company. Peter has served as a director of Corus Entertainment Inc. since April 2016. Peter has previously served as a director of Cable Television Laboratories, Inc. (CableLabs), a not-for-profit research development consortium dedicated to pursuing new cable telecommunications technologies. Peter is a graduate in Business Administration from Vancouver Community College, holds an Executive Management Certificate from the University of British Columbia, and is a graduate of the Executive Management Program at Queens University. In 2013, Peter was appointed Honorary Captain of the Royal Canadian Navy.

2018 AGM Vote results votes for votes withheld		19,984,551 350
Fiscal 2018 Meeting Attendance(10) Board of Directors		8 of 8 (100%)
Skills: • Senior Executive Leadership • Strategic Planning Leadership • Operations Experience in Internet, Video and/or Voice • Human Resources and Executive Compensation

Securities Owned / Controlled(1)
Year	Class A Shares	Class B Non-Voting Shares	Options(2)	DSU(3)	Equity Value(12)(13)
2018	40,000	374,909	Nil	Nil	$10,312,740
2017	40,000	374,909	Nil	Nil

8	Shaw Communications Inc. Proxy Circular

ADRIAN I. BURNS, LLD Ottawa, ON, Canada Age: 72 Director Since: 2001 Independent

Adrian Burns is a member of the Company’s Human Resources and Compensation Committee and its Executive Committee. She served as a commissioner of the Canadian Radio-television and Telecommunications Commission (“CRTC”) from 1988 to 1995. Following her time at the CRTC, Adrian was a member of the Copyright Board of Canada and also held many positions with CFCN-TV in Calgary, including as business editor, anchor, writer and producer. Adrian is currently President and Chief Executive Officer of Western Limited, a private Saskatchewan real estate company, Chair of the Board of Trustees of the National Arts Centre and a board member of several business and community organizations, including Carthy Foundation and the RCMP Heritage Centre. Adrian holds a degree in Art History from the University of British Columbia. In 2017 Adrian was granted an honourary doctorate from Carleton University, Ottawa and in October 2012 she was appointed Honorary Captain of the Royal Canadian Navy.

2018 AGM Vote Results votes for votes withheld		19,984,512 389
Fiscal 2018 Meeting Attendance Board of Directors Corporate Governance & Nominating Committee Human Resources & Compensation Committee		8 of 8 (100%) 3 of 4 (75%) 2 of 2 (100%)
Skills: • Strategic Planning Leadership • Corporate Governance • Human Resources • Government and Regulatory
Securities Owned / Controlled(1)
Year	Class A Shares	Class B Non-Voting Shares	Options(2)	DSU(3)	Equity Value(12)(13)
2018	2,600	6,000	Nil	65,359	$1,837,558
2017	2,600	6,000	Nil	58,661

HON. CHRISTINA J. CLARK Vancouver, BC, Canada Age: 53 Director Since: 2018 Independent

The Honourable Christy Clark was appointed as a director of the Company on June 28, 2018. Christy is the former Premier of British Columbia from 2011-2017 and the longest serving female premier in Canadian history. Before becoming Premier, Christy served as an MLA for nine years, and held Cabinet positions for four of those years. In 2005, Christy worked as a columnist and commentator, and hosted the “Christy Clark Show” on CKNW. Christy is currently working as Senior Advisor for Bennett Jones LLP as part of the firm’s governmental affairs and public policy team. Christy attended Simon Fraser University, the Sorbonne in France and the University of Edinburgh in Scotland. Christy has received several awards, including the YWCA Woman of Distinction Award and the 2009 Woman of the Year in British Columbia by the Consumer Choice Awards.

2018 AGM Vote Results votes for votes withheld		N/A N/A
Fiscal 2018 Meeting Attendance(10) Board of Directors		N/A
Skills: • Strategic Planning Leadership • Corporate Governance • Risk Evaluation and Management • Government and Regulatory

Securities Owned / Controlled(1)
Year	Class A Shares	Class B Non-Voting Shares	Options(2)	DSU(3)	Equity Value(12)(13)
2018	Nil	Nil	70,000	628	$15,600
2017	N/A	N/A	N/A	N/A

Proxy Circular Shaw Communications Inc.	9

DR. RICHARD R. GREEN(8)(11) Boulder, CO, USA Age: 81 Director Since: 2010 Independent

Dr. Richard Green is a member of the Company’s Audit Committee. From 1988 to 2008 he was President and CEO of Cable Television Laboratories, Inc. where he oversaw the development of DOCSIS technology, the establishment of common specifications for digital voice and the deployment of interactive television, among other technologies for the cable industry. He was also Senior Vice President at PBS and director of CBS’s Advanced Television Technology Laboratory. Dick is a director and member of the nominating and corporate governance committee of Liberty Global, Inc. (NASDAQ), the largest international cable company with operations in 14 countries, director and member of the audit, compensation and nominating and governance committees of Liberty Broadband Corporation (NASDAQ) and is a Director of Jones/NCTI, a workforce performance solutions company for individuals and broadband companies. He is a member of the Federal Communications Commission’s Technical Advisory Council, a fellow of the Society of Motion Picture and Television Engineers and a professor of Engineering at the University of Denver. Dick holds a Bachelor of Science from the Colorado College, a Masters in physics from the State University of New York in Albany and a PhD from the University of Washington. Dick’s honours include receiving the Charles F. Jenkins Lifetime Achievement Emmy Award in 2012 and being inducted into the Cable Hall of Fame in 2008.

2018 AGM Vote Results votes for votes withheld		19,984,512 389
Fiscal 2018 Meeting Attendance Board of Directors Audit Committee		8 of 8 (100%) 4 of 4 (100%)
Skills: • Senior Executive Leadership • Strategic Planning Leadership • Corporate Governance • Technology

Securities Owned / Controlled(1)
Year	Class A Shares	Class B Non-Voting Shares	Options(2)	DSU(3)	Equity Value(12)(13)
2018	Nil	Nil	30,000	68,966	$1,713,115
2017	Nil	Nil	30,000	62,110

GREGG KEATING Porters Lake, N.S., Canada Age: 55 Director Since: 2007 Independent

Gregg Keating is a member of the Company’s Human Resources and Compensation Committee. Gregg is the Chairman and Chief Executive Officer of Altimax Venture Capital, the privately-held parent company of the Keating Group. Headquartered in Nova Scotia, the Keating Group comprises a diverse portfolio of business interests, including Altimax Network Service Ltd., a satellite direct sales, installation and service business; Altimax Courier, a national transportation courier service; and Landmark Developments, a diverse real estate company. Gregg has over 30 years experience in the cable and satellite sectors, including as Vice President, Operations and later President and Chief Executive Officer of Access Communications, a privately held family business having approximately 85,000 subscribers at the time of its sale to the Company in 1999, and as former director of cable and communications industry associations, including Canadian Cable Television Association, Canadian Cable Small Systems Alliance and Cable Public Affairs Channel (CPAC). Gregg has also been active in numerous not-for-profit organizations and community fund raising efforts. Gregg holds a Bachelor of Arts (honours) from Saint Francis Xavier University.

2018 AGM Vote Results votes for votes withheld		19,984,851 50
Fiscal 2018 Meeting Attendance Board of Directors Human Resources & Compensation Committee		8 of 8 (100%) 5 of 5 (100%)
Skills: • Strategic Planning Leadership • Finance and Accounting • Operations Experience in Internet, Video and/or Voice • Technology

Securities Owned / Controlled(1)
Year	Class A Shares	Class B Non-Voting Shares	Options(2)	DSU(3)	Equity Value(12)(13)
2018	2,500	70,182	Nil	69,849	$3,540,870
2017	2,500	70,182	Nil	62,252

10	Shaw Communications Inc. Proxy Circular

MICHAEL W. O’BRIEN(11) Canmore, AB, Canada Age: 73 Director Since: 2003 Independent

Michael O’Brien is the Chair of the Company’s Audit Committee and a member of its Executive Committee. He served as the Company’s Lead Director from 2009 to January 2015. Mike held a number of senior executive management positions during his 27 year tenure with integrated energy company, Suncor Energy Inc. (TSX, NYSE), including various positions with responsibility for planning, business development, refining and marketing, finance, and mining and extraction, retiring as Executive Vice President, Corporate Development and Chief Financial Officer in 2002. Mike also served on the Board of Directors of Suncor from 2002 until 2018. Until his retirement, Mike was a member of both the Suncor audit and governance committees. Mike holds a Bachelor of Arts from the University of Toronto and an MBA from York University.

2018 AGM Vote Results votes for votes withheld		19,984,512 389
Fiscal 2018 Meeting Attendance Board of Directors Audit Committee – Chair		8 of 8 (100%) 4 of 4 (100%)
Skills: • Senior Executive Leadership • Strategic Planning Leadership • Finance and Accounting • Corporate Governance

Securities Owned / Controlled(1)
Year	Class A Shares	Class B Non-Voting Shares	Options(2)	DSU(3)	Equity Value(12)(13)
2018	10,000	24,250	Nil	70,293	$2,598,448
2017	10,000	24,250	Nil	63,379

PAUL K. PEW Toronto, ON, Canada Age: 54 Director Since: 2008 Lead Director Since 2015 Independent

Paul Pew is the Chair of the Company’s Corporate Governance and Nominating Committee and is a member of the Executive Committee. He was appointed as the Company’s Lead Director on January 14, 2015. Paul is the Co-Founder and Co-Chief Executive Officer of G3 Capital Corp., a Toronto based alternative asset manager that focuses on public capital markets and, to a lesser extent, private investment opportunities. Paul was with GMP Securities Ltd., a leading Canadian independent investment dealer, from 1997 to 2007. He joined GMP as Partner and Senior Financial Analyst to establish GMP’s presence in the telecom, cable and media sectors. Throughout Paul’s years in GMP’s research department he was a top-rated analyst for the sectors he covered. In 2001, Paul became Head of Research while maintaining his sector coverage responsibilities. At that time, he also joined the firm’s Executive Committee and Compensation Committee. In 2004, Paul became GMP’s Head of Investment Banking for the telecom, cable and media sectors. From 1993 to 1997, Paul was a Partner and Senior Financial Analyst with DFI Securities which was acquired by Deutsche Morgan Grenfell in 1995. Paul is a Chartered Accountant and a Chartered Financial Analyst. He received a Bachelor of Arts, majoring in Business Administration, from The University of Western Ontario.

2018 AGM Vote Results votes for votes withheld		19,984,901 –
Fiscal 2018 Meeting Attendance Board of Directors Corporate Governance & Nominating Committee – Chair		8 of 8 (100%) 6 of 6 (100%)
Skills: • Senior Executive Leadership • Strategic Planning Leadership • Finance and Accounting • Risk Evaluation and Management

Securities Owned / Controlled(1)
Year	Class A Shares	Class B Non-Voting Shares	Options(2)	DSU(3)	Equity Value(12)(13)
2018	300	124,941	Nil	107,768	$5,787,992
2017	300	124,747	Nil	95,258

Proxy Circular Shaw Communications Inc.	11

JEFFREY C. ROYER(11) Toronto, ON, Canada Age: 63 Director Since: 1995 Independent

Jeffrey Royer is a member of the Company’s Audit Committee. Jeff is a private investor with interests in telecommunications, broadcasting, medical device manufacturing, hospitality, professional sports and real estate. Jeff serves as Chairman of Baylin Technologies Inc. (TSX), a global provider of innovative antenna solutions for the mobile, broadband and wireless infrastructure markets, and (BY) Medimor Ltd. and is a director of RFA Mortgage Corp. in Toronto, Ontario and Massuah Hotels in Jerusalem, Israel. Jeff has served as director of more than thirty private companies and not-for-profit organizations. Jeff is a General Partner of the Arizona Diamondbacks Baseball Club. Jeff received his Bachelor of Arts in Economics from Lawrence University in Wisconsin.

2018 AGM Vote Results votes for votes withheld		19,984,862 39
Fiscal 2018 Meeting Attendance Board of Directors Audit Committee		8 of 8 (100%) 4 of 4 (100%)
Skills: • Strategic Planning Leadership • Finance and Accounting • Corporate Governance • Technology

Securities Owned / Controlled(1)
Year	Class A Shares(4)	Class B Non-Voting Shares(4)	Options(2)	DSU(3)	Equity Value(12)(13)
2018	100,000	15,144,274	Nil	98,944	$3,281,687
2017	100,000	15,144,274	Nil	89,204

BRADLEY S. SHAW(6)(7) Calgary, AB, Canada Age: 54 Director Since: 1999 Non-Independent

Bradley S. Shaw has been Chief Executive Officer of the Company since November 2010 and is a member of the Company’s Executive Committee. Since 2010, Brad has led the transformation of the Company from a Western-based cable company to a leading Canadian connectivity company. Brad joined the Company in 1987 as a customer service representative in the call centre where he learned the importance of listening to customers, responding to their needs and delivering an exceptional customer experience. This philosophy of customer service has guided him throughout his career as he assumed senior management and executive responsibilities. Brad was instrumental in building Shaw Direct into one of North America’s leading direct-to-home satellite television providers and he played a key role in the launch of the Company’s digital home phone service in 2005. In 2016, Brad spearheaded the following two transformational transactions: the acquisition of Freedom Mobile and divestiture of Shaw Media to reposition Shaw as a leading Canadian connectivity company. Brad is a director and a member of the executive committee of Cablelabs. Brad is also a director for several private companies. Brad is a director of Shaw Family Foundation and managing director of The HOP Foundation, both non-profit organizations. Active in his community, Brad sits on the Patrons’ Council of the Alberta Children’s Hospital Foundation and was instrumental in the success of Calgary’s Shaw Charity Classic, a pre-eminent stop on the PGA Champions Tour. Brad is not considered to be an independent director because he is a senior officer of the Company and is deemed to be related to its controlling shareholder (as described under the heading “Voting Procedures – Voting Shares and Principal Holders Thereof”).

2018 AGM Vote Results votes for votes withheld		19,984,901 –
Fiscal 2018 Meeting Attendance Board of Directors		8 of 8 (100%)
Skills: • Senior Executive Leadership • Strategic Planning Leadership • Operations Experience in Internet, Video and/or Voice • Technology

Securities Owned / Controlled(1)
Year	Class A Shares(6)	Class B Non-Voting Shares	Options(2)	DSU(3)	RSU	Equity Value(12)(13)(14)
2018	46,400	9,186,090	540,000	7,567	91,558	$231,804,741
2017	46,400	8,826,968	470,000	7,235	82,188

12	Shaw Communications Inc. Proxy Circular

JR SHAW, O.C., A.O.E.(6)(7)(9) Calgary, AB, Canada Age: 84 Director Since: 1966 Non-Independent

JR Shaw is Executive Chair of the Board of Directors and Chair of the Executive Committee. JR founded the Company in 1966 and has overseen its growth from the first cable customer in 1971 to its approximate $13 billion market capitalization and status as one of Canada’s most successful companies with Internet, digital phone, video and satellite lines of business. As a respected leader and innovator, JR has also played a major role in the shaping of the Canadian broadcast industry. JR is a director of several private companies. JR is a director and the President of Shaw Family Foundation, a non-profit organization, also sitting on its Investment Committee. JR holds a Bachelor of Arts in Business Administration from Michigan State University. He has received several honourary degrees, including from the University of Alberta, University of Calgary and Graceland University in Lamoni, Iowa. JR was appointed an Officer of the Order of Canada in 2002 and a member of the Alberta Order of Excellence in 2008. JR was inducted into Canadian Business Hall of Fame in 1998 and the Cable Hall of Fame in 2010. JR is not considered to be an independent director because he is a senior officer of the Company and its controlling shareholder (as described under the heading “Voting Procedures – Voting Shares and Principal Holders Thereof”).

2018 AGM Vote Results votes for votes withheld		19,984,512 389
Fiscal 2018 Meeting Attendance Board of Directors – Executive Chair		8 of 8 (100%)
Skills: • Senior Executive Leadership • Strategic Planning Leadership • Corporate Governance • Operations Experience in Internet, Video and/or Voice

Securities Owned / Controlled(1)
Year	Class A Shares(6)	Class B Non-Voting Shares	Options(2)	DSU(3)	Equity Value(12)(13)
2018	17,639,400	3,919,722(15)	150,000(15)	Nil	$469,765,170
2017	17,639,400	3,461,392(15)	300,000(15)	Nil

MIKE SIEVERT Bellevue, WA, USA Age: 49 Director Since: 2018 Independent

Mike Sievert is the President and Chief Operating Officer, and serves as a director, of T-Mobile, the fastest growing wireless company in the U.S. Mike is responsible for creating T-Mobile’s market strategies and offers while taking care of 70+ million customers across all of T- Mobile’s business units and brands, in more than 16,000 retail outlets, and in every major market in the U.S. Mike leads a customer experience-obsessed team of 100k+ who are always thinking up new ways for T-Mobile to challenge conventions while impressing customers with the next innovation. Prior to joining T-Mobile, Mike had a nearly 25-year career in marketing, technology and entrepreneurship, and has held leading executive positions in companies including serving as Chief Commercial Officer at Clearwire Corporation, a broadband and communications provider, as co-founder and Chief Executive Officer of Switchbox Labs, Inc., a consumer technologies developer, Corporate Vice President of the worldwide Windows group at Microsoft Corporation, and Executive Vice President and Chief Marketing Officer at AT&T Wireless. Mike received a Bachelor’s degree in Economics from the Wharton School at the University of Pennsylvania.

2018 AGM Vote Results votes for votes withheld		19,984,901 –
Fiscal 2018 Meeting Attendance(10) Board of Directors		4 of 5 (80%)
Skills: • Senior Executive Leadership • Strategic Planning Leadership • Wireless Operations Experience • Technology

Securities Owned / Controlled(1)
Year	Class A Shares	Class B Non-Voting Shares	Options(2)	DSU(3)	Equity Value(12)(13)
2018	Nil	Nil	70,000	5,611	$139,377
2017	Nil	Nil	Nil	Nil	Nil

Proxy Circular Shaw Communications Inc.	13

JC SPARKMAN(8) Lakewood, CO, USA Age: 86 Director Since: 1994 Independent

JC Sparkman is a member of the Company’s Human Resources and Compensation Committee and Executive Committee. JC is a director of Liberty Global, Inc. (NASDAQ) and serves as chair of its compensation committee and is a member of its nominating and corporate governance and succession planning committees. JC is a director of Universal Electronics Inc. (NASDAQ) and serves as chair of its compensation committee and as a member of its corporate governance and nominating committee. JC has over thirty years of experience in the cable television industry. He was Executive Vice President and Chief Operating Officer of Telecommunications Inc. (also known as TCI) for eight years until his retirement in 1995. During his over twenty six years with TCI, he held various management positions overseeing TCI’s cable operations as that company grew into the largest multiple cable system operator in the U.S. at the time of his retirement. In September 1999, he co-founded Broadband Services, Inc., a provider of asset management, logistics, installation and repair services for telecommunications service providers and equipment manufacturers domestically and internationally and he served as chair of its board and co-chief executive officer until December 2003. In 2015, JC was inducted into the Cable Hall of Fame.

2018 AGM Vote Results votes for votes withheld		19,984,462 439
Fiscal 2018 Meeting Attendance Board of Directors Human Resources & Compensation Committee		8 of 8 (100%) 5 of 5 (100%)
Skills: • Senior Executive Leadership • Strategic Planning Leadership • Operations Experience in Internet, Video and/or Voice • Human Resources and Executive Compensation

Securities Owned / Controlled(1)
Year	Class A Shares	Class B Non-Voting Shares	Options(2)	DSU(3)	Equity Value(12)(13)
2018	10,000	56,400	Nil	61,188	$3,170,886
2017	10,000	56,400	Nil	54,672

CARL E. VOGEL(8) Cherry Hills Village, CO, USA Age: 61 Director Since: 2006 Independent

Carl Vogel is a member of the Corporate Governance and Nominating Committee. He is a private investor and an industry advisor focused on media and communications for Kohlberg Kravis Roberts & Co. L.P., an alternative asset management firm. He is also a senior advisor of DISH Network Corporation. From February 2008 until March 2009 Carl served as Vice Chairman of DISH Network Corporation (formerly Echostar Communications Corporation, a satellite-delivered digital television services provider) and Echostar Corp. (a developer of set-top boxes and other electronic technology). Carl was the President of EchoStar Communications Corporation from September 2006 and Vice Chairman from June 2005 until February 2008. Prior to that, Carl was President, Chief Executive Officer and a director of Charter Communications, a broadband service provider in the U.S. He is a director of AMC Networks Inc. (audit committee chair), DISH Network Corporation, Sirius/XM Corporation (compensation committee chair) and Universal Electronics Inc. (audit committee member) (each NASDAQ listed). Carl is also a director of several private companies. Carl holds a Bachelor of Science Degree in Finance and Accounting from St. Norbert College in Wisconsin and was formerly an active Certified Public Accountant.

2018 AGM Vote Results votes for votes withheld		19,984,862 39
Fiscal 2018 Meeting Attendance Board of Directors Corporate Governance & Nominating Committee		8 of 8 (100%) 6 of 6 (100%)
Skills: • Senior Executive Leadership • Strategic Planning Leadership • Finance and Accounting • Operations Experience in Internet, Video and/or Voice

Securities Owned / Controlled(1)
Year	Class A Shares	Class B Non-Voting Shares(5)	Options(2)	DSU(3)	Equity Value(12)(13)
2018	Nil	50,000	Nil	40,355	$1,002,418
2017	Nil	70,000	Nil	32,593

14	Shaw Communications Inc. Proxy Circular

SHEILA C. WEATHERILL, C.M. Edmonton, AB, Canada Age: 73 Director Since: 2009 Independent

Sheila Weatherill is a member of the Corporate Governance and Nominating Committee. Sheila is former President and Chief Executive Officer of the Capital Health Authority, the Edmonton region health administrative authority. Sheila is the Vice Chair of Epcor Utilities Inc. and Chair of Epcor’s Corporate Governance and Nominating Committee. She was also a director of Canada Health Infoway, Inc. until July 2017. Sheila holds a nursing degree from the University of Alberta. Sheila’s honours include receiving an Honourary Doctor of Laws degree from the University of Lethbridge, Honourary Bachelor of Arts degree from MacEwan University, Alberta Centennial Medal and appointment as a Member of the Order of Canada. Sheila is also a Distinguished Executive in residence in the School of Business, University of Alberta and is a member of several philanthropic and community organizations. Sheila was formerly a member of the Prime Minister’s Advisory Committee on the Public Service and formerly the Independent Investigator of the 2008 Listeriosis Outbreak.

2018 AGM Vote Results votes for votes withheld		19,984,512 389
Fiscal 2018 Meeting Attendance Board of Directors Corporate Governance & Nominating Committee		8 of 8 (100%) 6 of 6 (100%)
Skills: • Senior Executive Leadership • Strategic Planning Leadership • Human Resources and Executive Compensation • Government and Regulatory

Securities Owned / Controlled(1)
Year	Class A Shares	Class B Non-Voting Shares	Options(2)	DSU(3)	Equity Value(12)(13)
2018	Nil	Nil	70,000	64,056	$1,591,151
2017	Nil	Nil	70,000	54,060

WILLARD H. YUILL Medicine Hat, AB, Canada Age: 80 Director Since: 1999 Independent

Willard Yuill is the Chair of the Human Resource and Compensation Committee. He has been the Chair and Chief Executive Officer of The Monarch Corporation, a private equity company since 1972 and CSH International, Inc., a United States private equity company. Prior to its sale in 2000, Monarch Broadcasting Ltd. owned and operated 15 radio licenses and six television licences for regions in Alberta and British Columbia. In 2004, the Company completed the acquisition from Monarch Cablesystems of certain cable systems comprising 35,000 cable television and Internet customers in Alberta and British Columbia. Bill is currently a director of the Western Investment Company of Canada Limited, a public company on the TSXV. He is a Trustee of St. Andrew’s College Foundation and a Governor of the Western Hockey League. He is a former director of Western Financial Group, the Alberta Economic Development Authority and the Medicine Hat Exhibition and Stampede Ltd. and he is past Chair of the Alberta chapter of the World Presidents Organization. Bill received an Honorary Doctor of Laws from the University of Lethbridge. In October 2016, Bill was awarded the Alberta Order of Excellence. In 2017, Bill received an honorary Applied Degree from Medicine Hat College and was inducted into the Calgary Business Hall of Fame.

2018 AGM Vote Results votes for votes withheld		19,984,512 389
Fiscal 2018 Meeting Attendance Board of Directors Human Resources & Compensation Committee – Chair		8 of 8 (100%) 5 of 5 (100%)
Skills: • Operations Experience in Internet, Video and/or Voice • Human Resources and Executive Compensation • Risk Evaluation and Management • Government and Regulatory

Securities Owned / Controlled(1)
Year	Class A Shares	Class B Non-Voting Shares	Options(2)	DSU(3)	Equity Value(12)(13)
2018	10,800	3,986,722	Nil	39,207	$100,274,076
2017	10,800	4,586,722	Nil	33,656

Notes:

(1)

The information as to the securities beneficially owned, or over which control or direction is exercised, or as noted in Notes 4, 5, 6 and 15, was furnished by the nominees as of November 27, 2017 and November 27, 2018, respectively.

(2)	For further details of stock options granted to directors, see the information under the heading “Statement of Compensation – Compensation of Directors”.
(3)

“DSU” means deferred share unit. The DDSU Plan was adopted effective January 1, 2004 and amended and restated as of November 27, 2018. See the information under the heading “Statement of Compensation – Compensation of Directors – DDSU Plan”.

Proxy Circular Shaw Communications Inc.	15

(4)

Jeffrey C. Royer beneficially owns 33,169 Class B Non-Voting Shares. Associates of Mr. Royer own 100,000 Class A Shares and 15,111,105 Class B Non-Voting Shares. Mr. Royer does not beneficially own, directly or indirectly, or exercise control or direction over, such shares. This information is included solely to provide more fulsome disclosure to shareholders. The equity value of Mr. Royer’s holdings excludes the 100,000 Class A Shares and 15,111,105 Class B Non-Voting Shares owned by his associates.

(5)

The Vogel Family 2012 Irrevocable Family Trust, an associate of Mr. Vogel, holds the indicated 50,000 Class B Non-Voting Shares. Mr. Vogel does not beneficially own, directly or indirectly, or exercise control or direction over, such shares. This information is included solely to provide more fulsome disclosure to shareholders. The equity value of Mr. Vogel’s holdings excludes the 50,000 Class B Non-Voting Shares held by The Vogel Family 2012 Irrevocable Family Trust.

(6)

JR Shaw is the father of Bradley S. Shaw. Shaw Family Living Trust (“SFLT”) and its subsidiaries hold 17,562,400 Class A Shares (representing approximately 78% of the outstanding Class A Shares). The sole trustee of SFLT is a private company owned by JR Shaw and having a board comprised of seven directors, including as at November 27, 2018, JR Shaw as Chair, Bradley S. Shaw, four other members of JR Shaw’s family, and one independent director. SFLT and its subsidiaries hold these shares for the benefit of descendants of JR and Carol Shaw. JR Shaw controls these shares and 77,000 additional Class A Shares. See “Voting Procedures – Voting Shares and Principal Holders Thereof”.

(7)	In fiscal 2018, each of JR Shaw, Bradley S. Shaw and Peter J. Bissonnette elected not to receive director fees.
(8)

Each of Richard R. Green and JC Sparkman is a member of the board of directors of Liberty Global, Inc. Each of JC Sparkman and Carl E. Vogel is a member of the board of directors of Universal Electronics Inc.

(9)

JR Shaw was a director of Darian Resources Ltd. (“Darian”) prior to its filing for creditor protection under the Companies’ Creditors Arrangement Act (the “CCAA”) on February 12, 2010. Darian successfully completed its restructuring proceedings under the CCAA on July 2, 2010.

(10)	Mike Sievert, Christy Clark and Peter J. Bissonnette did not serve on a committee of the Board during fiscal 2018.
(11)

Each member of the Audit Committee is independent and financially literate as defined in National Instrument 52-110 – Audit Committees and each of Michael W. O’Brien and Jeffrey C. Royer qualifies as a “financial expert” under the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) and other applicable regulatory requirements.

(12)

Equity value is calculated using $25.00 per Class A Share and $24.84 per Class B Non-Voting Share, being the closing prices on November 27, 2018. Equity value includes Class A Shares, Class B Non-Voting Shares, RSUs and DSUs (but excludes options). The equity value for each of JR Shaw, Jeffrey C. Royer and Carl E. Vogel is calculated based on the shares beneficially owned by him (see, respectively, notes 5, 6 and 15).

(13)

Each of the nominee directors meet the share ownership guidelines (see “Compensation of Directors – Share Ownership Guidelines”), with the exception of Mike Sievert and Christy Clark both of whom became directors in fiscal 2018. As of November 27, 2018, Mr. Sievert and Ms. Clark require an additional $360,623 and $484,400, respectively in Class A Shares, Class B Non-Voting Shares, DSUs, and RSUs to meet the share ownership guidelines.

(14)

The equity value of Bradley S. Shaw’s holdings is comprised of $1,160,000 for Class A Shares, $228,182,476 for Class B Non-Voting Shares $2,274,301 for RSUs, and $187,964 for DSUs. Equity value is calculated using $25.00 per Class A Share and $24.84 per Class B Non-Voting Share, being the closing prices on November 27, 2018.

(15)

JR Shaw beneficially owns 1,158,622 Class B Non-Voting Shares. Shaw Family Foundation beneficially owns 2,761,100 Class B Non-Voting Shares and 150,000 options. Although JR Shaw does not beneficially own the 2,761,100 Class B Non-Voting Shares and 150,000 options held by Shaw Family Foundation, he exercises control or direction over them by serving on the Investment Committee. This information is included solely to provide more fulsome disclosure to shareholders. The equity value of JR Shaw’s holdings excludes the 2,761,100 Class B Non-Voting Shares owned by Shaw Family Foundation.

(16)	Peter Bissonnette became an independent director as of September 1, 2018.

3.	Appointment of Auditors

Ernst & Young LLP, Chartered Accountants has been nominated to serve as auditors of the Company to hold office until the next annual general meeting of shareholders of the Company. Upon recommendation of the Audit Committee, the Board and management recommend to shareholders the re-appointment of Ernst & Young LLP as the Company’s auditors.

Audit Fees

The aggregate amounts paid or accrued by the Company with respect to fees payable to Ernst & Young LLP for audit (including separate audits of wholly-owned and non-wholly owned entities, financings, regulatory reporting requirements and Sarbanes-Oxley Act related services), audit-related, tax and other services in the fiscal years ended August 31, 2018 and 2017 were as follows:

Type of Service	Fiscal 2018	Fiscal 2017
Audit Fees	$3,374,000	$3,569,000
Audit-related Fees	$94,000	$416,000
Tax Fees	$72,000	$651,000
Total	$3,540,000	$4,636,000

16	Shaw Communications Inc. Proxy Circular

Audit-related fees for fiscal 2018 relate to assurance services in respect of an environmental and regulatory report, and financing arrangements and for fiscal 2017 relate to service organization control reports for the Company’s data centres that were disposed of during the year, assurance services in respect of an environmental and regulatory report, and financing arrangements. The tax fees for fiscal 2018 relate to US and general tax advisory services and for fiscal 2017 relate to tax advisory services on dispositions, financing arrangements, linear property tax compliance, and general tax advisory services.

The Audit Committee considered and agreed that the above fees are compatible with maintaining the independence of the Company’s auditors. Further, the Audit Committee determined that, in order to ensure the continued independence of the auditors, only limited non-audit services will be provided to the Company by Ernst & Young LLP and in such case, only with the prior approval of the Audit Committee. The Chair of the Audit Committee has been delegated authority to approve the retainer of Ernst & Young LLP to provide non-audit services in extraordinary circumstances where it is not feasible or practical to convene a meeting of the Audit Committee, subject to an aggregate limit of $150,000 in fees payable to Ernst & Young LLP for such services at any time until ratified by the Audit Committee. The Chair of the Audit Committee is required to report any such services approved by him to the Audit Committee.

4.	Approval of the Amended and Restated Restricted Share Units (“RSUs”) and Performance Share Units (“PSUs”) Plan

At the Meeting, the Company’s shareholders will be asked to consider and approve an amended and restated RSU and PSU plan (the “New RSU/PSU Plan”) to replace its current cash settled RSU and PSU plan (the “Current RSU/PSU Plan”). The purpose of the New RSU/PSU Plan is to: (i) attract, retain and motivate highly qualified and experienced individuals to act as directors of the Company and certain of its affiliates, (ii) attract, retain and motivate highly qualified and experienced individuals to work for, and serve as officers of, the Company and certain of its affiliates, and (iii) promote a greater alignment of interests between the participants of the New RSU/PSU Plan and the shareholders of the Company.

The New RSU/PSU Plan will allow the Human Resources and Compensation Committee to grant RSUs to the directors, officers and employees of the Company and to grant PSUs to the officers and employees of the Company.

Under the New RSU/PSU Plan, provided that, in the case of PSUs, the performance criteria are met, vested RSUs and PSUs will be settled, at the discretion of the Human Resources and Compensation Committee, by way of: (i) issuance of Class B Non-Voting Shares from treasury (rounded to the nearest whole share); (ii) delivery of previously issued Class B Non-Voting Shares acquired on behalf of a participant on the Toronto Stock Exchange (“TSX”) (rounded to the nearest whole share); (iii) a cash payment (based on the average closing price of the Class B Non-Voting Shares on the TSX for the five trading days preceding the calculation date (“Unit Price”)); or (iv) a combination of the preceding payment methods, subject to applicable laws and stock exchange rules. For PSUs, the performance criteria set by the Human Resources and Compensation Committee typically requires a minimum level of performance that must be achieved, otherwise the payout is zero, while maximum performance is capped at 150%. On settlement of vested PSUs, the number of Class B Non-Voting Shares issued or delivered, or the amount of the cash payment will be multiplied by the applicable performance factor. The form of settlement (i.e. cash, treasury settled, or delivery of previously issued shares), performance criteria (in the case of PSUs) and vesting date(s)/payout date(s) (between one and three years after grant date) of the RSUs and PSUs will be set by the Human Resources and Compensation Committee at the time of grant.

On each dividend payment date for the Class B Non-Voting Shares, additional RSUs or PSUs, as applicable, will be credited to the holder’s RSU or PSU account equal to, for each RSU or PSU, the amount of the per Class B Non-Voting Share dividend divided by the then current Unit Price of a Class B Non-Voting Share, provided the holder is still a director of, or employed by, the Company on such date.

The maximum number of Class B Non-Voting Shares issuable under the New RSU/PSU Plan is 5,000,000 Class B Non-Voting Shares in the aggregate, representing less than 1% of the issued and outstanding Class A

Proxy Circular Shaw Communications Inc.	17

Shares and Class B Non-Voting Shares as at November 27, 2018. The total number of Class B Non-Voting Shares issuable to Insiders (as defined in Part I of the TSX Company Manual), at any time, under the New RSU/PSU Plan, together with all of the Company’s other Security Based Compensation Arrangements (as defined in Part VI of the TSX Company Manual), shall not exceed 10% of the issued and outstanding Class B Non-Voting Shares. The total number of Class B Non-Voting Shares issued to Insiders, within any 12-month period, under all of the Company’s Security Based Compensation Arrangements shall not exceed 10% of the issued and outstanding Class B Non-Voting Shares.

A summary of the material features of the New RSU/PSU Plan is attached as Exhibit B. A copy of the New RSU/PSU Plan may be obtained on request and without charge from the Corporate Secretary of the Company, Suite 900, 630 — 3rd Avenue S.W., Calgary, Alberta, Canada, T2P 4L4, Telephone (403) 750-4500.

As at the date of this proxy circular, solely cash settled RSUs and PSUs have been granted under the New RSU/PSU Plan (i.e. no RSUs or PSUs that settle by the issuance of Class B Non-Voting Shares from treasury or by purchases of Class B Non-Voting Shares on the TSX have been issued under the New RSU/PSU plan). Outstanding RSUs and PSUs granted under the Current RSU/PSU Plan will be settled in cash in accordance with their terms.

In accordance with the policies of the TSX, the Company is required to submit the New RSU/PSU Plan to the shareholders for approval by ordinary resolution, being a resolution passed by a simple majority of votes cast at the Meeting. If approved, the New RSU/PSU Plan will be effective as of October 25, 2018.

On October 25, 2018, upon recommendation of the Human Resources and Compensation Committee, the Board approved the adoption of the New RSU/PSU Plan. Upon the recommendation of the Human Resources and Compensation Committee, the Board and management recommend that the shareholders vote to approve the New RSU/PSU Plan.

The text of the ordinary resolution to approve the New RSU/PSU Plan is as follows:

“RESOLVED, as an ordinary resolution, that:

1.	the New RSU/PSU Plan, the material features of which are set out in Exhibit B to the Company’s proxy circular dated November 27, 2018, be and is hereby approved;

2.	the maximum number of Class B Non-Voting Shares issuable from treasury under the New RSU/PSU Plan shall be set at 5,000,000; and

3.

any director or officer of the Company or any other person designated by any one of them be, and each of them is, hereby authorized to take such action and to execute and deliver such documents, whether on behalf of or in the name of the Company or otherwise, as such person may, in his or her discretion consider to be necessary or desirable to carry out the intent and purpose of this resolution and the matters/transactions contemplated herein.”

5.	Approval of the Amendment to the Stock Option Plan

At the Meeting, the Company’s shareholders will be asked to consider and approve an amendment to the Company’s stock option plan (the “Stock Option Plan”), to increase the total number of Class B Non-Voting Shares issuable and reserved for issuance under the plan by 10,000,000 shares, such that the maximum number of shares issuable under the plan will be 62,000,000 Class B Non-Voting Shares, the latter number representing 12.2% of the issued and outstanding Class A Shares and Class B Non-Voting Shares as of November 27, 2018. On October 25, 2018, the Board approved the increase to the total number of Class B Non-Voting Shares issuable and reserved for issuance under the Stock Option Plan, on the recommendation of the Human Resources and Compensation Committee.

In accordance with the terms of the Stock Option Plan and the policies of the TSX, the increase to the total number of Class B Non-Voting Shares issuable and reserved for issuance under the plan is subject to the

18	Shaw Communications Inc. Proxy Circular

approval by the Company’s shareholders by ordinary resolution, being a resolution passed by a simple majority of votes cast at the Meeting. If so approved, such amendment to the Stock Option Plan will be effective as of October 25, 2018.

A summary of the material features of the Stock Option Plan, as proposed to be amended, is attached as Exhibit C. A copy of the Stock Option Plan, as proposed to be amended, may be obtained on request and without charge from the Corporate Secretary of the Company, Suite 900, 630 — 3rd Avenue S.W., Calgary, Alberta, Canada, T2P 4L4, Telephone (403) 750-4500.

Upon recommendation of the Human Resources and Compensation Committee, the Board and management recommend that the shareholders vote to approve the amendment to the Stock Option Plan.

The text of the ordinary resolution to approve the amendment to the Stock Option Plan is as follows:

“RESOLVED, as an ordinary resolution, that:

1.

The proposed amendment to the Stock Option Plan, to increase the total number of Class B Non-Voting Shares issuable and reserved for issuance under the plan by 10,000,000 shares, such that the maximum number of shares issuable under the plan will be 62,000,000 Class B Non-Voting Shares, be and is hereby approved; and

2.

any director or officer of the Company or any other person designated by any one of them be, and each of them is, hereby authorized to take such action and to execute and deliver such documents, whether on behalf of or in the name of the Company or otherwise, as such person may, in his or her discretion, consider to be necessary or desirable to carry out the intent and purpose of this resolution and the matters/transactions contemplated herein.”

6.	Confirmation of the Amended and Restated By-Law 1A

At the Meeting, the Company’s shareholders will be asked to confirm the Company’s amended and restated By-Law 1A (“Amended By-Law 1A”), which includes the addition of an advance notice bylaw relating to the nomination of directors (the “Advance Notice By-Law”) and other housekeeping amendments.

The purpose of the Advance Notice By-Law is to make sure all voting shareholders (including those participating by proxy) receive adequate notice and information about nominated directors, so that they can make informed voting decisions. It also ensures orderly and efficient shareholder meetings by providing a structured and transparent framework for nominating directors.

The Advance Notice By-Law requires voting shareholders to give the Company advance notice of any director they propose to nominate. Director nominees are not eligible to become elected directors of the Company unless they are nominated in accordance with the Advance Notice By-Law.

The advance notice must be in written form and shall include (among other things) certain prescribed information about the proposed director. This information is similar to the information the Company is required to disclose about directors in the management proxy circular, including, information about their relevant education and experience, and whether or not they are independent of the Company. For annual shareholder meetings, the Company must receive notice of proposed director nominees at least 30 days before the date of the meeting; provided that if the meeting is to be held less than 50 days after the initial public announcement of the meeting date, the advance notice must be received on or before the 10th day following the initial public announcement. For special shareholder meetings (unless the special meeting is also an annual meeting), the Company must receive notice not later than 15 days after it files its notice of meeting and record date on SEDAR. If, however, the Company uses notice and-access to deliver its proxy materials, it must receive notice at least 40 days (and not more than 75 days) before the date of the annual or special meeting. The Board plans to review the Advance Notice By-Law from time to time and update it when needed to reflect changes in regulatory or stock exchange requirements or to meet industry standards. The Board has the power to waive any requirement of the Advance Notice By-Law at any time, in its sole discretion.

Proxy Circular Shaw Communications Inc.	19

The Amended By-Law 1A was approved by the Board and became effective as of November 27, 2018; however, Amended By-Law 1A must be confirmed and ratified by the Company’s shareholders. If approved by ordinary resolution, Amended By-Law 1A will remain in full force and effect after the Meeting. If not, it will terminate at the end of the Meeting and the un-amended By-Law 1A will again become effective.

A copy of the Amended By-Law 1A is attached hereto as Exhibit D and a blacklined copy of the Amended By-Law 1A against the un-amended By-Law 1A is attached hereto as Exhibit E.

Upon recommendation of the Corporate Governance and Nominating Committee, the Board and management recommend that the shareholders vote to confirm and ratify Amended By-Law 1A.

The text of the ordinary resolution to confirm Amended By-Law 1A is as follows:

“RESOLVED, as an ordinary resolution, that:

1.

The Amended By-Law 1A of the Company adopted by the Board on November 27, 2018, the text of which is attached as Exhibit D to the Company’s proxy circular dated November 27, 2018, is hereby confirmed and ratified as a by-law of the Company; and

2.

any director or officer of the Company or any other person designated by any one of them be, and each of them is, hereby authorized to take such action and to execute and deliver such documents, whether on behalf of or in the name of the Company or otherwise, as such person may, in his or her discretion, consider to be necessary or desirable to carry out the intent and purpose of this resolution and the matters/transactions contemplated herein.”

20	Shaw Communications Inc. Proxy Circular

STATEMENT OF COMPENSATION

1.	Compensation Discussion and Analysis

The Board recognizes the significant contribution of the executive team in the growth and success of the Company. In fiscal 2017, the Company continued its journey towards becoming a leading enhanced Canadian connectivity company through the acquisition of 700 MHz and 2500 MHz wireless spectrum licences from Quebecor Media Inc. (“Quebecor”) and the sale of ViaWest Inc., and its subsidiaries (collectively “ViaWest”), to Peak 10 Holding Corporation.

In fiscal 2018, the Company focused on operational efficiency and executing on its strategic priorities to deliver an exceptional customer experience centered around its world-class converged network and strategic partnerships with best-in-class providers. In the Wireline division, as part of its operating strategy, the Company continues to leverage its broadband advantage by introducing new services to its residential and business customers that are aligned with the Company’s focus on profitability and growth. Through the introduction of Total Business Transformation (“TBT”) and the related Voluntary Departure Program (“VDP”) in fiscal 2018, the Company continues to shift customer interactions to digital platforms, deploying self-help and self-install programs and streamline operations responsible for building and servicing its network. As part of this multi-year initiative, the Company continues to develop and transition into a new digital operating service model, improving the customer experience while significantly reducing costs in the Wireline division.

The Company’s Wireless division continued to focus on growth by leveraging the continuous improvements in the strength and capacity of its wireless network, the launch of Big Gig data plans, its expanded handset lineup (which now includes the iPhone) and expanding its retail distribution network. Investment in our Wireless network continues to be a top priority and throughout the year, we completed the roll out of the 2500 MHz spectrum (in high traffic sites in the greater Toronto area, Calgary, Edmonton and Vancouver) and commenced the deployment of 700 MHz spectrum later in the year which is expected to continue throughout fiscal 2019. The execution of our operating strategy drove significant subscriber and average revenue per user (“ARPU”) growth in the year. Since the acquisition of Freedom Mobile in 2016, the Company has added approximately half a million subscribers which reflects continued customer demand for data-centric service plans and the ongoing execution of the Wireless growth strategy to improve the network and customer experience.

In addition to strengthening the long-term strategic positioning of the Company over the last two fiscal years, through coordinated planning and execution, the executive team has delivered a balance sheet that is supportive of the level of investment required for long-term growth while remaining committed to an investment grade credit rating and long-term free cash flow growth.

Fiscal 2018 Highlights

Below are additional details regarding the Company’s fiscal 2018 highlights:

Corporate

•

In the first quarter of fiscal 2018, Shaw implemented its previously announced changes to the structure of its operating divisions to improve overall efficiency while enhancing its ability to grow as a leading Canadian connectivity company. Shaw’s previously existing Consumer and Business divisions were combined to form a new Wireline division with no changes to the existing Wireless division.

•

In the second quarter of fiscal 2018, the Company introduced TBT, a multi-year initiative designed to reinvent Shaw’s operating model to better meet the evolving needs and expectations of consumers and businesses by optimizing the use of resources, maintaining and ultimately improving customer service, and by reducing staff. Three key elements of the transformation are to: 1) shift customer interactions to digital platforms; 2) drive more self-install and self-serve; and, 3) streamline the organization that builds and services the networks.

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•

As a first step in the TBT, a voluntary departure program, or VDP, was offered to eligible employees. The outcome of the program resulted in approximately 3,300 Shaw employees accepting the VDP package representing approximately 25% of all employees at that time. Related to the VDP, approximately 1,300 employees departed the Company in fiscal 2018.

•

In fiscal 2018, the Company incurred a total restructuring charge of $446 million related to severance and other employee related costs, as well as additional costs directly associated with the TBT initiative. As the restructuring activities related to the TBT initiative have been substantially completed, the total restructuring charge is not expected to exceed $450 million.

•

The anticipated annualized savings, which include reductions in operating expenses and capital expenditures (i.e. labour costs that can be identified or associated with a capital project), related to the VDP, are expected to be approximately $215 million and will be fully realized in fiscal 2020. Shaw expects these cost reductions to be weighted 60% to operating expenses and 40% to capital expenditure being approximately $130 and $85 million, respectively. VDP related cost reductions in fiscal 2018 totaled $47 million, of which $39 million were attributed to operating expenses and $8 million attributed to capital expenditures. (For further detail see “Total Business Transformation” and “Voluntary Departure Program” in the Company’s Management’s Discussion and Analysis for the year ended August 31, 2018 (the “2018 Annual MD&A”)).

•	In the third quarter of fiscal 2018, the Company incurred an impairment charge of $284 million related to its investment in Corus Entertainment Inc. (“Corus”).

Financing Activities

•

On June 19, 2018, the Company established an accounts receivable securitization program with a Canadian financial institution which allows it to sell certain trade receivables into the program. As at August 31, 2018, the proceeds of the sales were committed up to a maximum of $100 million, with $40 million currently drawn under the program.

•

On November 2, 2018, the Company closed its offering of $1 billion of senior notes, comprised of $500 million principal amount of 3.80% senior notes due 2023 and $500 million principal amount of 4.40% senior notes due 2028.

•

On November 21, 2018, the Company amended its $1.5 billion credit facility to extend the maturity date by two years, to December 22, 2023. The credit facility can be used for working capital and general corporate purposes.

Wireless – Freedom Mobile

•

In fiscal 2018, Freedom Mobile added over 255,000 subscribers which was complemented, on an annual basis, by ARPU improvement of 6.1% (to $39.26) over fiscal 2017, reflecting the appeal of its differentiated value proposition.

•	In October 2017, Freedom Mobile launched the Big Gig data plans, targeting a data-centric customer with 10 GB of data for only $50 per month – unlike any other plan offered in Canada at that time.
•	On November 22, 2017 Freedom Mobile began pre-selling iPhone X, iPhone 8 and 8 Plus at all Freedom Mobile retail locations across Canada.
•

In the second quarter of fiscal 2018, the Company completed the re-farm of 10 MHz of AWS-1 spectrum across Freedom Mobile’s footprint, significantly expanding Freedom Mobile’s addressable market as the AWS-1 spectrum supports nearly all LTE devices currently in use in Canada.

•	In May 2018, the Company completed its first successful 5G trials in Calgary by leveraging 28GHz mmWave and 3.5GHz spectrum in collaboration with Nokia, CableLabs and Rohde & Schwarz.
•

In fiscal 2018, the Company successfully upgraded and deployed 2500 MHz spectrum in high traffic sites in the greater Toronto area, Calgary, Edmonton and Vancouver and commenced the deployment of the 700 MHz spectrum later in the year which is expected to continue throughout fiscal 2019. This step, the deployment of the 2500 MHz spectrum, along with completion of the re-farming of 10 MHz of the Company’s existing AWS-1 spectrum to LTE in the second quarter of fiscal 2018 resulted in a large

22	Shaw Communications Inc. Proxy Circular

majority of the Company’s existing customers migrating from 3G to LTE service using their existing devices.
•

In the fourth quarter of fiscal 2018, the Company launched Voice Over LTE (VoLTE) nationwide across all three of its LTE spectrum bands – AWS-1, AWS-3 and 2500 MHz – offering customers with compatible devices a significant improvement in voice quality and a reduction in call set-up time.

•

During 2018, Freedom Mobile continued to expand its retail network by entering into distribution agreements with Loblaws and Walmart. Freedom Mobile products and services are currently being distributed in approximately 100 Loblaws’ “The Mobile Shop” locations and approximately 140 Walmart locations throughout Ontario, Alberta and British Columbia. When combined with its existing corporate and dealer store network, Freedom Mobile remains on track to have approximately 600 retail distribution locations operational in early 2019.

Wireline – Consumer & Business

•	On September 15, 2017, the Company sold a group of assets comprising the operations of Shaw Tracking, a fleet tracking operation, to Omnitracs LLC for proceeds of approximately US$20 million.
•

In December 2017, Shaw Business launched SmartSurveillance, an enterprise-grade managed video surveillance solution designed to help owners monitor and protect their businesses while providing valuable analytical insights.

•

In the third quarter of fiscal 2018, the Company deployed the latest Data Over Cable Interface Specification version 3.1 (“DOCSIS 3.1”) advanced XB6 Wi-Fi modem, powered by Comcast Corporation (“Comcast”), which enables faster internet speeds, supports more devices and ensures a stronger in-home internet connection. DOCSIS 3.1 represents the latest development in a set of technologies that increase the capability of a hybrid fibre-coax network to transmit data both to and from customer premises.

•

During fiscal 2018, the Company continued to improve its BlueSky platform, powered by Comcast’s next generation X1 platform, which features a voice controlled remote and advanced search, by integrating both Netflix and YouTube seamlessly with live TV, video-on-demand and recorded content.

•	In July 2018, the Company launched Internet 300 with download speeds of up to 300 megabits-per-second:
•	The Consumer division launched Internet 300 with unlimited data which is available across virtually all of Shaw’s Western Canadian footprint.
•	Shaw Business launched:
•

Internet 300 with unlimited data, making it easier for Shaw Business customers to share files through cloud storage services, video conference with colleagues and operate point of sale systems more efficiently; and

•

SmartWiFi 300, an enterprise-grade WiFi solution, that provides simultaneous device connections, instant analytics, three separate networks, and bandwidth allocation (to monitor and limit usage for heavy data users).

Executive Compensation Guiding Principles & Philosophy

The Company takes a comprehensive and strategic approach to executive compensation. The Company’s compensation program is designed to attract, retain, motivate, and reward the executive team by aligning management’s interest with the Company’s objectives and performance.

The Company’s executive compensation philosophy is grounded in three guiding principles as outlined below.

1.	Align executive compensation with the execution of the Company’s business strategies and overall business performance.

This principle is achieved by:

•	encouraging executives to build value for shareholders, customers, employees and community stakeholders over the short, medium and long-term;

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•	considering both quantitative and qualitative performance factors to maintain a balanced approach to assessing individual and team performance; and
•	rewarding performance to ensure that all employees are focused on accelerating performance and results that contribute to Shaw’s overall success.

Success requires that Shaw maintain a balance between the competing challenges of growth, investments in its network and other technology developments, regulatory compliance, competition, management of talent and leadership and the general economic environment. This requires:

•	annually reviewing and assessing compensation practices to ensure that they align with the business strategy and performance;
•	assuring management maintains its focus, knowledge, stability and experience in order to execute business strategies in an intensely competitive environment with rapidly evolving technology; and
•	making capital allocation decisions involving major long-term capital investments which shape and determine future growth and profitability.

2.

Provide a combination of compensation elements, including fixed elements that provide security and enable the Company to attract and retain key employees and “at risk” elements that reflect their ability to influence business outcomes and performance.

These elements include:

•	base salaries, which provide a fixed level of compensation to attract, retain and motivate top executives;
•	incentive plan programs that reflect corporate and individual performance to motivate Shaw’s leaders to deliver results based on corporate strategies and sustain long-term success;
•	a perquisite package, which includes annual executive medical exams; and
•	retirement plans that help attract and retain Shaw’s senior leaders.

3.	Ensure that Shaw’s executive compensation practices are market competitive and designed to attract, retain and motivate high calibre leaders.

Shaw measures total compensation (including “at risk” performance pay) relative to a group of comparators (see discussion of peer group under the heading “Benchmarking Compensation”).

Named Executive Officers

The following discussion and analysis explains how Shaw’s executive compensation program is designed and administered with respect to its executives, specifically the following “named executive officers” or the “NEOs”:

•	JR Shaw, Executive Chair
•	Bradley S. Shaw, Chief Executive Officer
•	Jay Mehr, President
•	Vito Culmone, Executive Vice President & Chief Financial Officer
•	Trevor English, Executive Vice President, Chief Financial & Corporate Development Officer
•	Zoran Stakic, Chief Operating Officer & Chief Technology Officer

Vito Culmone served as Executive Vice President & Chief Financial Officer until May 4, 2018.

Biographical information for Jay Mehr, Trevor English, and Zoran Stakic is set out below. Biographical information for JR Shaw and Bradley S. Shaw is included under the heading “Election of Directors”.

Jay Mehr

Jay Mehr serves as President, a position he has held since March 2016. Mr. Mehr is responsible for overseeing all operational and customer-facing areas of the business, including the Wireless and Wireline divisions.

24	Shaw Communications Inc. Proxy Circular

Mr. Mehr has also held a number of operational leadership roles over his 22 years with the Company, including Executive Vice President & Chief Operating Officer; Senior Vice President, Operations; Group Vice President, Operations, Shaw Cable; Vice President, Operations; and regional manager roles in British Columbia and Ontario. Mr. Mehr holds a Bachelor of Commerce degree from the University of Alberta.

Trevor English

Trevor English serves as Executive Vice President, Chief Financial & Corporate Development Officer, a position he has held since May 4, 2018. In addition to his financial accountabilities, Mr. English is responsible for strategic planning, business development, investor relations, Shaw Ventures and investment initiatives. Mr. English has also served as a member of the Board of Directors of Corus Entertainment Inc. since April 2016. Mr. English has been with the Company since 2004 and prior to joining Shaw he worked for CIBC World Markets Inc. in Canada and the United Kingdom. Mr. English has over 20 years of experience in corporate finance, mergers & acquisitions, investor relations, business development and financial analysis. Mr. English holds a Bachelor of Commerce degree from the University of Calgary and a Chartered Financial Analyst designation.

Zoran Stakic

Zoran Stakic serves as Chief Operating Officer & Chief Technology Officer, a position he has held since May 4, 2018. Mr. Stakic is responsible for leading Shaw’s Technology, Operations, Product & Supply Chain teams, providing an end-to-end view of delivery and support of Shaw services. Mr. Stakic has been with the Company since 2004 and has held a number of roles, including Executive Vice President & Chief Technology Officer, and Senior Vice President, Technology and Network Operations, where he successfully led the creation of a new centralized technology organization for the Company. Mr. Stakic holds a B.Sc. and M.Sc. in Engineering from the University of Belgrade as well as an MBA from Queen’s University.

Compensation Governance

The Human Resources and Compensation Committee assists the Board on oversight of human resources policies, executive compensation and succession. More specifically, the Human Resources and Compensation Committee is responsible for ensuring that effective human resource programs and philosophies are developed and implemented in conformity with the Company’s vision, values and strategic objectives to continue to ensure the recruitment, retention and engagement of high-quality talent at all levels.

The Human Resources and Compensation Committee is comprised of four independent and qualified directors: Willard H. Yuill (Chair), Adrian Burns, Gregg Keating and JC Sparkman.1 The members of the Human Resources and Compensation Committee have:

•	a thorough understanding of policies, principles, and governance related to human resources and executive compensation; and
•

many years of board, executive and other diverse business experience gained through involvement with public and private enterprises that are involved in telecommunications and other industries in Canada and/or the United States.

The Human Resources and Compensation Committee is governed by a charter which details its mandate, composition and responsibilities. The responsibilities of the Human Resources and Compensation Committee are described under “Statement of Corporate Governance – Human Resources and Compensation Committee”. A copy of the Human Resources and Compensation Committee charter is also available at www.shaw.ca.

In fiscal 2018, the Human Resources and Compensation Committee used two advisors with specialized expertise to assist the committee in carrying out its duties: Willis Towers Watson Public Limited Company

1	Lynda Haverstock was a member of the Human Resources and Compensation Committee until January 11, 2018, at which time, she joined the Corporate Governance and Nominating Committee.

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(“Willis Towers Watson”) was retained for executive and board of director compensation and Mercer (Canada) Limited (“Mercer”), a wholly owned subsidiary of Marsh & McLennan Companies, Inc. was retained to provide pension consulting and actuarial advice. Willis Towers Watson has served as the Company’s consultant since August 2014.

Benchmarking Compensation

The Human Resources and Compensation Committee annually reviews the total compensation of the Company’s executives and compensation practices of the Company. As part of that review, the peer group is reviewed to ensure a balance of relevant peer organizations in terms of business commonalities and the market for executive talent.

The Human Resource and Compensation Committee retained Willis Towers Watson to complete annual market reviews for the Company’s NEOs and to validate and identify potential changes to the comparator group of companies.

In partnership with Willis Towers Watson, Shaw has developed a comparator group that reflects a simplified approach which uses one group (no sub-groups or secondary groups). The comparator group aligns with peer companies that were selected to provide comparable representation of industry (cable & satellite, integrated and wireless telecommunications services and comparison broadcast industries), size (revenue and assets), and business complexity. To reflect the western Canadian market in which the majority of the Company’s executives reside, the peer group also includes organizations in the Canadian energy and industrial sectors that have comparable revenue, assets and market capitalization relative to the Company. The comparator group changed from fiscal 2017 to 2018, as Potash Corporation of Saskatchewan Inc. was removed due to recent merger activity that resulted in the entity no longer meeting the size criteria for the comparator group.

For fiscal 2018, the comparator group included the following 12 Canadian and 4 U.S. companies:

Canadian Comparators		U.S. Comparators
BCE Inc.	Pembina Pipeline Corporation	Dish Network Corp.
Canadian Pacific Railway Limited	Quebecor Inc.	Frontier Communications Corp.
Canadian Tire Corp.	Rogers Communications Inc.	Telephone & Data Systems Inc.
Crescent Point Energy Corp.	Sirius XM Radio Inc.	Windstream Corporation
EnCana Corporation	Teck Resources Limited
Fortis Inc.	TELUS Corporation

Role of Compensation Consultant

In addition to the services provided by Willis Towers Watson, the Company retained Mercer to provide other services during fiscal 2018 and fiscal 2017 that were not related to executive and/or director compensation which included (without being limited to) pension actuarial and administrative services for defined benefit pension plans. The Human Resources and Compensation Committee is not required to pre-approve such other services that Mercer or its affiliates provide to the Company at the request of management.

Aggregate fees paid to Mercer and Willis Towers Watson are listed below:

	2018		2017
Advisor	Executive Compensation Related Fees $	All Other Fees(1) $	Executive Compensation Related Fees $	All Other Fees(1) $
Mercer	–	570,016	–	498,378
Willis Towers Watson	139,947	–	38,738	–

Note:

(1)	All Other Fees are related to pension administration and actuarial valuations

The Human Resources and Compensation Committee has considered Willis Tower Watson’s analysis and advice as well as other specific factors the Human Resources and Compensation Committee deemed to be appropriate and relevant.

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Risk Considerations

The Human Resources and Compensation Committee is responsible for overseeing the Company’s compensation practices to ensure they do not encourage executives to take risks that could have a material adverse effect on the Company.

The Human Resources and Compensation Committee reviews compensation annually to ensure competitive positioning consistent with the Company’s compensation philosophy. In addition, the Human Resources and Compensation Committee conducts a more comprehensive review to ensure the Company’s compensation program and practices remain effective and competitive with the market and to mitigate excessive or inappropriate risk taking.

The Human Resources and Compensation Committee also consults with Willis Towers Watson as to the level of risk in the Company’s compensation program and focuses on the Company’s executive compensation philosophy, comparator groups, benchmarking analysis and review. Components of the Company’s compensation program are designed to address risk as follows:

•	base salary is fixed to provide steady income regardless of share price and therefore does not encourage excessive risk-taking;
•	the pay mix is set to balance short, medium and long-term rewards;
•	short-term incentive plan payout amounts are linked to performance and are only paid out on the approval of the Human Resources and Compensation Committee and the Board for the NEOs; and
•	equity awards are only issued on a periodic basis and they vest over an extended period which helps to ensure that performance aligns with shareholders’ interests.

The Company has adopted a formal policy restricting reporting insiders (which includes NEOs and directors) from purchasing financial instruments such as prepaid variable forward contracts, puts, calls, equity swaps, collars, or units of exchange funds that are designed to hedge or offset a decrease in market value of their equity based securities granted as compensation (stock options, RSUs, PSUs, and DSUs) or held, directly or indirectly, by the NEO or director.

The Human Resources and Compensation Committee has considered the risk profile of the Company’s compensation program and confirmed that it does not believe that the compensation program encourages excessive or inappropriate risk taking.

Claw backs

Pursuant to the Sarbanes-Oxley Act, the Chief Executive Officer and Executive Vice President, Chief Financial & Corporate Development Officer of Shaw are subject to a statutory claw back in the event of misconduct which results in a required restatement of any financial reporting required under applicable securities laws.

Founder’s Agreement

In 1997, the Company entered into an agreement with its Executive Chair, JR Shaw, which provides for, among other things, an annual incentive bonus. The agreement recognizes JR Shaw’s central role in founding and building the Company and ensures that the Company retains and utilizes the full benefits of his over 51 years of industry experience. As Executive Chair, JR Shaw continues to provide broad stewardship and strategic vision for the Company. In addition, his stature as a national corporate leader and his positive long-standing reputation with government, regulatory, investor and banking communities enhances the Company’s capacity to achieve its strategic and financial goals.

The agreement with JR Shaw provides for an incentive bonus that is paid to him annually, provided the Company reaches its financial targets. The agreement also specifies that the amount is to be between 0.5%

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and 1.0% of the Company’s operating income before restructuring costs and amortization2 (as reported in the Company’s annual consolidated financial statements) excluding the results of Shaw Direct (the “Income Base”) for the year in which it is to be paid. In 2018, JR Shaw received a bonus of $7,311,150 which represented approximately 0.39% of the Income Base.3

Summary of Termination and Change of Control Benefits

Trevor English and Zoran Stakic have employment agreements with the Company which address termination and change of control provisions. The following table shows the potential payments to Mr. English and Mr. Stakic as at August 31, 2018, as if the officer’s employment had been terminated with or without cause, or the officer had retired or resigned as at August 31, 2018. The table also shows the amounts payable to each such officer on a change of control of the Company. Only incremental payments, payables and benefits that are triggered by or result from the listed events and that arise from contractual obligations, agreements, plans or arrangements between the NEO and the Company are disclosed.

		Severance ($)		Option-based Awards ($)		Share-based Awards ($)		Pension ($)		Total ($)
Trevor English
	Termination without Cause	4,655,000	(4)	–		361,087	(1)	–		5,016,087
	Retirement	–		–		361,087	(1,2)	–		–
	Resignation	–		–		–		–		–
	Termination With Cause	–		–		–		–		–
	Change of Control	–		61,000	(3)	361,087	(1,2)	2,000,000	(5)	2,753,884
Zoran Stakic
	Termination without Cause	2,100,000	(6)	–		361,307	(1)	–		2,461,307
	Retirement	–		–		361,307	(1,2)	–		–
	Resignation	–		–		–		–		–
	Termination With Cause	–		–		–		–		–
	Change of Control	2,100,000	(6)	20,500	(3)	361,307	(1,2)	–		2,813,673

Notes:

(1)

Under the Current RSU/PSU Plan, if a participant is terminated on a change of control, terminated without cause, or retires, the participant is entitled to receive a cash payment equal to the prorated amount of their RSU and PSU holdings. The amount disclosed is based on the market value of $26.32, which is the closing price for the Class B Non-Voting Shares on TSX on August 31, 2018 and assumes the performance criteria for the PSUs are met at the 100% payout amount.

(2)

Under the New RSU/PSU Plan, if a participant retires, his or her RSU and PSUs continue to vest in accordance with the terms of the grant. If a participant is terminated on a change of control, all RSUs and PSUs become vested and payable. Based on the market value of $26.32, which is the closing price for the Class B Non-Voting Shares on TSX on August 31, 2018 and assuming the performance criteria for the PSUs are met at the 100% payout amount, Trevor English would receive $692,884 and Zoran Stakic would receive $693,173 if they were terminated on a change of control.

(3)

Under the Stock Option Plan, on a change of control, all outstanding stock options vest and may be exercised. The amount disclosed is the difference between the market value of $26.32, which is the closing price for the Class B Non-Voting Shares on TSX on August 31, 2018, and the exercise price of the unvested stock options that would become exercisable on a change of control. Stock options that are not in the money have been excluded.

(4)

Pursuant to his employment agreement, if Trevor English’s employment is terminated without cause, he will be entitled to receive a cash payment equal to 24 months of earnings including base salary, annual short-term incentive plan payment, annual PSU grant value and $15,000 for loss of benefits.

(5)	Pursuant to his employment agreement, if Trevor English’s employment is terminated on a Change of Control, $2,000,000 will be added to his entitlement under the Executive Retirement Plan.

2

Operating income before restructuring costs and amortization is a non-GAAP financial measure. See definition under “Key Performance Drivers” for a description and reconciliation to its closest gap measure operating income from continuing operations in the Company’s management’s discussion and analysis for the year ended August 31, 2018.

3

In fiscal 2018, JR Shaw voluntarily reduced his annual incentive bonus to 0.39% of the Income Base and Bradley S. Shaw and Jay Mehr voluntarily reduced their short-term incentive plan payouts from 80% to 70% of target which facilitated the ability to differentiate short-term incentive plan payouts across the Company.

28	Shaw Communications Inc. Proxy Circular

(6)

Pursuant to terms of his employment agreement effective January 2004, if Zoran Stakic’s employment is terminated without cause or on a change of control, he is entitled to receive a cash payment equal to 12 months of earnings including base salary and annual short-term incentive plan payment.

The Company may consider role, age, tenure, and other factors when determining actual termination payments to NEOs, which may differ from the amounts disclosed.

Bradley S. Shaw and Jay Mehr are entitled to incremental payments under the Current RSU/PSU Plan and Stock Option Plan if they are terminated without cause, retire or on a change of control of the Company. Had Bradley S. Shaw and Jay Mehr been terminated without cause or retired on August 31, 2018, they would have received a cash payment in consideration of their outstanding RSUs equal to $1,364,943 and $806,565, respectively. The Stock Option Plan and the Current RSU/PSU Plan also include an acceleration right on a change of control of the Company. Had a change of control occurred on August 31, 2018, Bradley S. Shaw would have received: (i) a value of $59,880 due to the accelerated vesting of his stock options, and (ii) a cash payment of $1,364,943 (equal to a prorated amount of his RSU holdings). Similarly, Jay Mehr would have received: (i) a value of $49,900 due to the accelerated vesting of his stock options, and (ii) a cash payment of $806,565 (equal to a prorated amount of his RSU holdings).

JR Shaw, Bradley S. Shaw, and Jay Mehr are members of the SERP and Trevor English and Zoran Stakic are members of the ERP. In the event of a change of control of, or merger involving, the Company, the SERP and the ERP become fully vested and fully funded immediately. (For further details on the SERP and ERP, see “Statement of Compensation – Pension Plans”).

The amounts for each NEO were calculated using the closing market price of $26.32 per Class B Non-Voting Shares on the TSX on August 31, 2018.

Talent Development & Succession Planning

The Company focuses on identifying, assessing and developing high-potential individuals to prepare them for broader and more complex roles within the organization. This focus on developing internal capabilities helps to retain talent and provides greater options in succession for key roles. The Company supplements the practice of promoting from within by hiring externally to benefit from diverse experience and to further promote diversity in the workplace. The Human Resources and Compensation Committee oversees the Company’s senior leader succession planning activities and reviews results with the Board regularly.

This formal process reviews potential successions and gaps for senior leadership roles together with detailed action plans to support the ongoing development of high potential talent within the Company. Retention of senior leaders is also critical, particularly given that the Company runs with a lean team of talented individuals.

Through the Company’s short-term incentive program, eligible employees prepare a performance management plan with clear business objectives, measurable individual performance metrics and a personal development plan.

The development, retention and acquisition of key leadership talent is a focus at all levels. The Company has an ongoing commitment to employee engagement to identify initiatives that it can take to better motivate its employees to perform, which are measured through a recurring, real-time employee listening program.

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Performance Graph

The following graph compares the cumulative five-year return of the Class B Non-Voting Shares (assuming $100 invested on August 31, 2013 and reinvestment of dividends) with the S&P/TSX Composite Total Return Index for the period from August 31, 2013 to August 31, 2018.

Relative Total Return Performance

Shaw Communications Inc. vs. S&P/TSX Composite Total Return Index

August 31, 2013 to August 31, 2018

The aggregate compensation of the NEOs (excluding any signing or retirement payments) is intended to broadly reflect the performance of the Company’s Non-Voting Class B Shares. Aggregate NEO compensation did not materially change from fiscal 2013 to 2015 while the total return on the Company’s Non-Voting Class B shares increased. In fiscal 2016, the total return on the Company’s Non-Voting Class B Shares was positive while NEO compensation declined resulting primarily from a new mix of NEOs and the 20% voluntary reduction in base salary by JR Shaw, Bradley S. Shaw, and Jay Mehr as well as a bonus reduction for JR Shaw for a number of reasons, including the divesture of the former Media division which resulted in lower free cash flow as the Company repositioned itself for growth with its new mix of assets. In fiscal 2017, the total return on the Company’s Non-Voting Class B Shares increased and the NEO compensation increased slightly compared to the prior year due to the pension adjustment for Bradley S. Shaw in fiscal 2016. In fiscal 2018, the total return on the Non-Voting Class B Shares was negative and NEO aggregate compensation for the year decreased by approximately 15%, resulting primarily from a new mix of NEOs as well as a voluntary reduction in short-term incentive plan payouts by JR Shaw, Bradley S. Shaw and Jay Mehr. Excluding Vito Culmone, NEO aggregate compensation for fiscal 2018 decreased by approximately 27%.

Overall, the Human Resources and Compensation Committee is confident that the current executive compensation program and associated pay levels for its NEOs are well aligned with the Company’s performance over the past five-year period.

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Compensation Elements

The Company’s compensation program is comprised of the following elements.

Type of Compensation	Form of Payment	Performance Period	Key Features	Objectives
Base Salary (Fixed)	Cash	1 year	Assessed annually, considering scope and responsibilities of the role and the competitive market Set in employment contracts	Attract, retain and motivate executives
Short term Incentive (Variable)	Cash	1 year

Awards are based on performance against pre-determined financial, operating and individual performance targets

Performance measures, threshold, target and maximum performance are established by the Human Resources and Compensation Committee, considering management’s performance projections for the fiscal period

Reward for achieving annual performance objectives Attract, retain and motivate executives
Medium term Incentive (Variable)	Restricted Share Units (RSUs) Performance Share Units (PSUs)	3 years – vesting varies

Notional units are granted based on target level of compensation and track the common share price

Value of dividends on Class B Non-Voting Shares are accrued over the vesting period

RSU grant vests 33 1/3% per year starting on the first anniversary of the grant

PSU grant vest 100% at end of 3 years and subject to performance achieved against predetermined levels

Final payment is currently made in cash or Class B Non-Voting Shares(2).

Pay for sustainable mid and long-term performance Align interests of executives and shareholders Attract, retain and motivate executives
Long-term Incentives (Variable)	Stock Options	10 year term (with vesting over 5 years)	Options granted based on established levels Options vest 20% per year starting on the first anniversary of grant	Pay for sustainable long-term performance Attract, retain and motivate executives Align the interests of executives and shareholders
Pension(1)	Company Defined Contribution Plan (CDCP)	On-going	Supplemental retirement plan to assist select executives	Attract and retain key executives
	Executive Retirement Plan (ERP)	On-going	Paid in a lump sum or in equal payments over a period of time
	Supplemental Executive Retirement Plan (SERP)	Closed to new members
Benefits	Same as employee benefits	On-going	Includes health and benefits
Perquisites	Executive health benefits	Annual	Includes executive medical	Attract and retain key executives

Notes:

(1)	See discussion under “Pension Plans”.

Proxy Circular Shaw Communications Inc.	31

(2)

On October 25, 2018, the Board approved the adoption of the New RSU/PSU Plan which provides for each RSU and PSU to be settled by Class B Non-Voting Shares issued from treasury or acquired on the TSX (in addition to cash settled RSUs and PSUs). In accordance with the policies of the TSX, the Company is required to submit the New RSU/PSU Plan to the shareholders for approval by ordinary resolution, being a resolution passed by a simple majority of votes cast at the Meeting. If approved, the New RSU/PSU Plan will be effective as of October 25, 2018.

Base Salary

Base salaries for the NEOs are reviewed annually taking into account changes in the market conditions, changes in level and scope of responsibility and accountabilities of each role. The Human Resources and Compensation Committee also considers positioning against comparators, the competitive market, and the executive’s experience and performance prior to making any adjustments.

Base salaries for the NEOs are typically above the median of the comparator group (approximately 75th to 90th percentile). The Company and the Human Resources and Compensation Committee has determined to pay above the median of competitor group to ensure that the Company attracts and retains high calibre executives in the communications industry.

The following table outlines changes to base salary earned from the previous year.(1)

NEO	Fiscal 2018	Fiscal 2017
JR Shaw, Executive Chair	$1,200,000	$1,200,000
Bradley S. Shaw, Chief Executive Officer	$2,000,000	$2,000,000
Jay Mehr, President	$1,320,000	$1,320,000
Vito Culmone, Executive Vice President & Chief Financial Officer(1)	$852,273	$1,250,000
Trevor English. Executive Vice President, Chief Financial & Corporate Development Officer(2)	$964,394	$900,000
Zoran Stakic, Chief Operating Officer & Chief Technology Officer(3)	$1,083,333	$900,000

Notes:

(1)	Vito Culmone served as Executive Vice President & Chief Financial Officer of the Company until May 4, 2018.
(2)

Effective May 4, 2018, Trevor English’s base salary was increased to $1,100,000 to reflect his new role as Executive Vice President, Chief Financial & Corporate Development Officer. The base salary of $964,394 reported for fiscal 2018 is a prorated amount.

(3)

Effective October 1, 2017, Zoran Stakic’s base salary was increased to $1,100,000 to reflect his strategic contributions and increased accountabilities. The base salary of $1,083,333 reported for fiscal 2018 is a prorated amount.

Short term Incentives

The Company’s short-term incentive plan continues to evolve to further support several business objectives.

Company Performance in fiscal 2018 focused on achieving targets of two measures: (i) operating income before restructuring costs and amortization and (ii) revenue generating units (“RGU”) net gain, both of which are equally weighted. For the NEOs (except for JR Shaw), (i) and (ii) are equally weighted at: (a) 50% for Bradley S. Shaw and Jay Mehr, and (b) 40% for Trevor English, and Zoran Stakic.

Individual Performance is equally weighted between: (i) behaviours and (ii) achievement of commitments. For the NEOs (except for JR Shaw, Bradley S. Shaw and Jay Mehr), (i) and (ii) equally weighted at 10% for Mr. English and Mr. Stakic.

Based on fiscal 2018 performance, the short-term incentive plan payout was 80% of target compared to 100% of target for fiscal 2017. In fiscal 2018, JR Shaw voluntarily reduced his annual incentive bonus to 0.39% of the Income Base (see “Compensation Discussion and Analysis – Founder’s Agreement” for the definition) and Bradley S. Shaw and Jay Mehr voluntarily reduced their short-term incentive plan payouts from 80% to 70% of target which facilitated the ability to differentiate short-term incentive plan payouts across the Company. Short-term incentive plan payout was on average 90% and 100% of target for Wireline and Wireless employees, respectively.

32	Shaw Communications Inc. Proxy Circular

Short-term incentive plan payout amounts for fiscal 2018 and fiscal 2017 are illustrated in the table below.

NEO	Fiscal 2018		Fiscal 2017
JR Shaw, Executive Chair(1)	$7,311,150	(4)	$9,600,000
Bradley S. Shaw, Chief Executive Officer	$3,896,200	(4)	$5,566,000
Jay Mehr, President	$2,302,300	(4)	$3,289,000
Vito Culmone, Executive Vice President & Chief Financial Officer(2)	$1,250,000		$1,800,000
Trevor English, Executive Vice President, Chief Financial & Corporate Development Officer(3)	$720,000		$800,000
Zoran Stakic, Chief Operating Officer & Chief Technology Officer(3)	$720,000		$800,000

Notes:

(1)	In fiscal 2017 and 2018, JR Shaw’s bonus represented approximately 0.54% and 0.39%, respectively of the Income Base.
(2)	Vito Culmone served as Executive Vice President & Chief Financial Officer of the Company until May 4, 2018.
(3)

Effective May 4, 2018, Trevor English was appointed as Executive Vice President, Chief Financial & Corporate Development Officer and Zoran Stakic was appointed as Chief Operating Officer & Chief Technology Officer.

(4)

In fiscal 2018, JR Shaw voluntarily reduced his annual incentive bonus to 0.39% of the Income Base (see “Compensation Discussion and Analysis – Founder’s Agreement” for definition) and Bradley S. Shaw and Jay Mehr voluntarily reduced their short-term incentive plan payouts from 80% to 70% of target which facilitated the ability to differentiate short-term incentive plan payouts across the Company.

Company Performance

The following table details the rationale as to how the above quantitative performance measures affect pay decisions for the fiscal 2018 short-term incentive plan payments. In addition, the Human Resources and Compensation Committee considers various qualitative performance factors including other business initiatives and strategic transactions.

	Payout Range	Weighting	Fiscal 2018 Payout
Company Performance
1. Operating income before restructuring costs and amortization	• Maximum payment is 120% of corporate performance target • No payment if less than 50% of corporate performance target is achieved	50%	49%
2. RGU Net Gain		50%	31%
Individual Performance Objectives
1 to 2 metrics approved by direct leader	• Maximum payment is 120% of individual performance target • No payment if individual performance targets are not achieved	20%(1)	20%(1)

Notes:

(1)	Individual performance objectives vary by level. For JR Shaw, Bradley S. Shaw, and Jay Mehr the weighting is 0% and for Trevor English and Zoran Stakic the weighting is 20%.

a.	Operating Income before Restructuring Costs and Amortization

Operating income before restructuring costs and amortization and the ability to grow this financial measure is one of the key financial metrics driving the valuation of the Company. Operating income before restructuring costs and amortization for fiscal 2018 was approximately $2.089 billion, which reflects a 98% payout relative to the operating income before restructuring costs and amortization target.

b.	RGU Net Gain

RGUs are calculated as the number of products sold to customers. The Human Resources and Compensation Committee and the Board approved a target level for RGU net gain. As at August 31, 2018, the Wireless and Wireline divisions had 7,081,492 RGUs. During fiscal 2018 RGUs increased by 122,543 RGUs. This reflects a 62% payout based on the target and payout grid set at the outset of the year.

Proxy Circular Shaw Communications Inc.	33

Medium Term Incentives

Restricted Share Units

The Company’s Current RSU/PSU Plan provides that RSUs may be granted to officers and employees of the Company, solely at the discretion of the Human Resources and Compensation Committee, at a value equal to the five-day average closing price of the Class B Non-Voting Shares on the TSX prior to the grant date for each RSU (the “Unit Price”). The payout date of an RSU is set by the Human Resources and Compensation Committee at the time of the grant (generally one to three years after the grant date) and must be on or before December 31st of the third year after the grant date. On each dividend payment date for the Class B Non-Voting Shares, additional RSUs are credited to the holder’s RSU in an amount equal to the per Class B Non-Voting Share dividend divided by the then current Unit Price of a Class B Non-Voting Share, provided the holder is still employed on such date. On the payout date, the RSUs become payable in cash equal to the then current Unit Price. Eligible NEOs receive RSUs equal to 20% of their total annual short-term incentive plan award.

Performance Share Units

The Company’s Current RSU/PSU Plan provides that PSUs may be granted to officers and employees of the Company, solely at the discretion of the Human Resources and Compensation Committee, at a value equal to the Unit Price prior to the grant date for each PSU. The payout date (generally one to three year from the grant date) and performance criteria of a PSU is set by the Human Resources and Compensation Committee at the time of grant. The payout date must be on or before December 31st of the third year after the grant date. For PSUs, the performance criteria set by the Human Resources and Compensation Committee typically requires a minimum level of performance that must be achieved, otherwise the payout is zero, while maximum performance is capped at 150%. On the payout date, the PSUs become payable in cash equal to the then current Unit Price for each such PSU, provided that the performance criteria set by the Human Resources and Compensation Committee are met. On each dividend payment date for the Class B Non-Voting Shares, additional PSUs are credited to the holder’s PSU account in an amount equal to the per Class B Non-Voting Share dividend divided by the then current Unit Price of a Class B Non-Voting Share, provided the holder is still employed on such date.

New RSU and PSU Plan

At the Meeting, the Company’s shareholders will be asked to consider and approve the New RSU/PSU Plan to replace the cash settled Current RSU/PSU Plan. The purpose of the New RSU/PSU Plan is to: (i) attract, retain and motivate highly qualified and experienced individuals to act as directors of the Company and certain of its affiliates, (ii) attract, retain and motivate highly qualified and experienced individuals to work for, and serve as officers of, the Company and certain of its affiliates, and (ii) promote a greater alignment of interests between the participants of the New RSU/PSU Plan and the shareholders of the Company.

The New RSU/PSU Plan will allow the Human Resources and Compensation Committee to grant RSUs to the directors, officers and employees of the Company and to grant PSUs to the officers and employees of the Company.

Under the New RSU/PSU Plan, provided that, in the case of PSUs, the performance criteria are met, vested RSUs and PSUs will be settled, at the discretion of the Human Resources and Compensation Committee, by way of: (i) issuance of Class B Non-Voting Shares from treasury (rounded to the nearest whole share); (ii) delivery of previously issued Class B Non-Voting Shares acquired on behalf of a participant on the TSX (rounded to the nearest whole share); (iii) a cash payment equal to the then current Unit Price; or (iv) a combination of the preceding payment methods, subject to applicable laws and stock exchange rules. For PSUs, the performance criteria set by the Human Resources and Compensation Committee typically requires a minimum level of performance that must be achieved, otherwise the payout is zero, while maximum performance is capped at 150%. On settlement of vested PSUs, the number of Class B Non-Voting Shares

34	Shaw Communications Inc. Proxy Circular

issued or delivered, or the amount of the cash payment will be multiplied by the applicable performance factor. The form of settlement (i.e. cash, treasury settled, delivery of previously issued shares), performance criteria (in the case of PSUs) and payout date(s) (between one and three years after grant date) of the RSUs and PSUs will be set by the Human Resources and Compensation Committee at the time of grant.

On each dividend payment date for the Class B Non-Voting Shares, additional RSUs or PSUs, as applicable, will be credited to the holder’s RSU or PSU account equal to, for each RSU or PSU, the amount of the per Class B Non-Voting Share dividend divided by the then current Unit Price, provided the holder is still a director of, or employed by, the Company on such date.

The maximum number of Class B Non-Voting Shares issuable under the New RSU/PSU Plan is 5,000,000 Class B Non-Voting Shares in the aggregate, representing less than 1% of the issued and outstanding Class A Shares and Class B Non-Voting Shares as at November 27, 2018. The total number of Class B Non-Voting Shares issuable to Insiders (as defined in Part I of the TSX Company Manual), at any time, under the New RSU/PSU Plan, together with all of the Company’s other Security Based Compensation Arrangements (as defined in Part VI of the TSX Company Manual), shall not exceed 10% of the issued and outstanding Class B Non-Voting Shares. The total number of Class B Non-Voting Shares issued to Insiders, within any 12-month period, under all of the Company’s Security Based Compensation Arrangements shall not exceed 10% of the issued and outstanding Class B Non-Voting Shares.

As at the date of this proxy circular, solely cash settled RSUs or PSUs have been granted under the New RSU/PSU Plan (i.e. no RSUs or PSUs that settle by the issuance of Class B Non-Voting Shares from treasury or by purchases of Class B Non-Voting Shares on the TSX have been issued under the New RSU/PSU plan). Outstanding RSUs and PSUs granted under the Current RSU/PSU Plan will be settled in cash in accordance with their terms.

Long-term Incentives

The purpose of the long-term “at-risk” compensation is to provide additional compensation on a periodic basis to ensure a continued balanced performance focus with the overall objective of creating shareholder value. The benefits of option awards require sustained performance through effective execution of the Company’s strategic initiatives.

Stock option awards are discretionary and are granted by the Human Resources and Compensation Committee from time to time. When stock options are granted, the Company’s current practice is to award options for terms of ten years with 20% of the options in a grant vesting on each of the first through fifth anniversaries of the grant date.

The Company has preferred to reward executive performance through the short-term incentive program and, as a result, longer-term incentives such as stock option awards were limited. This decision is, in part, based on the significant equity ownership of two of its NEOs that are members of the Shaw family, which controls the Company through its holdings of Class A Shares and holds a significant interest in Class B Non-Voting Shares (see “Voting Shares and Principal Holders Thereof”).

Stock Option Plan

Options to acquire Class B Non-Voting Shares are granted pursuant to the Company’s Stock Option Plan. The Stock Option Plan provides that options may be granted to directors, officers, employees and consultants of the Company and for such number of Class B Non-Voting Shares as the Board, or a committee thereof, determines in its discretion, at an exercise price not less than the closing price of the Class B Non-Voting Shares on the TSX on the trading day immediately preceding the date on which the options are granted. An option shall not be immediately exercisable, but rather, shall be exercisable on vesting dates determined by the Board from time to time. Unless otherwise determined by the Board, options expire ten years from the date of grant, and subject to limited exceptions, must be exercised while the optionee is a director, officer,

Proxy Circular Shaw Communications Inc.	35

employee or consultant of the Company (or within 90 days thereafter). Provision is made in the plan for early termination of options in the event of death or cessation of employment or service arrangement (other than disability or retirement), as the case may be. Options are not transferable or assignable, unless the transfer or assignment is permitted under applicable securities laws and is in respect of options to purchase 10,000 Class B Non-Voting Shares or greater; and provided further that such transfer or assignment is approved by two senior officers of the Company, one of whom must be either the Chief Executive Officer or the Chief Financial Officer.

The Stock Option Plan provides that: (i) the maximum number of Class B Non-Voting Shares which may be reserved for issuance to insiders of the Company under the plan and all other security based compensation arrangements of the Company is limited to 10% of the number of Class B Non-Voting Shares outstanding at the date of grant (on a non-diluted basis) and (ii) the maximum number of Class B Non-Voting Shares which may be issued to insiders of the Company under the Stock Option Plan and all other security based compensation arrangements of the Company within a one year period is limited to 10% of the number of Class B Non-Voting Shares outstanding at the time of the issuance (on a non-diluted basis). Subject to applicable law and approval of the Board, the Company may provide financial assistance in connection with the exercise of an option, with recourse to the Class B Non-Voting Shares purchased upon such exercise.

At the Meeting, the Company’s shareholders will be asked to consider and approve an amendment to the Company’s Stock Option Plan, to increase the total number of Class B Non-Voting Shares issuable and reserved for issuance under the plan by 10,000,000 shares, such that the maximum number issuable will be 62,000,000 Class B Non-Voting Shares (being 12.2% of the aggregate number of issued and outstanding Class A and Class B Non-Voting Shares issued as at November 27, 2018). As at November 27, 2018, 10,162,599 Class B Non-Voting Shares were issuable on exercise of outstanding options (being approximately 2.0% of the aggregate number of Class A Shares and Class B Non-Voting Shares then issued and outstanding) and 4,195,120 Class B Non-Voting Shares (14,195,120 if the proposed amendment to the Stock Option Plan is approved by the shareholders at the Meeting) were available for future grant under the Stock Option Plan (being approximately 0.8% (or approximately 2.8% if the proposed amendment is approved by the shareholders at the Meeting) of the aggregate number of Class A Shares and Class B Non-Voting Shares then issued and outstanding). During fiscal 2018, the Company granted options to purchase 2,790,000 Class B Non-Voting Shares (being approximately 0.6% of the aggregate number of Class A Shares and Class B Non-Voting Shares outstanding as at August 31, 2018).

The Stock Option Plan and the New RSU/PSU Plan (if approved at the Meeting) are the only compensation plans under which the Company is authorized to issue equity securities.

Equity Compensation Plan Information

Plan Category	Number of securities issuable on exercise of outstanding options and rights		Weighted average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plan
Equity compensation plans approved by security holders	9,354,516		$25.18	5,070,770	(1)
Equity compensation plans not approved by security holders	–	(3)	$–	5,000,000	(2)

Note:

(1)

As at August 31, 2018, 5,070,770 Class B Non-Voting Share were available for future grant of options. If the proposed amendments to the Stock Option Plan are approved by shareholders at the Meeting, 15,070,770 Class B Non-Voting Share will be available for future grant of options.

(2)

On October 25, 2018, the Board approved the adoption of the New RSU/PSU Plan which provides for each RSU and PSU to be settled by Class B Non-Voting Shares issued from treasury (in addition to cash settled RSUs and PSUs). In accordance with the policies of the TSX, the Company is required to submit the New RSU/PSU Plan to the shareholders for approval by ordinary resolution, being a resolution passed by a simple majority of votes cast at the Meeting. If approved, the New RSU/PSU Plan will be effective as of October 25, 2018.

(3)

As at the date hereof, solely cash settled RSUs or PSUs have been granted under the New RSU/PSU Plan (i.e. no RSUs or PSUs that settle by the issuance of Class B Non-Voting Shares from treasury have been issued under the New

36	Shaw Communications Inc. Proxy Circular

RSU/PSU plan). Outstanding RSUs and PSUs granted under the Current RSU/PSU Plan will be settled in cash in accordance with their terms.

Burn Rate

The following table discloses the annual burn rate for each of the three most recently completed fiscal years for the Stock Option Plan. The rates are calculated by dividing the options issued by the weighted average number of the aggregate Class A Shares and Class B Non-Voting Shares outstanding during the applicable year.

Year	2016	2017	2018
Number of Stock Options Issued	2,758,000	2,923,000	2,790,000
Weighted Average Number of Class A Shares and Class B Non-Voting Shares Outstanding	479,555,832	490,798,578	501,553,723
Weighted Average Number of Class A Shares and Class B Non-Voting Shares Outstanding (diluted)(1)	480,493,128	492,189,336	502,410,179
Burn Rate	0.58%	0.60%	0.56%
Burn Rate (diluted)(1)	0.57%	0.59%	0.56%

Note:

(1)

The burn rate calculation does not take into consideration the potential dilutive effect of certain stock options since their impact is anti-dilutive. For the year ended August 31, 2018, 4,263,940 were excluded from the diluted earnings per share calculation (2017 – 2,138,047, 2016 – 1,613,077).

Retirement Plans and Benefits

The Human Resources and Compensation Committee approves participation in the Supplemental Executive Retirement Plan (“SERP”) and the Executive Retirement Plan (“ERP”) for executives of the organization (including the NEOs). These plans are designed to reflect the significant contributions that executives have made and are expected to make to the Company. The SERP was established in 2001 and closed to new members in June 2012. The ERP was established in 2013. The NEOs also participate in the Company Defined Contribution Plan (“CDCP”) which is available to all eligible employees. The ERP, the SERP and CDCP are described under “Pension Plans.” These plans reflect the Company’s preference to deliver competitive compensation through elements other than equity-based awards.

The NEOs participate in the same group benefit plans as all other employees with the exception of JR Shaw and Bradley S. Shaw.

Employee Share Purchase Plan

The employee share purchase plan (the “ESPP”) provides employees of the Company with an incentive to increase the profitability of the Company and a means to participate in that increased profitability.

Generally, all non-unionized full-time or part-time employees of the Company and certain of its subsidiaries are eligible to enroll in the ESPP. Executive officers of the Company, including the NEOs, are entitled to participate in the ESPP on the same basis as all other employees of the Company.

Under the ESPP, each participant contributes through payroll deductions up to a maximum of 5% of the participant’s monthly base compensation and the Company matches with a contribution equal to one quarter of the participant’s contribution for those participants with less than ten years of service and one third of the participant’s contribution for those participants with greater than ten years of service. Canadian Western Trust Company, as trustee under the ESPP, or its nominee acquires Class B Non-Voting Shares for the benefit of participants through the facilities of the TSX using monies contributed to the ESPP.

As of August 31, 2018, approximately 70% of eligible employees of the Company participated in the ESPP. At August 31, 2018, an aggregate of 3.23 million Class B Non-Voting Shares were held under the ESPP.

Proxy Circular Shaw Communications Inc.	37

Stock ownership guidelines

Currently, the Company has not adopted guidelines that require minimum levels of share ownership for the NEOs. Since two of the NEOs are members of the Shaw family, there is significant stock ownership among the NEOs as a whole. The Company does not require NEOs to hold stock options after they vest for any particular period of time.

2.	Summary Compensation Table

The following table sets forth compensation earned during the last three financial years of the Company by the NEOs.

Name and Principal Position	Year	Salary $		Share Based Awards(1) $		Option Based Awards(2)(3(4) $	Non-Equity Annual Incentive Plan Compensation(5) $		Pension Value(6) $	All Other Compensation(7) $		Total Compensation $
JR Shaw(12)	2018	1,200,000		–		–	7,311,150	(8)(16)	(1,758,000)	293,390		7,046,540
Executive Chair	2017	1,200,000		–		–	9,600,000	(8)	–	283,200		11,083,200
	2016	1,355,682	(11)	–		–	9,600,000	(8)	–	252,569		11,208,251

Bradley Shaw(12)	2018	2,000,000		974,050		133,200	3,896,200	(16)	(180,500)	751,223		7,574,173
Chief Executive Officer	2017	2,000,000		1,391,500		106,200	5,566,000		2,475,230	432,209		11,971,139
	2016	2,259,470	(11)	1,252,360		90,600	5,009,400		(1,701,990)	327,648		7,237,528
Jay Mehr	2018	1,320,000		575,575		111,000	2,302,300	(16)	2,854,500	80,554		7,243,929
President	2017	1,320,000		822,250		88,500	3,289,000		4,514,230	49,913		10,083,893
	2016	1,491,250	(11)	740,040		75,500	2,960,160		2,828,010	94,106		8,189,066
Vito Culmone(14)	2018	852,273		153,177		88,800	1,250,000	(14)	777,254	6,712,900	(14)	9,834,404
Executive Vice President	2017	1,250,000		450,000		70,800	1,800,000		962,000	32,922		4,565,722
& Chief Financial Officer	2016	1,208,333		455,000		60,400	1,820,000		799,833	67,508		4,411,074
Trevor English(12)(13)	2018	964,394		372,879	(9)	221,850	720,000		1,100,667	123,495		3,503,284
Executive Vice President,	2017	900,000		380,000	(9)	53,100	800,000		730,000	2,047,493	(10)	4,910,593
Chief Financial & Corporate	2016	822,159		360,000	(9)	30,200	720,000		706,216	3,049,466	(10)	5,688,041
Development Officer

Zoran Stakic(13)	2018	1,083,333		396,667	(9)	66,600	720,000		1,324,333	800,441	(15)	4,391,374
Chief Operating Officer	2017	900,000		380,000	(9)	53,100	800,000		552,000	27,947		2,333,047
& Chief Technology Officer	2016	848,106		360,400	(9)	45,300	721,600		632,010	12,927		2,259,943

Notes:

(1)

Amounts reported in fiscal 2016, 2017 and 2018 include the grant date fair value of the award of RSUs. The fair value is determined based on the average of the closing prices of the Class B Non-Voting Shares on the TSX for the five trading days preceding the November 4, 2016, November 1, 2017 and November 1, 2018 grant dates, $26.40, $28.29 and $24.35, respectively. RSUs vest equally on the first, second, and third anniversaries of the grant date. See “Incentive Plan Awards – Restricted Share Units”.

(2)

During fiscal 2018, Bradley S. Shaw, Jay Mehr, Vito Culmone, Trevor English and Zoran Stakic were granted options to acquire 60,000, 50,000, 40,000, 30,000 and 30,000 Class B Non-Voting Shares, respectively. Amounts reported in 2018 represent the September 6, 2017 grant date fair value of stock options calculated using the Black-Scholes Option Pricing Model with the following assumptions: expected variability of the Corporation’s Class B Non-Voting Shares – 16.41%, expected dividend yield – 4.27%, risk-free interest rate – 1.78%, and expected life of the options – 7.2 years. On May 4, 2018, Trevor English was granted an additional options to acquire 75,000 Class B Non-Voting Shares and the amount reported for him in 2018 also includes the May 4, 2018 grant date fair value of stock options calculated using the Black-Scholes Option Pricing Model with the following assumptions: expected variability of the Corporation’s Class B Non-Voting Shares – 16.51%, expected dividend yield – 4.60%, risk-free interest rate – 2.21%, and expected life of the options – 7.2 years. The options granted are not immediately exercisable but rather 20% of the original option grant is exercisable on each of the first, second, third, fourth and fifth anniversaries of the September 6, 2017 and May 4, 2018 grant dates, respectively.

(3)

During fiscal 2017, Bradley S. Shaw, Jay Mehr, Vito Culmone, Trevor English, and Zoran Stakic were granted options to acquire 60,000, 50,000, 40,000, 30,000 and 30,000 Class B Non-Voting Shares, respectively. Amounts reported in 2017 represent the September 1, 2016 grant date fair value of stock options calculated using the Black-Scholes Option Pricing Model with the following assumptions: expected variability of the Corporation’s Class B Non-Voting Shares – 17.49%, expected dividend yield – 4.52%, risk-free interest rate – 0.78%, and expected life of the options – 7.2 years. The options granted are not immediately exercisable but rather 20% of the original option grant is exercisable on each of the first, second, third, fourth and fifth anniversary of the September 1, 2016 grant date.

(4)

During fiscal 2016, Bradley S. Shaw, Jay Mehr, Vito Culmone, Trevor English, and Zoran Stakic were granted options to acquire 60,000, 50,000, 40,000, 30,000 and 30,000 Class B Non-Voting Shares, respectively. Amounts reported in 2016 represent the January 18, 2016 grant date fair value of stock options calculated using the Black-Scholes Option Pricing Model with the following

38	Shaw Communications Inc. Proxy Circular

assumptions: expected variability of the Corporation’s Class B Non-Voting Shares – 17.70%, expected dividend yield – 4.95%, risk-free interest rate – 0.92%, and expected life of the options – 6.7 years. The options granted are not immediately exercisable but rather 20% of the original option grant is exercisable on each of the first, second, third, fourth and fifth anniversary of the September 1, 2015 grant date.

(5)	Amounts reported represent annual cash payment. (See “Corporate Performance Metrics” for a discussion of the metrics, weightings and payout).
(6)

Amounts reported include all compensatory amounts related to the Company’s defined contribution and defined benefit plans. The SERP and defined benefit component of the ERP are actuarially determined using the projected benefit method and management’s best estimate of salary escalation and retirement ages of officers. These amounts do not reflect cash figures in the current period. See “Pension Plans.” JR Shaw, Bradley S. Shaw and Jay Mehr are SERP members, Zoran Stakic and Trevor English are ERP members, and Vito Culmone is a former ERP member.

(7)

Amounts reported include employee share purchase plan, transportation, share based dividends and other benefits. If the value of perquisites and benefits does not exceed either $50,000 or 10% of the relevant NEOs total salary, no amount is reported.

(8)

Calculated and paid pursuant to the provisions of the agreement between the Company and JR Shaw, as described under the heading “Compensation Discussion and Analysis – Founder’s Agreement”. Under the terms of the agreement, provided that the Company reaches its annual financial targets, a bonus shall be paid to JR Shaw in an amount between 0.5% and 1.0% of the Company’s Income Base (as defined in “Compensation Discussion and Analysis – Founder’s Agreement”) for the year in which it is to be paid. For fiscal 2016 and 2017, JR Shaw received a bonus of $9,600,000 which represented 0.54% of the Income Base. In fiscal 2018, JR Shaw voluntarily reduced his annual incentive bonus to 0.39% of the Income Base (see note 16 below).

(9)

Amounts reported in fiscal 2018, 2017 and 2016 for Trevor English and Zoran Stakic include the grant date fair value of the award of PSUs. The fair value is determined based on the average of the closing prices of the Class B Non-Voting Shares on the TSX for the five trading days preceding the November 18, 2016, November 1, 2017 and November 1, 2018 grant dates, $26.01, $28.29 and $24.35, respectively. PSUs vest on the third anniversary of the grant date provided that the performance criteria set by the Human Resources and Compensation Committee on the grant date are met. For further detail see “Incentive Plan Awards – Performance Share Units”. The performance criteria set for the November 18, 2016, November 1, 2017 and November 2, 2018 PSU grants are three-year cumulative targets for: (i) operating income before restructuring costs and amortization, and (ii) consolidated revenue, both of which must be met.

(10)

Trevor English received performance/transaction bonuses aggregating to $2,000,000 in recognition of his extraordinary contributions in connection with the successful completion of the divestiture of ViaWest and acquisition of 700 MHz and 2500 MHz wireless spectrum licences spectrum from Quebecor, which both occurred in fiscal 2017. In fiscal 2016, Trevor English also received performance/transaction bonuses aggregating to $3,000,000 in recognition of his extraordinary contributions in connection with the completion of the Company’s two transformational transactions, the acquisition of Freedom Mobile and the divestiture of Shaw Media.

(11)	JR Shaw, Bradley S. Shaw, and Jay Mehr voluntarily reduced their base salary by 20% effective March 8, 2016.
(12)

JR Shaw and Bradley S. Shaw both served as NEOs and directors of the Company from fiscal 2016 to 2018 and did not receive any compensation for serving as directors. Trevor English does not receive any additional compensation from the Company for sitting on the Corus board.

(13)

Effective May 4, 2018, Trevor English was appointed as Executive Vice President, Chief Financial and Corporate Development Officer and Zoran Stakic was appointed as Chief Operating Officer & Chief Technology Officer.

(14)

Vito Culmone served as Executive Vice President & Chief Financial Officer until May 4, 2018. The Company entered into an agreement with Vito Culmone in February 2018 that provided for a payment aggregating to $6,637,000 in recognition of Mr. Culmone’s service to the Company. Mr. Culmone received a bonus at 50% of the target for fiscal 2018.

(15)	In fiscal 2018, Zoran Stakic received a one-time bonus of $750,000 in recognition of his strategic contributions and increased accountabilities.
(16)

In fiscal 2018, JR Shaw voluntarily reduced his annual incentive bonus to 0.39% of the Income Base (see “Compensation Discussion and Analysis – Founder’s Agreement” for definition) and Bradley S. Shaw and Jay Mehr voluntarily reduced their short-term incentive plan payouts from 80% to 70% of target which facilitated the ability to differentiate short-term incentive plan payouts across the Company.

Proxy Circular Shaw Communications Inc.	39

3.	Option-Based and Share-Based Awards

The following table sets forth details with respect to stock options, RSUs, PSUs and DSUs held by the NEOs as of August 31, 2018. JR Shaw has no option awards or share awards outstanding.

	Option Awards				Share Awards
	Number of Securities Underlying Unexercised Options #	Option Exercise Price $	Option Expiry Date	Aggregate Value of Unexercised In-the-Money Options(2) $	Number of Units that have not Vested #		Market or Payout Value of Share Based Awards that have not Vested(5) $		Market or Payout Value of Vested Share Based Awards Not Paid Out or Distributed(4) $
Bradley S. Shaw	300,000	19.54	30-Jun-2019
Chief Executive Officer	60,000	23.96	31-Aug-2025
	60,000	26.23	31-Aug-2026		85,280	(3)	2,244,594	(6)
	60,000	27.77	05-Sep-2027	2,181,000	40,002	(4)	974,050	(7)	197,584	(8)
Jay Mehr	200,000	19.54	30-Jun-2019
President	50,000	23.96	31-Aug-2025
	50,000	26.23	31-Aug-2026		50,393	(3)	1,326,362	(6)
	50,000	27.77	05-Sep-2027	1,478,500	23,637	(4)	575,575	(7)	–
Vito Culmone	40,000	27.45	04-May-2019
Executive Vice President and	16,000	23.96	04-May-2019
Chief Financial Officer(1)	8,000	26.23	04-May-2019	–	–		–		–
Trevor English	60,000	19.54	30-Jun-2019
Executive Vice President,	70,000	27.39	01-Sep-2024
Chief Financial & Corporate	20,000	23.96	31-Aug-2025
Development Officer(1)	30,000	26.23	31-Aug-2026
	30,000	27.77	05-Sep-2027		26,325	(3)	692,884	(6)
	75,000	25.78	03-May-2028	497,200	15,313	(4)	372,879	(6)	–
Zoran Stakic	70,000	27.39	01-Sep-2024
Chief Operating Officer & Chief	20,000	23.96	31-Aug-2025
Technology Officer	30,000	26.23	31-Aug-2026		26,336	(3)	693,173	(6)
	30,000	27.77	05-Sep-2027	49,900	16,290	(4)	396,667	(7)	–

Notes:

(1)

Vito Culmone served as Executive Vice President & Chief Financial Officer until May 4, 2018. Effective May 4, 2018, Trevor English was appointed Executive Vice President, Chief Financial and Corporate Development Officer.

(2)

Based on the difference between the market value of $26.32, which is the closing price for the Class B Non-Voting Shares on TSX on August 31, 2018, and the exercise price of the options (both vested and unvested).

(3)

The number of PSUs and RSUs granted is determined by dividing the fair value of the award on the grant date by the five-day average closing price of the Class B Non-Voting Shares on the TSX preceding the grant date (the “Unit Price”). The Unit Price for the November 1, 2017 grant dates is $28.29. The Unit Price on the November 4, 2016 and November 18, 2016 grant dates was $26.04 and $26.01, respectively.

(4)	The number of PSUs and RSUs granted is determined by dividing the fair value of the award on the November 1, 2018 grant date by the Unit Price of $24.35.
(5)	Includes the notional dividends paid in RSUs and PSUs under the plan.
(6)	The market value is based on the closing price of $26.32 per Class B Non-Voting Share on the TSX on August 31, 2018.
(7)	The market value is the grant date fair value of the award of PSUs and RSUs. The fair value is based on the Unit Price of $24.35 per Class B Non-Voting Shares on the grant date of November 1, 2018.
(8)	Bradley S. Shaw holds 7,507 DSUs. The market value of the DSUs is based on the closing price of $26.32 per Class B Non-Voting Share on the TSX on August 31, 2018.

During fiscal 2018, the following NEOs exercised options:

	Number of Options Exercised	Realized Benefit $
Bradley S. Shaw	50,000	313,165
Trevor English	10,000	62,800

40	Shaw Communications Inc. Proxy Circular

Incentive Plan Awards – Value Vested or Earned During the Year

The following table sets forth details on the vesting and payouts of awards under the Company’s incentive plans for the NEOs during the fiscal year ended August 31, 2018.

		Option- Based Awards Value Vested During the Year(1) $	Share- Based Awards Value Vested During the Year(2) (incl dividend equivalents) $	Non-Equity Incentive Plan Compensation-Value Earned During the Year(3) $
JR Shaw	Executive Chair	–	–	7,311,150
Bradley S. Shaw	Chief Executive Officer	63,360	484,861	3,896,200
Jay Mehr	President	52,800	286,507	2,302,300
Vito Culmone	Executive Vice President & Chief Financial Officer(4)	73,400	329,331	1,250,000
Trevor English	Executive Vice President, Chief Financial & Corporate Development Officer(5)	30,820	69,664	720,000
Zoran Stakic	Chief Operating Officer & Chief Technology Officer(5)	30,820	69,818	720,000

Notes:

(1)

Amounts reported represent the aggregate dollar value that would have been realized if all options that vested during fiscal 2018 were exercised on the vesting date. The value is calculated as the difference between the closing price of the Class B Non-Voting Shares on the TSX on the vesting date and the exercise price of the options. The closing price of the Class B Non-Voting Shares on the TSX on June 1, 2017, September 1, 2017, and September 6, 2017 was $28.99, $27.89 and $27.58, respectively per share.

(2)	The market value is based on the closing price of $26.32 per Class B Non-Voting Share on the TSX on August 31, 2018.
(3)	The amount reported is the annual short term incentive plan payout amount.
(4)	Vito Culmone served as Executive Vice President & Chief Financial Officer until May 4, 2018.
(5)

On May 4, 2018, Trevor English was appointed as Executive Vice President, Chief Financial & Corporate Development Officer and Zoran Stakic was appointed as Chief Operating Officer and Chief Technology Officer of the Company.

4.	Pension Plans

The Human Resources and Compensation Committee approves participation in the Supplemental Executive Retirement Plan (“SERP”) and the Executive Retirement Plan (“ERP”) for senior executives and NEOs of the organization. These plans are designed to reflect the significant contributions that senior executives have made and are expected to make to the Company. These plans reflect the Company’s preference to deliver competitive compensation through elements other than equity-based awards.

The NEOs participate in the same group benefit plans as all other employees with the exception of JR Shaw and Bradley S. Shaw.

Company Defined Contribution Plan (CDCP)

The NEOs also participate in the Company Defined Contribution Plan (“CDCP”) which is available to all eligible employees. Under this plan, the Company makes annual contributions up to a maximum of 5% of each employee’s annual salary (or a maximum of 10% for certain senior leaders including the NEOs). Funds are accumulated under the employee’s name and used on retirement to purchase one of several types of annuities at the option of the employee. As a defined contribution plan, this pension plan of the Company is fully funded and is not subject to surpluses or deficiencies.

Supplemental Executive Retirement Plan (SERP)

Effective September 1, 2002, the Company established a SERP for its most senior executive officers. The SERP is a non-contributory defined benefit pension plan. The SERP was closed to new members in June 2012. The SERP has three active and 12 retired members.

Proxy Circular Shaw Communications Inc.	41

Benefits under the SERP are based on the senior executive officer’s length of service and his or her SERP pensionable earnings. SERP pensionable earnings is defined as the sum of the:

(1)	average of the three highest base salary years; and

(2)	average of the three years where the sum of the cash short-term incentive plan payout, RSU and PSU grant values was the highest;

during his or her years of service with the Company.

For fiscal years 2012 and later, the base salary for purposes of determining SERP pensionable earnings was fixed at the senior executive officer’s fiscal 2012 base salary. The SERP provides for payments equal to 5% of SERP pensionable earnings for each of the first ten years of SERP membership and 1.5% for each year of SERP membership thereafter. The maximum annual pension that a senior executive officer may earn under the SERP is 70% of SERP pensionable earnings. The SERP pension will be subject to an adjustment for early retirement for senior executive officers retiring prior to (i) age 60 and five years of SERP eligible service, or (ii) age 55 and 10 years of SERP eligible service.

A senior executive officer of the Company must be in a SERP-eligible position for five years to qualify to receive a pension. Senior executive officers who retire at age 60 or later will receive a full pension as will those senior executive officers who retire after age 55 with ten years of SERP-eligible service. Senior executive officers between the ages of 55 and 60 with less than ten years of SERP-eligible service and senior executive officers between the ages of 50 and 55 with 15 years of SERP-eligible service are eligible to retire with a discounted pension.

Executive Retirement Plan (ERP)

Effective January 1, 2013, the Company established the ERP for senior executive officers who are not members of the SERP. The ERP is a non-contributory pension plan with a defined benefit component and a defined contribution component, designed to be market competitive and provide long-term financial security to senior executive officers.

Benefits under the defined benefit component of the ERP are based on the officer’s length of service in the plan and his or her highest three-year average rate of ERP eligible earnings (base salary plus annual cash short-term incentive plan payout plus PSU and RSU grant values) during his or her ten final years of credited service in the ERP. The ERP provides for payments equal to 1% of ERP eligible earnings for each year of credited service in the ERP. Officers who retire at age 62 or later will receive a full pension. Officers between the ages of 55 and 62 are eligible to retire with a discounted pension.

For the defined contribution component of the ERP, the Company makes annual contributions of 10% of each member’s ERP eligible earnings (base salary plus annual cash short-term incentive plan payout plus RSU and PSU grant values). The defined contribution component of the ERP is fully funded and is not subject to surpluses or deficiencies.

An executive officer of the Company must be employed at Shaw for one year to qualify to receive a pension.

42	Shaw Communications Inc. Proxy Circular

Pension Plan Tables

The following table presents the benefits accumulated under the CDCP and the defined contribution component of the ERP for the NEOs. The actual benefits payable upon retirement will be determined by the size of each participant’s account values (based on the amount of actual contribution and realized investment returns) and any interest earned to the time benefits commence.

Name(1)		Pension Plan	Accumulated Value at September 1, 2017 $	Compensatory(2) $	Non- Compensatory(3) $	Accumulated Value at August 31, 2018 $
Bradley S. Shaw	Chief Executive Officer	CDCP	805,406	26,500	75,082	906,988
Jay Mehr	President	CDCP	529,343	26,500	49,532	605,375
Vito Culmone	Executive Vice President &	CDCP	84,697	26,500	(111,197)	–
	Chief Financial Officer(4)	ERP	763,675	187,754	(951,429)	–
Trevor English	Executive Vice President, Chief	CDCP	374,496	26,500	35,517	436,513
	Financial & Corporate Development	ERP	1,055,575	182,167	48,439	1,286,181
	Officer(5)
Zoran Stakic	Chief Operating Officer & Chief	CDC	412,598	26,500	39,063	478,161
	Technology Officer(6)	ERP	740,668	193,833	36,718	971,219

Notes:

(1)	No accumulated funds remain in the CDCP for JR Shaw as he was required to move funds from the plan by age 71.
(2)	Includes contributions paid by the Company. ERP values were restated for Trevor English and Vito Culmone.
(3)	Includes regular investment income credited to the accounts during the financial year and payments to members.
(4)	Vito Culmone served as Executive Vice President & Chief Financial Officer until May 4, 2018.
(5)	On May 4, 2018, Trevor English was appointed as Executive Vice President, Chief Financial & Corporate Development Officer of the Company.
(6)	On May 4, 2018, Zoran Stakic was appointed as Chief Operating Officer & Chief Technology Officer of the Company.

The following table presents the credited number of years of service at August 31, 2018 and the estimated annual retirement benefits payable to NEOs under the SERP and the defined benefit component of the ERP for the NEOs for service up to August 31, 2018 and at normal retirement (age 65 – SERP, age 62 – ERP). In addition, the total accrued pension obligation for each NEO is shown along with the changes to the obligation during the financial year ended August 31, 2018.

Name	Pension Plan	Number of Years of Credited Service(1)(6) #	Annual Benefits Payable(1)(2)		Accrued Obligation at September 1, 2017(3) $	Compensatory Change(4) $	Non- Compensatory Change(5) $	Accrued Obligation at August 31, 2018(3) $
			At Year End $	At Retirement $
JR Shaw	SERP	53	8,361,000	8,361,000	65,768,000	(1,758,000)	(2,321,000)	61,689,000
Bradley S. Shaw	SERP	23	5,129,000	5,159,000	91,561,000	(207,000)	3,463,000	94,817,000
Jay Mehr	SERP	8	1,315,000	2,768,000	26,395,000	2,828,000	1,109,000	30,332,000
Vito Culmone(7)	ERP	3	n/a	n/a	1,367,000	563,000	(1,930,000)	–
Trevor English(8)	ERP	6	219,000	859,000	1,348,000	892,000	70,000	2,310,000
Zoran Stakic(9)	ERP	6	166,000	852,000	1,595,000	1,104,000	94,000	2,793,000

Notes:

(1)	Rounded to nearest whole year as of August 31, 2018.
(2)	If the NEO exceeds age 65 the current age is used.
(3)

Amounts represent the actuarial value of projected benefits for service to the date indicated. The calculation uses actuarial assumptions and methods which are consistent with those used for calculating pension obligations disclosed in the Company’s consolidated financial statements.

(4)	Amounts represent the projected pension benefit for service in the year plus the change in accrued obligation due to differences between actual and assumed compensation for the year.
(5)	Amounts represent the impact of interest on the net obligation, changes in the interest assumption, and any other experience gains and losses.
(6)	“Number of Years of Credited Service” is the number of years from the date a NEO entered into the SERP or ERP Plan which may differ from a NEO’s actual years of service at the Company.
(7)	Vito Culmone served as Executive Vice President & Chief Financial Officer of the Company until May 4, 2018.
(8)	On May 4, 2018, Trevor English was appointed as Executive Vice President, Chief Financial & Corporate Development Officer of the Company.
(9)	On May 4, 2018, Zoran Stakic was appointed as Chief Operating Officer & Chief Technology Officer of the Company.

The Company’s obligations and related costs of the SERP benefits and the defined benefit component of the ERP are actuarially determined using the projected benefit method, pro-rated on service, and management’s best estimate of salary escalation and retirement ages of officers.

Proxy Circular Shaw Communications Inc.	43

The accrued benefit obligation of the SERP at August 31, 2018 was $428 million and the fair value of the Plan assets was $421 million.

In the event of a change of control of, or merger involving, the Company, the SERP and ERP become fully vested and fully funded immediately.

Further information with respect to the SERP and the defined benefit component of the ERP, and the Company’s accounting policy with respect thereto, is set forth in Notes 2 and 27 to the audited annual consolidated financial statements of the Company for the year ended August 31, 2018.

5.	Compensation of Directors

Directors of the Company are currently remunerated for their services as directors according to the fee schedule set forth in the table below.

Type of Fee	Amount $	Total Fees Paid to Directors During Fiscal 2018 $
Annual Board Member Retainer Fee(1)	65,000	2,093,105
Annual Lead Director Retainer Fee	75,000	75,000
Annual Committee Member Retainer Fee	6,000	78,656
Annual Corporate Governance and Nominating Committee Chair Retainer Fee(2)	15,000	15,000
Annual Human Resources and Compensation Committee Chair Retainer Fee(2)	15,000	15,000
Annual Audit Committee Chair Retainer Fee(2)	40,000	40,000
Board and Committee Attendance Fee (per meeting)	1,500	236,569
Total		2,553,330

Notes:

(1)

Each independent director also receives a grant of DSUs each year. For fiscal 2018, the grant was 3,858 DSUs valued at $104,745 which is included in the total fee amount of $2,093,105. The fair value is determined based on the closing price of $27.15 per Class B Non-Voting Share on the TSX on the grant date of January 15, 2018.

(2)	The annual Committee Chair Retainer Fees include the $6,000 annual retainer fee paid to the Committee Chair as a member of the committee.

The fees paid to directors of the Company are payable in Canadian dollars for directors resident in Canada and in U.S. dollars for all other directors. The Company also reimburses directors for out-of-pocket expenses incurred in attending Board and committee meetings.

During fiscal 2018, the Company’s director compensation was benchmarked against a comparator group by Willis Towers Watson. In order to maintain director compensation at or above the market median, the Company will continue to benchmark against a comparator group and adjust fees using a mix of cash and DSUs.

Director Compensation Table

The following table sets out the compensation paid to each of the Company’s directors for the financial year ended August 31, 2018. Fees earned are paid in cash or paid in DSUs as elected by each director. See also “DDSU Plan”. Directors who are also employees of the Company or its subsidiaries receive no remuneration as directors.

Name(5)(6)	Fees Earned - Paid in Cash(2) ($)	Fees Earned - Paid in DSU(1) ($)	Share- Based Awards ($)(3)	Option Based Awards ($)		All Other Compensation(4) ($)	Total $
Adrian I. Burns	96,500	–	104,745	–		73,508	274,753
Christy Clark	5,823	5,552	–	153,300	(7)	5	164,680
Richard R. Green	113,614	–	104,745	–		77,647	296,006
Lynda Haverstock	90,500	–	104,745	–		54,504	249,749
Gregg Keating	54,234	36,266	104,745	–		78,318	273,563
Michael W. O’Brien	129,000	–	104,745	–		79,170	312,915
Paul K. Pew	48,538	131,963	104,745	–		119,459	404,705
Jeffrey C. Royer	30,217	58,783	104,745	–		111,132	304,877
Mike Sievert	31,667	31,667	104,745	158,200	(8)	3,543	329,822
JC Sparkman	123,194	–	104,745	–		68,719	296,658
Carl E. Vogel	58,686	58,686	104,745	–		42,985	265,102
Sheila C. Weatherill	–	92,000	104,745	–		69,194	265,939
Willard H. Yuill	99,500	–	104,745	–		43,491	247,736

44	Shaw Communications Inc. Proxy Circular

Notes:

(1)	DSUs are credited to a director’s DSU account based on dividing the cash value of the compensation by the average of the high and low prices of the Class B Non-Voting Shares on the compensation dates.
(2)

Cash Amounts paid to Richard R. Green, JC Sparkman, Carl E. Vogel and Mike Sievert, residents of the U.S., are payable in U.S. dollars and have been translated into Canadian dollars at the applicable monthly average exchange rates.

(3)

Amounts represent the grant date fair value of the award of 3,858 DSUs to each director. The fair value is determined based on the closing price of $27.15 per Class B Non-Voting Share on the TSX on the grant date of January 15, 2018.

(4)	Includes the dollar value of notional dividends paid or payable in DSUs.
(5)

Compensation Disclosure for JR Shaw and Bradley S. Shaw who were both NEOs and directors in fiscal 2018, can be found in the “Summary Compensation Table”. In fiscal 2018, JR Shaw and Bradley S. Shaw did not receive compensation for serving as directors of the Company.

(6)	In fiscal 2018, Peter Bissonnette and Jim Shaw did not receive any compensation for serving as directors of the Company.
(7)

During fiscal 2018, Christy Clark was granted options to acquire 70,000 Class B Non-Voting Shares on her appointment to the Board. The amount reported represents the July 3, 2018 grant date fair value of stock options calculated using the Black-Scholes Option Pricing Model with the following assumptions: expected variability of the Corporation’s Class B Non-Voting Shares- 16.48%, expected dividend yield – 4.42%, risk-free interest rate – 2.08%, and expected life of the options – 7.2 years.

(8)

During fiscal 2018, Mike Sievert was granted options to acquire 70,000 Class B Non-Voting Shares on his appointment to the Board. The amount reported represents the January 15, 2018 grant date fair value of stock options calculated using the Black-Scholes Option Pricing Model with the following assumptions: expected variability of the Corporation’s Class B Non-Voting Shares—16.40%, expected dividend yield – 4.36%, risk-free interest rate – 2.08%, and expected life of the options – 7.2 years.

Outstanding Share-Based and Option-Based Awards

The following table sets forth details with respect to stock options and DSUs held by the directors of the Company, other than those that are NEOs, as of August 31, 2018.

	Option-Based Awards				Share-Based Awards
Name(2)(3)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiry Date	Value of Unexercised In-The-Money Options(1) ($)	Number of Shares or Units of Shares That Have Not Vested (#)	Market or Payout Value of Share- Based Awards That Have Not Vested ($)	Market or Payout Value of Vested Share -Based Awards Not Paid Out or Distributed(4)(5) ($)
Adrian I. Burns	–	–	–	–	–	–	1,706,747
Christy Clark	70,000	26.78	02-Jul-2028	–	–	–	5,501
Richard R. Green	30,000	19.17	02-Jul-2020	214,500	–	–	1,800,867
Lynda Haverstock	–	–	–	–	–	–	1,274,335
Gregg Keating	–	–	–	–	–	–	1,823,897
Michael W. O’Brien	–	–	–	–	–	–	1,835,504
Paul K. Pew	–	–	–	–	–	–	2,805,817
Jeffrey C. Royer	–	–	–	–	–	–	2,583,624
Mike Sievert	70,000	27.21	14-Jan-2028	–	–	–	136,996
JC Sparkman	–	–	–	–	–	–	1,597,755
Carl E. Vogel	–	–	–	–	–	–	1,042,535
Sheila C. Weatherill	70,000	21.31	20-Jan-2019	350,700	–	–	1,655,423
Willard H. Yuill	–	–	–	–	–	–	1,023,795

Notes:

(1)	Based on the difference between the market value of $26.32 per Class B Non-Voting Common Share which is the closing price on the TSX on August 31, 2018 and the exercise price of the options.
(2)	Disclosure for JR Shaw and Brad Shaw who are both NEOs and directors in fiscal 2018, can be found in “Incentive Plan Awards” the “Summary Compensation Table”.
(3)	Peter Bissonnette does not hold any outstanding option-based or share-based awards.
(4)	The market value is based on the closing price of $26.32 per Class B Non-Voting Share on the TSX on August 31, 2018.

Proxy Circular Shaw Communications Inc.	45

(5)	These amounts are not payable to the director until termination of the director’s service. For additional details, see “DDSU Plan”, below.

Name(2)(3)	Option Awards – Value Vested During the Year(1) ($)	Share Awards –Value Vested During the Year(4) ($)	Non-Equity Incentive Plan Compensation – Value Earned During the Year ($)
Adrian I. Burns	–	178,253	–
Christy Clark	–	5,558	–
Richard R. Green	–	182,392	–
Lynda Haverstock	–	159,249	–
Gregg Keating	–	219,329	–
Michael W. O’Brien	–	183,915	–
Paul K. Pew	–	356,167	–
Jeffrey C. Royer	–	274,660	–
Mike Sievert	–	140,023	–
JC Sparkman	–	173,464	–
Carl E. Vogel	–	206,416	–
Sheila C. Weatherill	–	265,939	–
Willard H. Yuill	–	148,236	–

Notes:

(1)

Amounts reported represent the aggregate dollar value that would have been realized if all options that vested during fiscal 2018 were exercised on the vesting date. The value is calculated as the difference between the closing price of the Class B Non-Voting Shares on the TSX on the vesting date and the exercise price of the options.

(2)	Disclosure for JR Shaw and Brad Shaw who are both NEOs and directors in fiscal 2018, can be found in “Incentive Plan Awards” the “Summary Compensation Table”.
(3)

Peter Bissonnette does not hold any outstanding option-based or share-based awards. Jim Shaw served as a director of the Corporation until his passing on January 3, 2018. Jim Shaw did not have hold any option-based or share based awards in fiscal 2018.

(4)	These amounts are not payable to the director until termination of the director’s service. For additional details, see “DDSU Plan”, below.

DDSU Plan

The Company has a Directors’ Deferred Share Unit Plan (“DDSU Plan”) under which directors may elect to receive 25%, 50%, 75% or 100% of their annual cash compensation in the form of deferred share units (“DSUs”), provided that any director who has not met the applicable share ownership guideline is generally required to elect to receive at least 50% of his or her annual compensation in DSUs and/or RSUs (see “Statement of Compensation—Share Ownership Guideline”). The number of DSUs to be credited to a director’s account equals such amount of compensation allocated to the DDSU Plan divided by the then current market value of a Class B Non-Voting Share. On each dividend payment date for the Class B Non-Voting Shares, additional DSUs are credited to the director’s DSU account equal to, for each DSU, the amount of the per Class B Non-Voting Share dividend divided by the then current market value of a Class B Non-Voting Share. When the director ceases to be a director of the Company, the DSUs will be payable by a cash payment equal to the current market value of a Class B Non-Voting Share for each DSU at the time of payout.

Share Ownership Guideline

The Board supports ownership of the Company’s shares by its directors and has established a related share ownership guideline. On October 23, 2018, the Corporate Governance and Nominating Committee amended the share ownership guideline to increase the level of ownership of Class A Shares, Class B Non-Voting Shares, RSUs and DSUs by each director to an aggregate market value of at least Cdn. $500,000 (which must be met within five years of his or her appointment to the board). Any director who has not met the share ownership guideline is generally required to elect to receive at least 50% of his or her annual compensation in DSUs and/or RSUs. Each of the nominee directors meets the share ownership guidelines, except Mike Sievert and Christy Clark who joined the board in fiscal 2018. As of November 27, 2018, Mr. Sievert and Ms. Clark require an additional $360,623 and $484,400, respectively, in Class A Shares, Class B Non-Voting Shares, DSUs, and RSUs to meet the share ownership guidelines.

46	Shaw Communications Inc. Proxy Circular

The directors nominated for election at the Meeting as a group own or control an approximate 7% economic interest in the Company’s outstanding share capital, divided as follows: approximately 6.1% by JR Shaw and Brad Shaw, and approximately 0.9% by those nominee directors who are not members of the Shaw family. For nominee directors who are not members of the Shaw family, this represents an average ownership position in excess of $9.7 million4. The median value of equity (Class A Shares, Class B Non-Voting Shares, RSUs and DSUs) held by the nominee directors who are not members of the Shaw family is approximately $2.2 million5.

For information concerning the shares, RSUs, DSUs and options held by each director nominated for election at the Meeting, see the tables under “Business of the Meeting – Election of Directors”.

6.	Indebtedness of Directors and Executive Officers

The following table sets forth the aggregate indebtedness outstanding as at October 31, 2018, of all directors, executive officers and employees, current or former, of the Company or any of its subsidiaries.

Purpose	To the Company or its Subsidiaries ($)	To Another Entity ($)
Shares Purchases	Nil	Nil
Other	454,271	Nil

[4]	The average ownership position is calculated using of $25.00 per Class A Share and $24.84 per Class B Non-Voting Share, being the closing prices on November 27, 2018.
[5]

The median value of equity (common shares and DSUs) held by the non-controlling nominee directors is calculated using of $25.00 per Class A Share and $24.84 per Class B Non-Voting Share, being the closing prices on November 27, 2018.

Proxy Circular Shaw Communications Inc.	47

STATEMENT OF CORPORATE GOVERNANCE

The Board and management of the Company recognize that effective corporate governance is central to the prudent direction and operation of the Company in a manner that ultimately enhances shareholder value. The following discussion outlines the Company’s approach toward corporate governance policies and practices.

The Company’s corporate governance practices and policies have been developed under the stewardship of the Corporate Governance and Nominating Committee of the Board in response to evolving laws and best practices, including the policies of the Canadian Securities Administrators, the TSX and the NYSE as well as the Sarbanes Oxley Act.

1.	Board & Committee Membership and Independence

As of the date hereof, the Board is comprised of 16 directors, which will decrease to 15 if all of the proposed nominees are elected at the January 17, 2019 Annual General Meeting. The Board members and their committee membership are identified in the table below.

The Board defines a director to be “independent” if he or she has no direct or indirect material relationship with the Company, as determined by the Board in consultation with the Corporate Governance and Nominating Committee. A “material relationship” is a relationship which, in the Board’s view, could reasonably be expected to interfere with the exercise of a director’s independent judgment. Based on a review of the applicable factual circumstances, including financial, contractual and other relationships, the Board, in consultation with the Corporate Governance and Nominating Committee, has determined that 14 Board members, being 88% of the current Board (14 out of 16 Board members) and 87% of the proposed nominees (13 out of 15 proposed nominees), are independent as outlined in the table below.

Director(5)(7)(8)(9)	Audit Committee	Corporate Governance & Nominating Committee	Human Resources & Compensation Committee	Executive Committee	Independence Analysis
Peter J. Bissonnette					Independent(1)
Adrian I. Burns			X	X	Independent
Christy J. Clark(5)					Independent
Richard R. Green	X				Independent
Gregg Keating			X		Independent
Michael W. O’Brien	Chair			X	Independent
Paul K. Pew		Chair		X	Independent
Jeffery C. Royer	X				Independent
Bradley S. Shaw				X	Not Independent(2)(4)
JR Shaw				Chair	Not Independent(3)(4)
Mike Sievert(6)					Independent
JC Sparkman			X	X	Independent
Carl E. Vogel		X			Independent
Sheila C. Weatherill		X			Independent
Willard H. Yuill			Chair		Independent

Notes:

(1)	Peter J. Bissonnette served as the President of the Company until August 31, 2015. The Board of Directors determined that Peter Bissonnette became an independent director as of September 1, 2018.
(2)	Bradley S. Shaw is the Chief Executive Officer of the Company.
(3)	JR Shaw is the founder and Executive Chair of the Company.
(4)

JR Shaw is the father of Bradley S. Shaw. JR Shaw and Bradley S. Shaw are deemed to be, or are related to, the Company’s controlling shareholder through the Shaw Family Living Trust and its trustee as described under the heading “Voting Procedures – Voting Shares and Principal Holders Thereof”.

(5)	Christy Clark, who is independent, was appointed by the Board as a director of the Company on June 28, 2018. As of the date hereof, Ms. Clark is not a member of any Board committees.
(6)	Mike Sievert, who is independent, was elected as a director of the Company by the shareholders at the January 11, 2018 Annual General Meeting. Mr. Sievert is not a member of any Board committees.

48	Shaw Communications Inc. Proxy Circular

(7)

Lynda Haverstock, who is independent, will not stand for election as a director at the January 17, 2019 Annual General Meeting. Lynda Haverstock was a member of the Human Resources and Nominating Committee until January 11, 2018, at which time, she joined the Corporate Governance and Nominating Committee.

(8)	Jim Shaw served as director of the Corporation until his passing on January 3, 2018.
(9)	Further details about each nominee for election to the Board at the Meeting is provided under the heading “Business of the Meeting – Election of Directors”.

The Company does not have a mandatory retirement policy or term limit policy for members of the Board and rather assesses board renewal as part of its annual board and committee assessments. The Company considers it important to retain directors who hold significant investments in the Company on its board of directors, particularly those with significant and unique business experience in the industry. A significant financial stake strongly motivates independent thinking and analysis and brings a long-term perspective which is beneficial to the Company and all of its shareholders. The Company believes that it is a preferred practice to retain the benefit of director insight from related industry, regulatory or technological experience. This is particularly significant for the Company given the narrow field of candidates who have experience in this unique, regulated sector in Canada. The Company considers that a director term limit in the context of a controlled corporation where a controlling shareholder would be required to step down as a director after serving for a stipulated period of time is inappropriate. The relationship between the Company and its controlling shareholder is unique and a valuable element of the Company’s leadership, culture and governance.

2.	Board of Directors

The Board has established a written Board mandate which is reviewed on a regular basis and updated as considered appropriate by the Corporate Governance and Nominating Committee and the Board. A copy of the Board mandate is included as Exhibit A to this proxy circular.

Duties

The Board has responsibility for supervising and overseeing management of the business and affairs of the Company. The Board’s duties include to:

•	appoint senior management;
•	review performance of, and approve compensation of, senior management;
•	monitor plans for succession, training and development;
•	satisfy itself as to the integrity of senior management and ensure that senior management maintains a culture of integrity throughout the Company;
•	approve the Company’s strategic objectives, business plans and budgets as discussed below;
•	approve significant strategic transactions, including significant acquisitions, dispositions and financings;
•	identify and assess the principal risks inherent in the business activities of the Company and ensure that management takes reasonable steps to implement appropriate systems to manage such risks;
•

ensure that the operational and financial performance of the Company, as well as any developments that may have a significant and material impact on the Company, are adequately reported to shareholders, regulators and stakeholders on a timely and regular basis; and

•	develop, implement and oversee a disclosure policy to enable the Company to communicate effectively with its shareholders and other stakeholders.

Certain responsibilities and powers of the Board have been delegated to committees of the Board as outlined below.

Strategic Planning

With respect to strategic planning, the Board establishes strategic objectives for the Company, reviews and approves management’s strategic plans and budgets, and reviews emerging trends, opportunities, risks and issues with management. The Board reviews adjustments to management’s budgets, plans and objectives as may be required during the year.

Proxy Circular Shaw Communications Inc.	49

The Board receives regular updates from management on strategic developments. Presentations are given at regularly scheduled quarterly Board meetings where topics that are strategic to the Company’s performance and prospects are explored in depth. In fiscal 2018, strategic sessions of the Board were undertaken at each of the quarterly Board meetings. See “Statement of Corporate Governance – Orientation & Continuing Education”.

Executive Chair

JR Shaw is the Board’s Executive Chair. As such, he has overall responsibility for the stewardship of the Company.

The Executive Chair fulfills the role of chair of the Board, which position is described in the Company’s Board mandate. Responsibilities of the Executive Chair include to:

•	facilitate effective operation and management of, and provide leadership to, the Board;
•	act as chair of meetings of the Board;
•	assist in setting the agenda for each meeting of the Board and otherwise bring forward for consideration matters within the mandate of the Board;
•	facilitate the Board’s interaction with management;
•	act as a resource and mentor and provide leadership for other members of the Board; and
•	perform such other duties and responsibilities as may be delegated to the Executive Chair by the Board.

Lead Director

Paul K. Pew, an independent director, was appointed in January 2015 as the Company’s third Lead Director since the position was created in 2004. The Lead Director’s role is to provide leadership to the Company’s independent directors, serve as an independent leadership contact for the directors and maintain and enhance the quality of the Company’s corporate governance practices. As such the Lead Director also serves as Chair of the Corporate Governance and Nominating Committee. A Lead Director serves for a term of five to seven years.

The terms of reference for the Lead Director are set out in the Company’s Board mandate and include:

•	in conjunction with the Corporate Governance and Nominating Committee of the Board, provide leadership to ensure that the Board functions independently of management;
•	chair all in camera meetings of the independent directors, and in the absence of the Executive Chair, the Vice Chair, and Chief Executive Officer, act as chair of meetings of the Board;
•	recommend, where necessary, the holding of special meetings of the Board;
•	review with the Executive Chair and Chief Executive Officer items of importance for consideration by the Board;
•

as may be required from time to time, consult and meet with any or all of the independent directors at the discretion of the either party and with or without the attendance of the Chair, and represent such independent directors in discussions with management on corporate governance issues and other matters;

•	serve as Board ombudsman, so as to ensure that questions or comments of individual directors are heard and addressed;
•

with the Corporate Governance and Nominating Committee, ensure that the Board, committees of the Board, individual directors and senior management understand and discharge their duties and obligations under the Company’s system of corporate governance;

•	mentor and counsel new members of the Board to assist them in becoming active and effective directors;
•	with the Corporate Governance and Nominating Committee, facilitate the process of conducting director evaluations;
•	with the Corporate Governance and Nominating Committee, promote best practices and high standards of corporate governance; and
•	perform such other duties and responsibilities as may be delegated to the Lead Director by the Board.

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Attendance Record

The Board attendance record for fiscal 2018 is outlined below.

Director(2)	Audit Committee	Corporate Governance & Nominating Committee		Human Resources & Compensation Committee		Committees(1) (Total)	Board	Overall Attendance
Peter J. Bissonnette							8/8	8/8	(100%)
Adrian I. Burns		3/4	(5)	2/2	(7)	5/6	8/8	13/14	(93%)
Richard R. Green	4/4					4/4	8/8	12/12	(100%)
Lynda Haverstock(9)		2/2	(6)	3/3	(8)	5/5	8/8	13/13	(100%)
Gregg Keating				5/5		5/5	8/8	13/13	(100%)
Michael W. O’Brien	4/4					4/4	8/8	12/12	(100%)
Paul K. Pew		6/6				6/6	8/8	14/14	(100%)
Jeffrey C. Royer	4/4					4/4	8/8	12/12	(100%)
Bradley S. Shaw							8/8	8/8	(100%)
Jim Shaw(3)							2/3	2/3	(67%)
JR Shaw							8/8	8/8	(100%)
Mike Sievert(4)							4/5	4/5	(80%)
JC Sparkman				5/5		5/5	8/8	13/13	(100%)
Carl E. Vogel		6/6				6/6	8/8	14/14	(100%)
Sheila C. Weatherill		6/6				6/6	8/8	14/14	(100%)
Willard H. Yuill				5/5		5/5	8/8	13/13	(100%)

Note:

(1)	No Executive Committee meetings were required in fiscal 2018.
(2)

Christy Clark was appointed as a director of the Company on June 28, 2018 and did not attend any Board meetings in fiscal 2018. As of the date hereof, Ms. Clark is not a member of any Board committees.

(3)	Jim Shaw served as a director until his passing on January 3, 2018.
(4)	Mike Sievert was elected as a director of the Company by the shareholders at the January 11, 2018 Annual General Meeting. Mr. Sievert is not a member of any Board committees.
(5)	Adrian Burns was a member of the Corporate Governance and Nominating Committee until January 11, 2018.
(6)	Lynda Haverstock joined the Corporate Governance and Nominating Committee on January 11, 2018.
(7)	Adrian Burns joined the Human Resources and Compensation Committee on January 11, 2018.
(8)	Lynda Haverstock was a member of the Human Resources and Nominating Committee until January 11, 2018.
(9)	Lynda Haverstock will not stand for election at the January 17, 2019 Annual General Meeting.

In Camera Sessions

The Board mandate provides that the Board shall hold, in conjunction with each Board meeting, “in camera” sessions at which non-independent directors and members of management are not in attendance. At each in camera session the independent directors meet with the Executive Chair and the Chief Executive Officer without any other member of management, subsequently with the Executive Chair alone and finally without any member of management or the Executive Chair. The Lead Director chairs the independent directors’ in camera sessions.

The committees of the Board met in camera in fiscal 2018 as follows:

Audit Committee	4 times
Corporate Governance and Nominating Committee	6 times
Human Resources and Compensation Committee	5 times

Interlocking Directorships

The interlocking directorships relating to public issuers are listed below. The Board is of the view that neither of these interlocking directorships affects the independence of the respective members of the Board.

Issuer	Director	Position with Issuer
Liberty Global, Inc.	Richard R. Green	director and member the nominating and corporate governance committee
	JC Sparkman	director and chair of the compensation committee and member of nominating and corporate governance and succession planning committees

Universal Electronics Inc.	JC Sparkman	director and chair of the compensation committee and member of the corporate governance and nominating committee
	Carl E. Vogel	director and member of the audit committee

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The Board addresses interlocking directorships on a case-by-case basis. The Corporate Governance and Nominating Committee considers the effect of interlocking directorships on director independence when considering nominees as new directors. Existing directors are subject to the Company’s outside directorship guidelines.

Committees of the Board

Subject to applicable law, the Board delegates certain of its powers, duties and responsibilities to committees of the Board. The Board has established four standing committees as discussed below.

3.	Audit Committee

The Audit Committee is comprised of Michael W. O’Brien (Chair), Richard R. Green, and Jeffrey C. Royer. Each member of the Audit Committee is an independent director and is financially literate. Each of Michael W. O’Brien and Jeffrey C. Royer also qualify as a “financial expert” under the Sarbanes-Oxley Act and other applicable regulatory requirements.

A copy of the Audit Committee charter is included in the Company’s Annual Information Form and is available on the Company’s website.

Duties

The Audit Committee is responsible for overseeing the integrity of the Company’s financial reporting process. In this regard, the Audit Committee duties include oversight of:

•	the integrity of the Company’s financial statements and related information;
•	management’s processes for assessing and reporting on the effectiveness of internal controls;
•

the external and internal auditors (including review of the audit plan with the external auditors and the Company’s senior management) and evaluation of the qualification, effectiveness and independence of the external and internal auditors;

•	the Company’s compliance with legal and regulatory requirements relating to public disclosure and financial reporting; and
•	the Company’s processes for identifying, assessing and managing risks and the Company’s financing strategy.

With respect to internal controls over financial reporting, the Company has conducted an evaluation of the effectiveness of its system of internal controls over financial reporting and concluded that the Company’s system of internal controls over financial reporting was effective as of August 31, 2018 and that the Company is in compliance with the requirements of Section 302 of the Sarbanes-Oxley Act.

Internal Audit and Advisory Services

The Audit Committee is also responsible for overseeing the work of the Company’s Internal Audit and Advisory Services department whose mandate is to provide independent and objective audit and advisory services in order to evaluate and improve the effectiveness of the Company’s governance, internal controls, disclosure processes and risk management activities. In that regard, the Audit Committee oversees the work of the Internal Audit and Advisory Services department and all reports issued by the Internal Audit and Advisory Services department.

Risks

The Audit Committee reviews:

•	management’s processes for identifying, assessing and managing the principal risks to the Company and its businesses;

52	Shaw Communications Inc. Proxy Circular

•	the major risk exposures and trends identified by the Company’s management and its implementation of risk policies and procedures to monitor and manage such exposure; and
•	the Company’s risk disclosure in its annual and interim materials.

As part of this process, the Audit Committee regularly reviews reports and discusses significant financial statement or audit risks with the Company’s external auditors. The Audit Committee undertakes a further review of the significant corporate level risks through the Enterprise Risk Management program (“ERM”). The ERM is a performance focused process designed to identify and manage significant corporate level risks that could impact the achievement of the Company’s strategic objectives. The Company’s executives meet quarterly to: (i) review and update significant corporate level risks; (ii) assess such corporate level risks in terms of likelihood and magnitude of impact, (iii) review the response strategy, and (iv) monitor progress. The Company’s executives provided an ERM report to the Board in October 2017, with updates to be provided at least annually to the Board and/or the Audit Committee. The last ERM update was provided to the Audit Committee in April 2018.

In the second quarter of fiscal 2018, the Company introduced TBT, a multi-year initiative designed to reinvent the Company’s operating model to better meet the evolving needs and expectations of consumers and businesses by optimizing the use of resources, and maintaining and ultimately improving customer service, and reducing staff. As a first step in the TBT, a VDP was offered to eligible employees resulting in approximately 3,300 Shaw employees accepting the VDP packages with approximately 1,300 employees departing in fiscal 2018. In connection with the launch of TBT and the VDP, the Company initiated quarterly reports to the Board and Audit Committee for the purposes of tracking the following: (i) employee exits and (ii) the total restructuring costs and savings (including reductions in operating and capital expenditures). (For further details on the TBT initiative and the VDP, see “Statement of Compensation – Operating Highlights”).

The significant risks and uncertainties affecting the Company and its business are discussed in the Company’s 2018 Annual Report under the heading “Known Events, Trends, Risks and Uncertainties” in the Management’s Discussion and Analysis.

Whistleblower and Fraud

As part of its oversight of the integrity of the Company’s internal controls, the Audit Committee specifically reviews and addresses fraud prevention and other procedures. Under the Company’s Business Conduct Standards, the Company has implemented procedures to ensure that concerns and complaints with respect to accounting, auditing, internal control and public disclosure matters, among others, are brought to the attention of the Chair of the Audit Committee.

Chair

The mandate of the Audit Committee outlines the chair’s responsibilities, which include: organizing the committee’s affairs, chairing its meetings, providing guidance to the members, retaining outside experts as required and reporting to the Board on the Audit Committee’s work.

4.	Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is comprised of Paul K. Pew (Chair), Lynda Haverstock, Carl E. Vogel and Sheila C. Weatherill. Each member of the Corporate Governance and Nominating Committee is an independent director.

A copy of the Corporate Governance and Nominating Committee charter is available on the Company’s website at www.shaw.ca.

Duties

The Corporate Governance and Nominating Committee is responsible for developing and monitoring the Company’s approach to corporate governance in accordance with good corporate practice, applicable laws and

Proxy Circular Shaw Communications Inc.	53

policies. In particular, the Corporate Governance and Nominating Committee is responsible for overseeing the role, composition, structure and effectiveness of the Board and its committees. In this regard, the Corporate Governance and Nominating Committee’s duties include to:

•	establish and review the mandates of the Board and its committees;
•	identify and evaluate candidates for nomination to the Board;
•	oversee the orientation and education programs for directors;
•	assess the effectiveness of the Board, its committees and individual directors;
•

establish, review and assess compliance with general corporate policies and practices, such as the business conduct standards, the related party transaction policies, communications policies, and securities trading guidelines; and

•	manage the orderly succession of directors to maintain an appropriate complement of experience and skills on the Board.

Nomination of Directors

In consultation with the Executive Chair, Chief Executive Officer and the Lead Director, the Corporate Governance and Nominating Committee identifies potential candidates for the Board, reviews their qualifications and makes recommendations on candidates to the Board. In particular, the Corporate Governance and Nominating Committee assesses, among other factors, industry experience, functional expertise, financial literacy and expertise, board experience and background having regard for the Company’s strategic direction, opportunities and risks. To assist with the director nomination process, the Company has adopted a number of tools and strategies including: a director skills matrix; engaging external consultants; and developing model director profile(s).

The Corporate Governance and Nominating Committee believes that the Board should be comprised of directors with a broad range of experiences and expertise. In consultation with the Executive Chair and Chief Executive Officer, the Corporate Governance and Nominating Committee uses a skills matrix to identify director skills, competencies and conducts a gap analysis to identify areas that can be improved for the Board to carry out its mandate effectively. The results from the skills matrix analysis are used to identify the skills, competencies, and personal attributes for model director profile(s) created by the Corporate Governance and Nominating Committee, with the support of external consultants, the Executive Chair and the Chief Executive Officer. Model director profile(s) assist the Corporate Governance and Nominating Committee to identify and target potential director candidates possessing the skills, competencies and personal attributes from which the Board could benefit.

In consultation with the Executive Chair and Chief Executive Officer, and with the support of external consultants, the Chair of the Corporate Governance and Nominating Committee identifies potential director candidates possessing the required skills, competences, and personal attributes. The potential director candidates undergo a rigorous interview process with external consultants, the Executive Chair, Chief Executive Officer, the Chair of the Corporate Governance and Nominating Committee and other Board members. Any selection discussions are made with input and recommendation from the Chair of the Corporate Governance and Nominating Committee, Executive Chair, and Chief Executive Officer. The Corporate Governance and Nominating Committee then makes a formal recommendation to the Board where it is decided by resolution to approve the new director.

Board Diversity

Diversity enhances culture and creates value for employees, customers, shareholders and other stakeholders. The Company believes that increasing Board diversity to reflect its customers and the communities they live in is crucial. To that end, the Corporate Governance and Nominating Committee takes into account factors such as gender and cultural diversity, with a view to ensuring that the Board benefits from a broader range of perspectives and relevant experience. Diversity considerations form an integral part of the Company’s skills matrix analysis (discussed above) and in addition to merit, diversity is an essential factor in the selection process for new directors, including representation of women and minorities.

54	Shaw Communications Inc. Proxy Circular

At this time, the Board has not adopted a formal diversity policy or targets for director positions. The Company believes that it can achieve appropriate gender and cultural diversity through its director nomination and selection process without the imposition of a formal policy or diversity targets. As a long-standing diverse employer that promotes and supports a culture of inclusion, it fully appreciates the benefits of leveraging a diverse range of skills and perspectives. In particular, the Corporate Governance and Nominating Committee considers the level of representation of women on the Board by overseeing the selection process and ensuring that sufficient women and other diverse candidates are included in the pool of potential candidates for consideration.

The Corporate Governance and Nominating Committee believes the 15 nominees for election to the Board reflect an appropriate diversity of gender, culture, experience and expertise to service the best interests of the Company and its stakeholders. The director nominees for the January 17, 2019 Annual General Meeting include three females, representing 3 out of 13 (23%) of the independent director nominees and 3 out of 15 (20%) of all director nominees.

Orientation and Continuing Education

The Corporate Governance and Nominating Committee is responsible for the orientation of new directors and ongoing education initiatives for all members of the Board. In fiscal 2018, the Company refreshed its director orientation program to tailor to the needs of the Company’s directors given their broad range of professional experience. The new orientation program provides new directors with detailed background information on Company’s history and operations, strategic plan and direction, business units, investor relations initiatives, technology and network, regulatory environment, the roles and expectations of the Board and its committees, policies, guidelines and governance practices as well as annual and quarterly financial information.

All directors have regular access to senior management to discuss Board presentations and matters of interest as the senior management team is invited to attend board meetings and engage in active discussion with board members on topics presented. Most of the directors also sit on other boards which enables them to bring that experience to the functions of the Company’s board.

The Board members are expected to be informed about issues affecting the Company’s business, governance and other related issues. In this regard, the Company undertakes ongoing education initiatives at the Board level. Director education requirements are overseen by the Corporate Governance and Nominating Committee. In recognition of the rapidly changing technology and competitive environment, the Board receives regular updates from management on strategic developments and presentations are given at regularly scheduled quarterly Board meetings. Presentation topics are proposed by management or requested by Board members. The presentations are made by internal and external experts on a wide range of topics relevant to the current and future direction of the Company. Topics covered in fiscal 2018 included: TBT, Shaw’s multi-year initiative designed to reinvent its operating model; the VDP, the first stage of Shaw’s TBT initiative; competitive landscape in the Company’s Wireline and Wireless divisions; the presentation of the updated strategic plan; Wireless and Wireline network planning, optimization, and the Company’s converged network strategy; and the evolving regulatory environment and the Company’s approach to regulatory changes and other corporate initiatives.

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Site visits to the Company’s facilities are arranged periodically. The Company also has a director education policy by which funding can be made available for attendance by directors at external programs. A list of meetings in fiscal 2018 where educational and strategic topics were covered is set out in the table below.

Educational and Strategic Topics	Attendees	Timing
Senior management presentation on performance and emerging issues	Full Board	Quarterly

Corporate governance updates on new requirements and emerging issues and practices	Corporate Governance and Nominating Committee	Quarterly

Changes in generally accepted accounting principles	Audit Committee	Quarterly

Compensation trends and benchmarking	Human Resources and Compensation Committee	Quarterly

Strategic Planning meetings:	Full Board	Quarterly
Topics covered included:

• TBT, Shaw’s multi-year initiative designed to reinvent its operating model
• the VDP, the first stage of Shaw’s TBT initiative;
• competitive landscape in the Company’s Wireline and Wireless divisions;
• the presentation of the updated strategic plan;
• Wireless and Wireline network planning, optimization, and the Company’s converged network strategy; and
• the evolving regulatory environment and the Company’s approach to regulatory changes and other corporate initiatives.

Board and Committee Assessments

The Corporate Governance and Nominating Committee reviews the effectiveness of the Board, its committees and individual directors. As part of this assessment of the effectiveness of the board, board renewal is considered. The Corporate Governance and Nominating Committee conducts an annual survey of each of the directors by a confidential questionnaire that addresses the effectiveness of the operation of the Board and the committee(s) of which the director is a member, board culture and director self-evaluation. The survey results are compiled by an outside consultant and strengths and areas which might be strengthened are summarized. The Corporate Governance and Nominating Committee reviews recommendations arising out of the evaluations and makes recommendations as it considers appropriate. The results of the survey are shared with the Board.

Review of Charters

Each of the Audit Committee and the Human Resources and Compensation Committee annually review their committee charters and recommend any changes to the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee considers these recommendations and annually reviews the charters for each of the Board committees and the mandate of the Board and recommends any changes to the Board for consideration and approval.

Chair

The mandate of the Corporate Governance and Nominating Committee outlines the chair’s responsibilities, which include: organizing the committee’s affairs, chairing its meetings, providing guidance to the members, retaining outside experts as required and reporting to the Board on the committee’s work.

5.	Human Resources and Compensation Committee

The Human Resources and Compensation Committee is comprised of Willard H. Yuill (Chair), Adrian I. Burns, Gregg Keating and JC Sparkman. Each member of the Human Resources and Compensation Committee is an independent director.

A copy of the Human Resources and Compensation Committee charter is available on the Company’s website www.shaw.ca.

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Duties

The Human Resources and Compensation Committee is responsible for overseeing the Company’s significant human resource strategies and periodically reviewing the Company’s compensation philosophy and material strategies and policies and the effectiveness thereof. The Human Resources and Compensation Committee also approves the appointment of senior management recruited from outside the Company, as well as the promotion of senior management within the Company. In this regard, the Human Resources and Compensation Committee’s duties include to:

•	review and approve responsibilities, performance criteria and incentive compensation targets and assess performance for senior executives;
•	assess the long-term and short-term incentive plans to ensure that they do not incent risk-taking beyond the Company’s risk tolerance;
•	review and approve employee benefits plans, equity-based plans and retirement plans;
•	review the succession planning and talent management program and ensure that appropriate programs are in place to manage succession, recruitment and retention of senior management;
•	review and approve the terms of engagement of compensation consultants;
•	review and monitor occupational health and safety programs; and
•	review programs to address employment equity, employee engagement and employee relations.

Compensation of Management

In respect of management, the Human Resources and Compensation Committee is responsible for ensuring that appropriate and effective human resource recruitment, development, compensation, retention, succession planning (including appointing, training and monitoring senior management) and performance evaluations programs are developed and implemented in conformity with the Company’s strategic objectives and with a view to attracting and retaining the best qualified management and employees. The committee annually reviews, approves and reports to the Board on the compensation of the senior executives of the Company, and recommends for approval by the Board compensation for the NEOs. The performance of the Company and its individual executive officers during the fiscal year is taken into consideration when the Committee conducts its annual executive compensation review. The Committee also takes into consideration the compensation of similar positions within the Company’s comparator group to ensure that the level of executive compensation is competitive and effective in attracting and retaining outstanding executive talent.

Chief Executive Officer

The Human Resources and Compensation Committee: (1) reviews and approves the specific responsibilities of the Chief Executive Officer; and (2) monitors the corporate objectives that the Chief Executive Officer is responsible for meeting on an annual basis and regularly reviews whether such objectives are being met in alignment with the Company’s objectives and strategic plan.

The Chief Executive Officer has responsibility for the management of the business and affairs of the Company. The Chief Executive Officer provides day-to-day leadership and is responsible for the achievement of the overall objectives and policies established by the Board. In particular, the Chief Executive Officer is expected to lead the Company and formulate strategies and policies, agreed upon by the Board. The Chief Executive Officer is directly accountable to the Board for all activities of the Company.

The terms of reference for the Chief Executive Officer are set out in the Company’s Board mandate which are attached hereto as Exhibit A.

Succession Planning

At least annually, the Human Resources and Compensation Committee reviews with management its program for succession planning. This program identifies high performers as well as successors for key positions for all roles from director level to the Chief Executive Officer. The Human Resources and Compensation Committee also oversees the Company’s talent development and formal leadership programs.

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Compensation of the Board

In respect of the Board, the Human Resources and Compensation Committee is charged with the responsibility of reviewing the adequacy and form of the compensation of directors. It considers time commitment, responsibilities and fees paid by the Company’s peer group in determining remuneration to ensure the Company continues to retain and attract the best individuals. In fiscal 2018, Directors received their compensation in the form of cash and DSUs or a combination of cash and DSUs.

Compensation Consultants

From time to time, the Human Resources and Compensation Committee retains independent human resources consultants to provide expert advice and opinions on compensation and other matters. In fiscal 2017 and 2018, the Company retained Willis Towers Watson to provide director and senior executive compensation services. (For fee detail, see “Statement of Compensation – Role of Compensation Consultant”.)

Diversity in Executive Officer Positions

Diversity is integral to the Company’s continued growth and success. The Company believes a more diverse workforce leads to stronger financial performance by representing the customers and communities that Shaw serves in Canada. In addition to the value the Company sees in Board diversity (as described under “Committees of the Board – Corporate Governance and Nominating Committee – Board Diversity”), the Company also recognizes the benefit of diversity throughout all levels of the organization, including at the executive officer level. The Company is actively engaged in promoting diversity to enrich its culture and foster innovation through diversity of thought and perspective, and embedding it into the broader talent management programs in order to deliver and drive business results.

The Company’s diversity program focuses on under-representation of employees that are women, visible minorities, indigenous, or people with disabilities. The Company’s current initiatives are: (i) the hiring and retention of talented employees through work placement programs and establishing recruitment partnerships to attract diverse candidates, (ii) incorporating diversity awareness through the Company’s leadership development, on-boarding and other programs, and (iii) enhancing the Company’s internal communications to raise diversity awareness and remove unconscious biases. To monitor the program’s effectiveness, the Company uses diversity metrics to measure its progress quarterly and strives to ensure the Company is an equitable workplace representative of the customers and communities Shaw serves in Canada.

At this time, Shaw has not adopted a formal diversity policy or targets for the representation of women at the executive officer level. Shaw believes arbitrary targets are a weak substitute for a consistently applied recruitment policy that encourages an inclusive and diverse workplace, which includes considering the representation of women in executive officer positions. When considering potential candidates for executive officer positions, the Company considers both gender and cultural diversity, recognizing the importance of having an executive team representing different skills and perspectives.

Currently women comprise 5 out of 20 (25%) of the Company’s senior leadership team (senior vice president level and above). By broadening diversity initiatives across the Company and into the business plans and strategies, the Company strives to be an industry leader in diversity while achieving operational excellence.

Chair

The mandate of the Human Resources and Compensation Committee outlines the chair’s responsibilities, which include: organizing the committee’s affairs, chairing its meetings, providing guidance to the members, retaining outside experts as required and reporting to the Board on the committee’s work.

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6.	Executive Committee

The Executive Committee is comprised of JR Shaw (Chair), Adrian I. Burns, Michael W. O’Brien, Paul K. Pew, Bradley S. Shaw and JC Sparkman. Each of Adrian I. Burns, Michael W. O’Brien, Paul Pew and JC Sparkman is an independent director.

A copy of the Executive Committee charter is available on the Company’s website at www.shaw.ca.

The Executive Committee carries out all matters that may be specifically and lawfully delegated to it by the Board. In particular, the Executive Committee exercises the powers of the Board in circumstances where, following initial approval of a matter by the full Board, the Board delegates approval of certain aspects to the Executive Committee. Matters reviewed and approved by the Executive Committee are in most circumstances referred back to the full Board for ratification, confirmation and approval at the next meeting of the Board.

Chair

The mandate of the Executive Committee outlines the chair’s responsibilities, which include: organizing the committee’s affairs, chairing its meetings, facilitating the Executive Committee’s interaction with management, the Board and other committees of the Board and providing guidance to the members.

7.	Corporate Governance Policies

Business Conduct Standards

The Company has adopted a set of Business Conduct Standards, which apply to all directors, officers and employees of the Company. Business Conduct Standards are available on SEDAR at www.sedar.com and on the Company’s website at www.shaw.ca. The Corporate Governance and Nominating Committee, with the assistance of the Company’s Business Conduct Standards Committee (a committee of management representatives from each of the Consumer, Business, Wireless, Human Resources and Legal departments which meets regularly throughout the year), is responsible for monitoring compliance with the Business Conduct Standards and for approving waivers of such standards. No such waivers for directors or officers of the Company have been granted as of the date hereof.

The Company’s Business Conduct Standards address such matters as conflicts of interest, confidential information, and the protection and proper use of the Company’s assets. The Business Conduct Standards also include procedures for the submissions of complaints or concerns that employees may have regarding compliance with corporate policies or applicable laws or with respect to accounting, internal control and auditing matters. All new directors, officers, employees and certain contractors are required to receive an orientation about the Business Conduct Standards when they commence their engagement with the Company.

The Board monitors compliance with the Business Conduct Standards through the Corporate Governance and Nominating Committee and the Audit Committee, with the assistance of the Company’s Business Conduct Standards Committee. Each such Board committee receives updates on matters relating to the Business Conduct Standards that are relevant to it.

No material change reports have been filed since the beginning of the Company’s most recently completed financial year that pertain to any conduct of a director or executive officer that constitutes a departure from the Business Conduct Standards.

Related Party Transaction Policy

Transactions or agreements in respect of which a director or executive officer of the Company has a material interest are subject to the Related Party Transaction Policy. For any such transactions or agreements, the director or officer is required to disclose his or her interest in accordance with the Related Party Transaction

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Policy, the Business Conduct Standards, the Corporation’s by-laws and the Business Corporations Act (Alberta). When applicable, he or she is required to recuse him or herself from any consideration or vote relating to such transaction or agreement.

At each quarterly meeting, each of the Audit Committee and the Corporate Governance and Nominating Committee reviews the fairness of any potential transactions in which a director or officer of the Company may be involved or connected, if any.

Communications Policy

The Company has adopted a corporate disclosure policy with respect to the dissemination of material information in a timely manner to all shareholders in accordance with applicable securities laws. Under such policy, the Board, upon recommendation of the Audit Committee, approves annual and quarterly reports to shareholders, as well as other material public communications.

All quarterly and annual financial statements, material press releases, investor presentations and other corporate governance-related materials are posted immediately on the Company’s website. With respect to the release of its quarterly financial results, the Company provides Internet and telephone conference call access to interested parties.

Investor enquiries receive a response through the Finance department of the Company or through an appropriate officer of the Company.

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INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Other than as disclosed herein, management of the Company is unaware of any material interest of any director or executive officer of the Company, of any management nominee for election as a director of the Company or of any person who beneficially owns (directly or indirectly) or exercises control or direction over shares carrying more than 10% of the voting rights attached to all voting shares of the Company, or any associate or affiliate of any such person, in any transaction since the beginning of the last completed financial year of the Company or in any proposed transaction that has materially affected or would materially affect the Company or any of its subsidiaries.

ADDITIONAL INFORMATION

Additional financial information is provided in the Company’s comparative financial statements for its most recently completed financial year, and management’s discussion and analysis thereon. Copies of such documents may be obtained in the manner set forth above.

Additional information concerning the Company is available through the Internet on SEDAR which may be accessed at www.sedar.com. Copies of such information may also be obtained on the Company’s website at www.shaw.ca, or on request and without charge from the Corporate Secretary of the Company, Suite 900, 630 – 3rd Avenue S.W., Calgary, Alberta, Canada T2P 4L4, telephone (403) 750-4500.

CAUTION CONCERNING FORWARD LOOKING STATEMENTS

Statements included in this Proxy Circular, including documents incorporated by reference herein, that are not historic constitute “forward-looking statements” within the meaning of applicable securities laws. Such statements can generally be identified by words such as “anticipate”, “believe”, “expect”, “plan”, “intend”, “target”, “goal” and similar expressions (although not all forward-looking statements contain such words). Forward looking statements in this Proxy Circular include, but are not limited to statements related to:

•	future capital expenditures;
•	proposed asset acquisitions and dispositions;
•	expected cost efficiencies;
•	financial guidance and expectations for future performance;
•	business and technology strategies and measures to implement strategies;
•	the Company’s equity investments, joint ventures and partnership arrangements;
•	expected growth in subscribers and the services to which they subscribe;
•	competitive strengths;
•	expected project schedules, regulatory timelines, completion/in-service dates for the Company’s capital and other projects;
•	expected number of retail outlets;
•	timing of new product and service launches
•	expected number of customers using voice over LTE or VoLTE;
•

the deployment of: (i) network infrastructure to improve capacity and coverage and (ii) new technologies, including next generation wireless and wireline technologies such as 5G and IPTV, respectively;

•	the expected growth in subscribers and the products/services to which they subscribe;
•	the cost of acquiring and retaining subscribers and deployment of new services;
•	expected growth in subscribers and the products/services to which they subscribe;
•

the total restructuring charges (related primarily to severance and employee related costs as well as additional costs directly associated with the Company’s TBT initiative) expected to be incurred in connection with the TBT initiative;

•	the anticipated annual cost reductions related to the VDP (including reductions in operating and capital expenditures) and the timing of realization thereof;

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•	the impact that the employee exits will have on Shaw’s business operations;
•	outcome of the TBT initiative, including the timing thereof and the total savings at completion; and
•	expansion and growth of Shaw’s business and operations and other goals and plans.

All of the forward-looking statements made in this Proxy Circular are qualified by these cautionary statements.

Forward-looking statements are based on assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances as of the current date. The Company’s management believes that its assumptions and analysis in this Annual Information Form are reasonable and the expectations reflected in the forward looking statements contained herein are also reasonable based on the information available on the date such statements are made and the process used to prepare the information. These assumptions, many of which are confidential, include, but are not limited to:

•	general economic conditions;
•	future interest rates;
•	previous performance being indicative of future performance;
•	future income tax and exchange rates;
•	technology deployment;
•	future expectations and demands of the Company’s customers;
•	subscriber growth;
•	short term incremental costs associated with growth in Wireless handset sales;
•	cost reductions associated with CRTC finalizing wholesale mobile wireless roaming rates;
•	pricing, usage, and churn rates;
•	availability of devices;
•	content and equipment costs;
•	industry structure, conditions and stability;
•	government regulation;
•	completion of proposed transactions;
•

the TBT initiative being completed in a timely and cost-effective manner yielding the expected results and benefits, including: (i) resulting in a leaner, more integrated and agile company with improved efficiencies and execution to better meet consumers’ needs and expectations (including the productions and services offered to its customers) and (ii) realizing the expected cost reductions;

•	the Company being able to complete the employee exits pursuant to the VDP with minimal impact on business operations within the anticipated timeframes and for the budgeted amount;
•	the cost estimates for any outsourcing requirements and new roles in connection with the VDP;
•	the Company can gain access to sufficient retail distribution channels;
•	the Company can access the spectrum resources required to execute on its current and long-term strategic initiatives; and
•	the integration of acquisitions.

You should not place undue reliance on any forward-looking statements. Many factors, including those not within the Company’s control, may cause the Company’s actual results to be materially different from the views expressed or implied by such forward-looking statements, including, but not limited to:

•	changes in general economic, market and business conditions;
•	changing interest rates, income taxes, and exchange rates;
•	changes in the competitive environment in the markets in which the Company operates and from the development of new markets for emerging technologies;
•	changing industry trends, technological developments, and other changing conditions in the entertainment, information and communications industries;
•	changes in the value of the Company’s equity investments, joint ventures and partnership arrangements;
•	the Company’s failure to execute its strategic plans and complete its capital and other projects by the completion date;

62	Shaw Communications Inc. Proxy Circular

•	the Company’s failure to grow subscribers;
•	the Company’s failure to realize roaming cost reductions;
•	the Company’s failure to close any transactions;
•	the Company’s failure to have the spectrum resources required to execute on its current and long-term strategic initiatives;
•	the Company’s failure to gain sufficient access to retail distribution channels;
•	the Company’s failure to achieve cost efficiencies;
•

the Company’s failure to implement the TBT initiative as planned and realize the anticipated benefits therefrom, including: (i) the failure of the TBT to result in a leaner, more integrated and agile company with improved efficiencies and execution to better meet Shaw’s consumers’ needs and expectations (including the products and services offered to its customers) and (ii) the failure to realize the expected cost reductions;

•	the Company’s failure to complete employee exits pursuant to the VDP with minimal impact on operations;
•	technology, privacy, cyber security and reputational risks;
•	opportunities that may be presented to and pursued by the Company;
•	changes in laws, regulations and decisions by regulators that affect the Company or the markets in which it operates;
•	the Company’s status as a holding company with separate operating subsidiaries; and
•	other factors described in the MD&A for the year ended August 31, 2018 under the heading “Known events, Trends, Risks, and Uncertainties”.

The foregoing is not an exhaustive list of all possible factors. Should one or more of these risks materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results may vary materially from those described herein.

The Company provides certain financial guidance for future performance as the Company believes that certain investors, analysts and others utilize this and other forward-looking information in order to assess the Company’s expected operational and financial performance and as an indicator of its ability to service debt and return cash to shareholders. The Company’s financial guidance may not be appropriate for this or other purposes.

Any forward-looking statement speaks only as of the date on which it was originally made and, except as required by law, the Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement to reflect any change in related assumptions, events, conditions or circumstances. All forward looking statements contained in this Proxy Circular are expressly qualified by this statement.

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DIRECTOR APPROVAL

The contents and sending of this proxy circular have been approved by the Board of Directors of the Company.

(signed) Peter A. Johnson

Executive Vice President, Chief Legal and Regulatory Officer

November 27, 2018

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EXHIBIT A

SHAW COMMUNICATIONS INC.

BOARD OF DIRECTORS MANDATE

This Mandate of the Board of Directors (the “Board”) of Shaw Communications Inc. (the “Corporation”) was adopted June 28, 2018.

I.	Mandate

The Board has responsibility for supervising and overseeing management of the business and affairs of the Corporation consistent with its powers and obligations under the Business Corporations Act (Alberta) (the “ABCA”) and under other legal and regulatory requirements applicable to a corporation that is a reporting issuer in Canada and the United States and whose securities are listed on the Toronto Stock Exchange and the New York Stock Exchange.

In this regard, the Board shall, in accordance with the Corporation’s Articles and By-laws:

•	manage the business and affairs of the Corporation;
•	act honestly and in good faith with a view to the best interests of the Corporation; and
•	exercise the care, diligence and skill that reasonably prudent people would exercise in comparable circumstances.

The Board will fulfill its mandate primarily by carrying out the responsibilities and duties set forth in Section IV of this Mandate.

II.	Composition

Pursuant to the terms of the Articles of the Corporation, the Board shall consist of a minimum of 8 and a maximum of 20 directors.

The Board shall be comprised of a majority of directors that meet the independence, expertise and other membership requirements under applicable laws and any other applicable policies established by the Board.

The members of the Board shall be elected annually by shareholders of the Corporation or as otherwise provided by the Corporation’s Articles. Each member of the Board shall serve until the next annual general meeting of shareholders of the Corporation or until his or her earlier resignation or removal from the Board.

The Chair of the Board shall be appointed by the Board from among its members and shall carry out the responsibilities and duties set forth in Section VI of this Mandate.

The Board may also appoint, from time to time, an independent Lead Director from among its members to serve for a term of five to seven years. The Lead Director will provide leadership to the independent directors of the Board and carry out the responsibilities and duties set forth in Section VII of this Mandate.

III.	Meetings

The Board shall meet at least quarterly and more frequently as circumstances require or as requested by a member of the Board or a senior officer of the Corporation.

Notice of each meeting of the Board shall be given to each member of the Board as far in advance of the time for the meeting as practicable, but in any event, not later than 24 hours preceding the time of the meeting (unless waived by all members of the Board). Each notice of meeting shall state the nature of the business to be transacted at the meeting in reasonable detail and to the extent practicable, be accompanied by copies of documentation to be considered at the meeting.

A quorum for the transaction of business at a meeting shall consist of not less than a majority of the members of the Board. Members of the Board may participate in any meeting by means of such telephonic, electronic or other communication facilities as permit all persons participating in the meeting to communicate adequately with each other, and a member participating by any such means shall be deemed to be present at that meeting.

Senior management of the Corporation and other parties may attend meetings of the Board, as may be deemed appropriate by the Board. The Board shall schedule in camera independent director sessions to be held in conjunction with each Board meeting. The independent directors may also meet in camera at other appropriate times. The Lead Director shall chair in camera independent director sessions.

Minutes shall be kept of all meetings of the Board (other than in camera sessions) and shall be signed by the Chair and Secretary of the meeting.

IV.	Responsibilities and Duties of the Board

To fulfill its mandate, the Board shall be charged with the specific responsibilities and duties set out in this Section IV. To the extent permissible under applicable law and the Corporation’s Articles and By-laws, the Board may delegate such responsibilities and duties to committees of the Board constituted in accordance with Section V of this Mandate.

While the ABCA and Corporation’s By-laws provide that the Board shall “manage the business and affairs” of the Corporation, the Board operates by delegating certain of its authorities to management of the Corporation and by reserving certain powers to itself.

In this regard, the Board expects management of the Corporation, including the Chief Executive Officer (the “CEO”) and other senior executives of the Corporation, to provide day-to-day leadership and management of the Corporation and to achieve the overall objectives and policies established by the Board. The Board approves the strategies of the Corporation and the objectives and policies within which it is managed, and then evaluates the performance of the CEO and management. Once the Board has approved the strategies and policies, it shall act in a unified and cohesive manner in supporting and guiding the CEO and senior management of the Corporation.

The Board’s principal responsibilities and duties fall into the general categories described below.

1.	Selection and Oversight of Management

The Board has the responsibility to:

•	select and appoint the CEO and senior management of the Corporation;
•	review the performance of the CEO and senior management;
•	approve the compensation of the CEO and senior management;
•	ensure that plans have been made for management succession, training and development;
•	provide advice and counsel to the CEO and senior management in the execution of their duties;
•	satisfy itself as to the integrity of the CEO and senior management, and
•	ensure that such officers create a culture of integrity throughout the Corporation.

2.	Strategic Planning

The Board has the responsibility to:

•	review and approve the Corporation’s long-term strategic objectives and monitor the Corporation’s progress in reaching such strategic objectives;
•	review and approve the business plans, consolidated budgets and other similar plans of the Corporation on an annual basis and monitor the implementation of such plans;

•

review and approve significant strategic transactions that are not considered to be in the ordinary course of business as well as other items of significance, including significant acquisitions, dispositions and financings; and

•	identify and review other matters of significance that require approval or input of the Board.

3.	Monitoring and Acting

The Board has the responsibility to:

•

identify and assess the principal risks inherent in the business activities of the Corporation and ensure that management takes all reasonable steps to implement appropriate systems to manage such risks;

•	ensure that management implements and maintains effective internal controls over financial reporting, disclosure controls and procedures and management information systems;
•

develop, review and monitor the Corporation’s approach to corporate governance, including developing the Corporation’s corporate governance guidelines and measures for receiving shareholder feedback; and

•	adopt and monitor compliance with a code of business conduct applicable to directors, officers and employees of the Corporation.

4.	Reporting

The Board has the responsibility to:

•

ensure that the operational and financial performance of the Corporation, as well as any developments that may have a significant and material impact on the Corporation, are adequately reported to shareholders, regulators and stakeholders on a timely and regular basis;

•	ensure that the financial performance of the Corporation is reported fairly and in accordance with the Corporation’s disclosed accounting principles and applicable laws and regulations; and
•	develop, implement and oversee a disclosure policy to enable the Corporation to communicate effectively with its shareholders and other stakeholders.

5.	Legal Requirements

The Board is responsible for ensuring overall compliance with legal and regulatory requirements applicable to the Corporation.

The Board also has the responsibility for considering, as a full Board, the following matters that in law may not be delegated to management of the Corporation or to a committee of the Board:

•	any submission to shareholders of the Corporation of a question or matter requiring their approval;
•	filling of a vacancy among the directors or in the office of auditors of the Corporation;
•	issuance of securities;
•	declaration of dividends;
•	purchase, redemption or any other form of acquisition of shares issued by the Corporation;
•

payment of a commission to any person in consideration of such person purchasing or agreeing to purchase shares of the Corporation from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares;

•	approval of management proxy circulars;
•	approval of any take-over bid circular or directors’ circular;
•	approval of annual financial statements, management discussion and analysis and annual information forms; and
•	adoption, amendment or repeal of the By-laws.

6.	Board Functioning

The Board has the responsibility to:

•	manage its own affairs, including developing its own agendas and procedures;
•	consider, on an annual basis, the composition and size of the Board and its impact, if any, on the Board’s effectiveness;
•	identify and approve prospective nominees to the Board;
•	ensure that there is a comprehensive orientation session for directors, as well as other continuing education opportunities;
•	regularly assess the effectiveness and contribution of the Board, its committees and each individual director;
•	determine the compensation of directors; and
•	otherwise establish and review its own policies and practices from time to time.

V.	Committees of the Board

The Board may establish committees of the Board and delegate its duties and responsibilities to such committees, where legally permissible. The Board shall appoint the members to any such committee and shall oversee their performance.

In accordance with applicable laws, policies and guidelines of securities regulatory authorities, the Board shall appoint the following standing committees, each comprised of at least a majority of independent directors:

•	Audit Committee;
•	Corporate Governance and Nominating Committee; and
•	Human Resources and Compensation Committee.

In addition, the Board has appointed an Executive Committee. The Executive Committee will have not fewer than a majority of independent directors.

VI.	Terms of Reference for the Chair

To fulfill his or her responsibilities and duties, the Chair of the Board shall:

•	facilitate the effective operation and management of, and provide leadership to, the Board;
•	act as chair of meetings of the Board;
•	assist in setting the agenda for each meeting of the Board and in otherwise bringing forward for consideration matters within the mandate of the Board;
•	facilitate the Board’s interaction with management of the Corporation;
•	act as a resource and mentor and provide leadership for other members of the Board; and
•	perform such other duties and responsibilities as may be delegated to the Chair by the Board from time to time.

VII.	Terms of Reference for Lead Director

The Lead Director will facilitate the functioning of the Board independently of the Corporation’s management and will also maintain and enhance the quality of Shaw’s corporate governance practices.

The Lead Director will:

•	in conjunction with the Corporate Governance and Nominating Committee of the Board, provide leadership to ensure that the Board functions independently of management of the Corporation;
•	act as chair of in camera independent director sessions and, in the absence of the Chair, act as chair of meetings of the Board;
•	recommend, where necessary, the holding of special meetings of the Board;

•	review with the Chair and CEO items of importance for consideration by Board;
•

as may be required from time to time, consult and meet with any or all of Shaw’s independent directors at the discretion of either party and with or without the attendance of the Chair, and represent such directors in discussions with management of the Corporation on corporate governance issues and other matters;

•	serve as Board ombudsman, so as to ensure that questions or comments of individual directors are heard and addressed;
•

with the Corporate Governance and Nominating Committee, ensure that the Board, committees of the Board, individual directors and senior management of the Corporation understand and discharge their duties and obligations under the Corporation’s system of corporate governance;

•	mentor and counsel new members of the Board to assist them in becoming active and effective directors;
•	with the Corporate Governance and Nominating Committee, facilitate the process of conducting director evaluations;
•	with the Corporate Governance and Nominating Committee, promote best practices and high standards of corporate governance; and
•	perform such other duties and responsibilities as may be delegated to the Lead Director by the Board from time to time.

VIII.	Terms of Reference for Individual Directors

As a member of the Board, each director will act honestly, in good faith and in the best interests of the Corporation. Each director will exercise the care, diligence and skill of a reasonably prudent person and will fulfil all legal and fiduciary obligations of a director.

1.	General

Each director is expected to:

•	act and speak honestly and with integrity;
•	demonstrate high ethical standards;
•	support principled and ethical business practices and a culture of integrity;
•	maintain a solid understanding of the role, responsibilities and duties of a director;
•	understand conflict of interest issues and declare real or perceived conflicts;
•	be an effective ambassador and representative of the Corporation; and
•	comply with applicable laws, the Corporation’s Articles, By-laws, business conduct standards and other policies.

2.	Skills and Experience

Each director shall:

•	demonstrate skills and experience that are complementary to other directors of the Board and that are valuable in light of the Corporation’s business and strategic direction;
•	develop and maintain a strong understanding of the Corporation’s business, operations, products, financial position, industry and markets;
•	apply his or her knowledge, experience and expertise to issues confronting the Corporation;
•	participate in on-going training and continuing education as may be required or desirable; and
•	serve as a helpful resource to the Board and to management, where necessary or appropriate.

3.	Preparation, Attendance and Availability

Each director shall:

•	maintain an excellent attendance record for meetings of both the Board and committees of the Board;

•

prepare for meetings of the Board and committees of the Board, by reading reports and background materials and by otherwise preparing in a manner that will assist the director in evaluating and adding value to meeting agenda items;

•	be available and accessible to other members of the Board and to management of the Corporation, as needed; and
•	have the necessary time and commitment to fulfill all responsibilities as a member of the Board and committees of the Board.

4.	Communication and Interaction

Each director shall:

•	participate fully and frankly in Board deliberations and discussions and contribute meaningfully and knowledgeably to Board discussions;
•	work effectively with, and be collegial and respectful towards, fellow directors and management of the Corporation;
•	encourage free and open discussion by the Board with respect to the business and affairs of the Corporation;
•	communicate with the Chair and CEO of the Corporation, as appropriate, including when planning to introduce significant or new information or material at a meeting of the Board;
•	act and speak independently and exercise independent judgment; and
•	respect confidentiality.

5.	Committee Work

Each director is expected to:

•	participate as a member of a committee of the Board, when requested; and
•	become knowledgeable about the purpose and objectives of any committee of the Board on which the director serves.

IX.	Terms of Reference for the Chief Executive Officer

The CEO has responsibility for the management of the business and affairs of the Corporation. The CEO provides day-to-day leadership and is responsible for the achievement of the overall objectives and policies established by the Board. In particular, the CEO is expected to lead the Corporation and formulate strategies and policies, agreed upon by the Board. The CEO is directly accountable to the Board for all activities of the Corporation.

In collaboration with the Board, the CEO shall:

•

create a corporate culture that: (i) unites and aligns management and employees with the Corporation’s long-term vision, (ii) fosters social responsibility and ethical business conduct, and (iii) ensures compliance with applicable legal and regulatory requirements;

•	formulate corporate strategies and plans that shall be presented to the Board for approval, and, upon approval, lead the development and execution thereof;
•	formulate and oversee the implementation of key corporate policies;
•	develop and monitor annual business and operational plans, consolidated budgets and other similar plans that support the Corporation’s long-term strategic objectives, and lead the execution thereof;
•	in conjunction with the Disclosure Committee and the Chief Financial Officer, ensure appropriate and timely disclosure of material information;
•	together with the Chief Financial Officer:
•	implement and maintain effective internal controls over financial reporting;
•	implement and maintain effective disclosure controls and procedures;

•	develop the process for, and comply with, the certifications to be provided in the Corporation’s public disclosure documents; and
•	identify, and develop plans to mitigate, the principal risks in respect of the Corporation and its businesses;
•	facilitate the interaction between the Board and management of the Corporation;
•	keep the Board fully informed, in a timely and candid manner, of:
•	the Corporation’s progress towards achievement of the goals, objectives and policies established by the Board;
•	any major developments relating to the Corporation or its businesses; and
•	any information required to enable the Board to fulfill its mandate, including the oversight of the Corporation’s risk management;
•	act as the Corporation’s chief spokesperson to stakeholders, government and regulatory bodies and the public; and
•	perform such other duties and responsibilities as may be delegated to the CEO by the Board from time to time.

X.	Resources

The Board shall have the authority to retain legal, accounting and other outside consultants and advisors to advise it. The Board shall also implement a system whereby individual directors may engage an outside advisor, at the expense of the Corporation, to provide consultation and advice in appropriate circumstances.

EXHIBIT B

MATERIAL FEATURES OF THE NEW RSU/PSU PLAN

The material features of the New RSU/PSU Plan, as proposed, are as follows:

•

the New RSU/PSU Plan allows the Human Resources and Compensation Committee to (i) grant RSUs to directors, officers and employees of the Company and its subsidiaries, with each RSU being a right, in accordance with, and subject to, the terms of the New RSU/PSU Plan, to receive a fully-paid and non-assessable Class B Non-Voting Share or a cash payment equal to the Unit Price of a Class B Non-Voting Share on the payment date (subject to adjustment in certain circumstances where a participant ceases to be a director, officer or employee of the Company prior to the end of the term of the RSU); and (ii) grant PSUs to officers and employees of the Company and its subsidiaries, with each PSU being a right, in accordance with, and subject to, the terms of the New RSU/PSU Plan, to receive that number of fully-paid and non-assessable Class B Non-Voting Shares as is equal to one multiplied by the performance factor for such PSU, or a cash payment equal to the Unit Price of a Class B Non-Voting Share on the payment date multiplied by the performance factor for such PSU (subject to adjustment in certain circumstances where a participant ceases to be an officer or employee of the Company prior to the end of the term of the PSU);

•

each RSU and PSU (provided, in the case of a PSU, that the applicable performance criteria are met) will be settled, at the discretion of the Human Resources and Compensation Committee, by way of: (i) issuance of Class B Non-Voting Shares from treasury (rounded to the nearest whole share); (ii) delivery of previously issued Class B Non-Voting Shares acquired on behalf of a participant on the TSX (rounded to the nearest whole share); (iii) a cash payment; or (iv) a combination of the preceding payment methods, subject to applicable laws and stock exchange rules;

•

the form of settlement (i.e. cash, treasury settled, delivery of previously issued shares), performance criteria (in the case of PSUs) and vesting date(s)/payout date(s) (generally one to three years after the grant date) of the RSUs or PSUs will be set by the Human Resources and Compensation Committee at the time of grant;

•

the payout date for a RSU or PSU will be a date that is on or before the earlier of the 30th day after the vesting date for such RSU or PSU and December 31st of the third year after the earliest calendar year in respect of which the holder of such RSU or PSU rendered services that related to the grant of such RSU or PSU;

•

for the Company’s non-employee directors, the number of RSUs to be awarded to a director will be equal to the value of the compensation the director elects to receive in the form of RSUs, divided by the Market Value;

•

on each dividend payment date for the Class B Non-Voting Shares, additional RSUs or PSUs, as applicable, will be credited to the holder’s RSU or PSU account equal to, for each RSU or PSU, the amount of the per Class B Non-Voting Share dividend divided by the then current Market Value of a Class B Non-Voting Share provided the holder is still a director of, or employed by, the Company on such date;

•	RSUs and PSUs are not transferable or assignable, unless the transfer or assignment is permitted under applicable securities laws and approved by the Human Resources and Compensation Committee;
•	the total number of Class B Non-Voting Shares issuable under the New RSU/PSU Plan shall not exceed 5,000,0000 Class B Non-Voting Shares in the aggregate;
•

the New RSU/PSU Plan provides that: (i) the maximum number of Class B Non-Voting Shares issuable to insiders of the Company, at any time, under the New RSU/PSU Plan and all other security based compensation arrangements of the Company, shall not exceed 10% of the issued and outstanding Class B Non-Voting Shares and (ii) the maximum number of Class B Non-Voting Shares issued to insiders of the Company, within any 12 month period, under the New RSU/PSU Plan and all other security based compensation arrangements of the Company, shall not exceed 10% of the issued and outstanding Class B Non-Voting Shares;

B-1

•	subject to the foregoing, there is no maximum number of RSUs or PSUs that may be issued to any one person;
•

if a holder of RSUs or PSUs ceases to be a director of, or employed by, the Company or a subsidiary of the Company due to his or her death, the Company will promptly pay to such holder’s beneficiary the settlement amount for such RSUs or PSUs with the date of death becoming the vesting date thereof;

•

if a non-employee holder of RSUs ceases to be a director of the Company or a subsidiary of the Company, then the last day that such holder serves as a director will become the vesting date for such holder’s RSUs;

•

if a holder of RSUs or PSUs ceases to be employed by the Company or a subsidiary of the Company as a result of termination without cause, then the last day of such holder’s employment will become the vesting date for such holder’s RSUs or PSUs. The payment amount, or number of Class B Non-Voting Shares payable, issuable or deliverable on the vested RSUs and PSUs will be adjusted by a term completion factor equal to the ratio of (i) the portion of the original term of the RSU or PSU for which the holder was employed, and (ii) the full original term of the RSU or PSU set at the time of grant;

•

if a holder of RSUs or PSUs ceases to be employed by the Company or a subsidiary of the Company as a result of retirement, such holder’s RSUs and PSUs shall continue to be payable in accordance with their terms, notwithstanding such retirement;

•

if a holder of RSUs or PSUs ceases to be employed by the Company or a subsidiary of the Company as a result of termination for cause or resignation, such holder’s RSUs and PSUs shall be cancelled and no payment shall be made in respect thereof;

•	the New RSU/PSU Plan contains “change of control” provisions, which accelerate the vesting and payout dates of outstanding RSUs and PSUs upon the occurrence of a “change of control” of the Company;
•

in the event of a subdivision (including by way of stock dividend) or consolidation of Class B Non-Voting Shares the number of RSUs or PSUs held by a participant under the New RSU/PSU Plan will be automatically adjusted, as of the record date for such subdivision or consolidation, in proportion to such subdivision or consolidation;

•

in the event of an amalgamation, combination, merger or other reorganization involving the Company or in the event of the issuance by the Company of such number of Class B Non-Voting Shares in any twelve month period which would represent more than 10% of the issued and outstanding Class B Non-Voting Shares or should any other change be made to the Class B Non-Voting Shares, the Human Resources and Compensation Committee may make such adjustments to the number of RSU or PSUs outstanding, the manner in which the value of such RSUs or PSUs shall be calculated or any other attributes of the RSUs or PSUs as the Human Resources and Compensation Committee considers equitable and appropriate in order to preserve the rights and obligations of holders of RSUs and PSUs;

•

the Human Resources and Compensation Committee may, subject to any applicable laws and the rules, regulations and policies of the TSX, amend, suspend or terminate the New RSU/PSU Plan, or any portion thereof, at any time. The Human Resources and Compensation Committee may make amendments to the New RSU/PSU Plan without shareholder approval for: (i) housekeeping amendments, (ii) amendments to comply with applicable laws (including tax laws or administrative positions of tax authorities) and the rules, regulations, policies of the TSX, (iii) vesting provisions of the New RSU/PSU Plan or RSUs or PSUs, (iv) transferability or assignability of RSUs or PSUs, (vi) effect of termination, cessation, or death on a participant’s RSUs or PSUs, (vii) administration of the New RSU/PSU Plan, or (viii) any other amendments not requiring shareholder approval under applicable laws or the rules, regulations, and policies of the TSX. Notwithstanding the foregoing, shareholder approval is required for: (i) any amendment to increase the number of Class B Non-Voting Shares that may be issued pursuant to RSUs or PSUs granted under the New RSU/PSU Plan; (ii) any amendment to extend the term of a RSU or PSU that is to be settled in Class B Non-Voting Shares issued from treasury, (iii) any amendment to remove or extend the insider participation limits; (iv) amendments to the amendment provision of the New RSU/PSU Plan; and (v) amendments required to be approved by shareholders under applicable law (including, without limitation, the rules, regulations and policies of the TSX); and

•	there is no fixed termination date for the plan.

B-2

EXHIBIT C

MATERIAL FEATURES OF THE STOCK OPTION PLAN

The material features of the Stock Option Plan, as proposed to be amended, are as follows:

•

the total number of Class B Non-Voting Shares issuable under the Stock Option Plan to directors, officers, employees and consultants of the Corporation and its subsidiaries shall not exceed 62,000,000 Class B Non-Voting Shares;

•	the exercise price of an option shall not be less than the closing price of the Class B Non-Voting Shares on the TSX on the trading day immediately preceding the date on which the option is granted;
•	options are not immediately exercisable, but, rather, shall be exercisable on vesting dates determined by the Board, or a committee thereof;
•	the term of an option shall be determined by the Board or a committee thereof, but in no event shall an option be exercisable in whole or in part more than 10 years from the date of grant;
•

if a holder of options ceases to be a director, employee or consultant of the Company or a subsidiary due to his or her death, the holder’s legal representative may, but only to the extent such holder was entitled to exercise such options immediately prior to his or her death, exercise such options at any time within a period of one year immediately succeeding the date of death, but in no event beyond the expiration date of such options;

•

if a holder of options ceases to be an employee or consultant of the Company or a subsidiary as a result of termination without cause, such holder may, but only within the period of 90 days immediately succeeding such cessation and in no event after the expiration date of such options, exercise such options to the extent that such holder was entitled to exercise such options at the date of such cessation;

•

if a holder of options ceases to be a director, employee or consultant of the Company or a subsidiary as a result of disability or retirement, then such holder (or the holder’s guardian or legal representative, as the case may be, if applicable) may, but in no event after the expiration date of such options, exercise such options to the extent that such holder was entitled to exercise such options at the date of such cessation;

•

if a holder of options ceases to be an employee or consultant of the Company or a subsidiary as a result of termination for cause or pursuant to the terms of a consulting service arrangement, then all of the rights under any option granted to such holder, whether or not vested, shall expire immediately upon the giving to the holder of notice of such employment termination or the date of termination of the consulting service arrangements as the case may be;

•	the Stock Option Plan contains “change of control” provisions, which accelerate the vesting and payout dates of outstanding options upon the occurrence of a “change of control” of the Company;
•

in the event of a reorganization or recapitalization, or any other change in the corporate structure or shares of the Company, the Board shall, subject to any applicable regulatory approvals, make such equitable or proportionate adjustments as it deems appropriate to ensure that holders’ option value is preserved;

•

if an option expires during a self-imposed blackout period of the Company (or within 10 business days thereafter), the expiration date of such option shall be extended to be the 10th business day after the expiry of such blackout period;

•

if the Board or a committee thereof determines to allow the implementation of the “surrender for cash” feature of the plan, upon exercise thereof, optionees may surrender their options for cash (equal to the difference between the value of the Class B Non-Voting Shares which would otherwise be issuable upon exercise and the aggregate exercise price) instead of being issued Class B Non-Voting Shares; in such case, the full number of issuable Class B Non-Voting Shares will revert back to the plan reserve;

•

if the Board or a committee thereof determines to allow the implementation of the “stock settlement” feature of the plan, upon exercise thereof, optionees may surrender their options for such number of Class B Non-Voting Shares having a value equal to the difference between the value of the Class B Non-Voting Shares which would otherwise be issuable upon exercise and the aggregate exercise price; in such case, the full number of issuable Class B Non-Voting Shares less such number actually being issued will revert back to the plan reserve;

C-1

•

options are not transferable or assignable, unless the transfer or assignment is permitted under applicable securities laws and is in respect of options to purchase 10,000 Class B Non-Voting Shares or greater; and provided further that such transfer or assignment is approved by two senior officers of the Company, one of whom must be either the Chief Executive Officer or the Chief Financial Officer of the Company;

•

subject to applicable law and approval of the Board or a committee thereof, the Company may provide financial assistance in connection with the exercise of an option, with recourse to the Class B Non-Voting shares purchased upon such exercise;

•

the plan provides that: (i) the maximum number of Class B Non-Voting Shares which may be reserved for issuance to insiders of the Company under the plan and all other security based compensation arrangements of the Company is limited to 10% of the number of Class B Non-Voting Shares outstanding at the date of grant (on a non-diluted basis) and (ii) the maximum number of Class B Non-Voting Shares which may be issued to insiders of the Corporation under the plan and all other security based compensation arrangements of the Corporation within a one year period is limited to 10% of the number of Class B Non-Voting Shares outstanding at the time of the issuance (on a non-diluted basis); subject to the foregoing, there is no maximum number of options that may be issued to any one person;

•

the Board or a committee thereof may, subject to any applicable laws and the rules, regulations and policies of the TSX, amend, suspend or terminate the Stock Option Plan, or any portion thereof, at any time. The Board or a committee thereof may make amendments to the Stock Option Plan without shareholder approval for: (i) housekeeping amendments, (ii) amendments to comply with applicable laws (including tax laws or administrative positions of tax authorities) and the rules, regulations and policies of the TSX, (iii) vesting provisions of the Stock Option Plan or any option, (iv) expansion of transferability or assignability of options, (v) administration of the Stock Option Plan, or (vi) any other amendments not requiring shareholder approval under applicable laws or the rules, regulations, and policies of the TSX. Notwithstanding the foregoing, shareholder approval is required for: (i) amendments to increase the maximum number of Class B Non-Voting Shares that may be issued pursuant to options granted under the Stock Option Plan; (ii) any amendment to reduce the exercise price of any option held by an insider (including a cancellation and regrant of an option, constituting a reduction of the exercise price of an option); (iii) amendments to reduce the exercise price of any option held by an insider; (vi) amendments to the amendment provision of the Stock Option Plan; or (v) amendments required to be approved by shareholders under applicable law (including, without limitation, the rules, regulations and policies of the TSX); and

•	there is no fixed termination date for the plan.

C-2

EXHIBIT D

AMENDED BY-LAW 1A

BY-LAW 1A

A by-law relating generally to the transaction

of the business and affairs of

SHAW COMMUNICATONS INC.

(formerly Shaw Cablesystems Ltd.)

(“the Corporation”)

(as amended and restated on November 27, 2018)

Contents

One	Interpretation

Two	Business of the Corporation

Three	Borrowing and Securities

Four	Directors

Five	Officers

Six	Protection of Directors, Officers and Others

Seven	Shares

Eight	Dividends and Rights

Nine	Meetings of Shareholders

Ten	Divisions and Departments

Eleven	Notices

SECTION ONE

INTERPRETATION

1.01	Definitions – In the by-laws of the Corporation, unless the context otherwise requires:

“Act” means the Business Corporation Act (Alberta), and any statute that may be substituted therefore, and the regulations to it, as from time to time amended;

“appoint” includes “elect” and vice versa;

“Articles” means the articles attached to the certificate of continuance of the Corporation as from time to time amended or restated;

“board” means the board of directors of the Corporation;

“By-laws” means this by-law and all other by-laws of the Corporation from time to time in force and effect;

“meeting of shareholders” means an annual meeting of shareholders and/or a special meeting of shareholders;

“non-business day” means Saturday, Sunday and any other day that is a holiday as defined in the Interpretation Act (Alberta) as from time to time amended;

“poll” means a voting procedure whereby each shareholder shall have one vote for each voting share of which he is a holder;

“recorded address” means:

(a)	in the case of a shareholder, his address as recorded in the securities register;

(b)	in the case of joint shareholders, the address appearing in the securities register in respect of such joint holding or the first address so appearing if there are more than one;

(c)	in the case of a director, officer, auditor or a member of a committee of the board, his latest address as recorded in the records of the Corporation;

“special business” means that business not required by the Act to be conducted at the annual general meeting;

“signing officer” means any person authorized to sign any instrument on behalf of the Corporation by paragraph 2.04.

Save as aforesaid, words and expressions used herein have the same meaning as defined in the Act; words importing the singular number include plural and vice versa; words importing genders include the masculine, feminine and neuter genders; and words importing persons include individuals, bodies corporate, partnerships, trusts and unincorporated organizations.

1.02

Conflict with Articles – The By-Laws are subject always to the provisions of the Articles. In the event of a conflict between the provisions of any bylaw and any provision of the Articles, the provisions of the Articles shall prevail.

SECTION TWO

BUSINESS OF THE CORPORATION

2.01	Registered Office. The registered office of the Corporation shall be at such location in the Province of Alberta as the board may from time to time determine.

2.02	Corporate Seal. Until changed by the board, the corporate seal of the Corporation shall be in the form impressed herein.

2.03	Financial Year. The financial year of the Corporation shall be fixed by resolution of the board.

2.04

Execution of the Instruments. Deeds, transfers, assignments, contracts, obligations, certificates and other instruments shall be signed by such persons as designated by the board. In addition, the board may from time to time direct the manner in which and the person or persons by whom the particular instrument or class of instruments may or shall be signed. Any signing officer may affix the corporate seal to any instrument requiring the same.

2.05	Execution in Counterpart, by Facsimile, and by Electronic Signature.

Subject to the Act:

a)	any instrument or document required or permitted to be executed by one or more persons on behalf of the Corporation may be signed by means of electronic signature or facsimile;

b)

any instrument or document required or permitted to be executed by one or more persons may be executed in separate counterparts, each of which when duly executed by one or more of such persons shall be an original and all such counterparts together shall constitute one and the same such instrument or document;

c)

wherever a notice, document or other information is required under the Act or the By-Laws to be created or provided in writing, that requirement may be satisfied by the creation and/or provision of an electronic document.

Notwithstanding the foregoing, the board may from time to time direct the manner in which and the person or persons by whom any particular instrument or class of instruments may or shall be signed.

2.06

Banking Arrangements. The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefore, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the board. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of power as the board may from time to time prescribe or authorize.

2.07

Voting Rights in Order Bodies Corporate. The signing officers of the Corporation may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments, certificates or other evidence shall be in favour of such person or persons as may be determined by the officers executing such proxies or arranging for the issuance of voting certificates or such other evidence of the right to exercise such voting rights. In addition, the board may from time to time direct the manner in which and the person or persons by whom any particular voting rights or class of voting rights may or shall be exercised.

SECTION THREE

BORROWING AND SECURITIES

3.01	Borrowing Power. Without limiting the borrowing power of the Corporation as set forth in the Act, the board may from time to time:

a)	borrow money upon the credit of the Corporation;

b)	issue, reissue, sell or pledge debt obligations of the Corporation;

c)	subject to the limitations imposed by the Act, give a guarantee on behalf of the Corporation to secure performance of an obligation by any person;

d)	mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

Nothing in this section limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes, made, drawn, accepted or endorsed by or on behalf of the Corporation.

3.02

Delegation. The board may from time to time delegate to one or more of the directors or officers of the Corporation as may be designated by the board all or any of the powers conferred by section 3.01 or by the Act to such extent and in such manner as the board shall determine at the time of each such delegation.

SECTION FOUR

DIRECTORS

4.01	Qualifications. No person shall be qualified for election as a director if that person:

a)	is less than 18 years of age;

b)

(i) is a represented adult as defined in the Adult Guardianship and Trusteeship Act (Alberta) or is the subject to a certificate of incapacity that is in effect under the Public Trustee Act (Alberta), (ii) is a formal patient as defined in the Mental Health Act (Alberta), (iii) is the subject of an order under The Mentally Incapacitated Persons Act (Alberta), appointing a committee of the person or estate, or both, or (iv) has been found to be a person of unsound mind by a court elsewhere than in Alberta;

c)	is not an individual; or

d)	has the status of a bankrupt.

Unless otherwise determined by the board, a director is not required to hold shares issued by the Corporation.

At least half of the directors of the Corporation must be resident Canadians.

4.02	Election and Term. An election of directors shall take place at each annual meeting of shareholders and all the directors in office shall retire but, if qualified, shall be eligible for re-election.

The number of directors to be elected at any such meeting shall:

a)	if a maximum and minimum number of directors is authorized be the number of directors then in office unless the shareholders otherwise determine; or

b)	if a fixed number of directors is authorized, be such fixed number.

The election may be by resolution.

If an election of directors is not held at the proper time, the incumbent directors shall continue in office until their successors are elected.

4.03

Removal of Directors. Subject to the provisions of the Act, the shareholders of the Corporation may by ordinary resolution remove any director or directors from office and the vacancy or vacancies created thereby may be filled at the same meeting, or in accordance with paragraph 4.05.

4.04	Vacation of Office. A director ceases to hold office when:

a)	he dies or resigns;

b)	he is removed from office by the shareholders; or

c)	he ceases to be qualified for the election pursuant to paragraph 4.01.

A resignation of a director becomes effective at the time a written resignation is received by the Corporation, or at the time specified in that resignation, whichever is later.

4.05

Vacancies. Subject to the Act, a quorum of the board may fill a vacancy in the board, except a vacancy resulting from a failure to elect the minimum number of directors, or if there has been a failure to elect the number or minimum number of directors required by the Articles, the directors then in office shall forthwith call a special meeting of shareholders to fill the vacancy and if they fail to call a meeting or if there are no directors then in office, the meeting may be called by any shareholder.

4.06	Advance Notice for Nomination of Directors.

a)

Only individuals who are nominated in accordance with the procedures set out in this paragraph 4.06 and who, at the discretion of the board, satisfy the qualifications of a director as set out in the Act and the By-Laws of the Corporation shall be eligible for election as director of the Corporation at any meeting of shareholders of the Corporation. Nominations of individuals for election to the board may be made at any annual meeting of shareholders or at any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors:

a.	by or at the direction of the board, including pursuant to a notice of meeting;

b.	by or at the direction of one or more shareholders pursuant to a proposal made in accordance with the Act or a requisition of the shareholders made in accordance with the Act; or

c.	by any person (a “Nominating Shareholder”):

i.

who, at the close of business on the date of the giving of the notice provided for below in this paragraph 4.06 and on the record date for notice of such meeting, is a registered holder of shares carrying the right to vote at such meeting on the election of directors; and

ii.	who complies with the notice procedures set forth in this paragraph 4.06.

b)

In addition to any other applicable requirements, for a nomination to be made by a Nominating Shareholder, the Nominating Shareholder must have given timely notice thereof and in proper written form to the secretary of the Corporation at the principal executive offices of the Corporation as set forth below.

c)	To be timely, a Nominating Shareholder’s notice to the secretary must be made:

a.

in the case of an annual meeting of shareholders, not less than 30 days prior to the date of the annual meeting of shareholders; provided, however, that if the annual meeting of shareholders is to be held on a date that is less than 50 days after the date (the “Notice Date”) on which the first public announcement of the date of the annual meeting was made, notice of the Nominating Shareholder may be made not later than the 10th day following the Notice Date; and

b.

in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors (whether or not called for other purposes), not later than the 15th day following the day on which the first public announcement of the date of the special meeting of shareholders was made.

d)	To be in proper written form, a Nominating Shareholder’s notice to the secretary must set forth:

a.	if the Nominating Shareholder is not the beneficial owner of the shares, the identity of the beneficial owner and the number of shares held by that beneficial owner;

b.	as to each individual whom the Nominating Shareholder proposes to nominate for election as a director:

i.	the name, age, business address and residential address of the individual;

ii.	the principal occupation or employment of the individual;

iii.

the class or series and number of securities in the capital of the Corporation which are beneficially owned, or over which control or direction is exercised, directly or indirectly, by such individual as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice;

iv.

a description of any compensatory, payment or other financial agreement, arrangement or understanding with any person in connection with the individual’s nomination or service as a director (if elected); and

v.

any other information relating to the individual that would be required to be disclosed in a dissident’s proxy circular or other filings to be made in connection with solicitations of proxies for election of directors pursuant to the Act and applicable securities laws; and

c.	as to the Nominating Shareholder and any beneficial owner respecting which the notice was given, the names of such person(s) and;

i.

the class or series and number of securities in the capital of the Corporation which are controlled, or over which control or direction is exercised, directly or indirectly, by such person(s) and each person acting jointly or in concert with any of them (and for each such person any options or other rights to acquire shares in the capital of the Corporation, derivatives or other securities, instruments or arrangements for which the price or value or delivery, payment or settlement obligations are derived from, referenced to, or based on any such shares, hedging transactions, short positions and borrowing or lending arrangements relating to such shares) as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice;

ii.

any proxy, contract, agreement, arrangement, understanding or relationship pursuant to which such Nominating Shareholder or beneficial owner has a right to vote any shares in the capital of the Corporation on the election of directors;

iii.

in the case of a special meeting of shareholders called for the purpose of electing directors, a statement as to whether the Nominating Shareholder intends to send an information circular and form of proxy to any shareholders of the Corporation in connection with the individual’s nomination; and

iv.

any other information relating to such Nominating Shareholder or beneficial owner that would be required to be made in a dissident’s proxy circular or other filings to be made in connection with solicitations of proxies for election of directors pursuant to the Act and applicable securities laws.

e)	A Nominating Shareholder’s notice to the secretary must also state:

a.

whether, in the opinion of the Nominating Shareholder and the proposed nominee, the proposed nominee would qualify to be an independent director of the Corporation under sections 1.4 and 1.5 of National Instrument 52-110 Audit Committees of the Canadian Securities Administrators; and

b.

whether with respect to the Corporation the proposed nominee has one or more of the relationships described in sections 1.4(3), 1.4(8) and 1.5 of National Instrument 52-110 Audit Committees of the Canadian Securities Administrators, and if so, which ones.

f)

Except as otherwise provided by the special rights or restrictions attached to the shares of any class or series of the Corporation, no individual shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of the By-Laws of the Corporation; provided, however, that nothing in this paragraph 4.06 shall preclude discussion by a shareholder or proxy holder (as distinct from the nomination of directors) at a meeting of shareholders of any matter in respect of which it would have been entitled to submit a proposal pursuant to the provisions of the Act and this bylaw. The chair of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the forgoing provisions and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination shall be disregarded.

g)

A duly appointed proxy holder of a Nominating Shareholder shall be entitled to nominate at a meeting of shareholders the directors nominated by the Nominating Shareholder, provided that all of the requirements of this paragraph 4.06 have been satisfied.

h)

In addition to the provisions of this paragraph 4.06, a Nominating Shareholder and any individual nominated by the Nominating Shareholder shall also comply with all the applicable requirements of the Act, applicable securities legislation and applicable stock exchange rules regarding the matters set forth herein.

i)

For purposes of this paragraph 4.06, “public announcement” shall mean disclosure in a news release reported by a national news service in Canada, or in a document publicly filed by the Corporation under its issuer profile on the System for Electronic Document Analysis and Retrieval at www.sedar.com.

j)

Notwithstanding any other provision of the By-Laws, notice given to the secretary of the Corporation pursuant to this paragraph 4.06 may only be given by personal delivery (at the principal executive offices of the Corporation) or by e-mail (at the e-mail address set out in the Corporation’s issuer profile on the System for Electronic Document Analysis and Retrieval at www.sedar.com), and shall be deemed to have been given and made only at the time it is so served by personal delivery to the secretary of the Corporation or sent by e-mail to such e-mail address (provided that receipt of confirmation of such transmission has been received); provided that if such delivery or electronic communication is made on a day which is not a business day or later than 5:00 p.m. (Calgary time) on a day which is a business day, then such delivery or electronic communication shall be deemed to have been made on the next following day that is a business day.

k)	Notwithstanding the foregoing, the board may, in its sole discretion, waive any requirement in this paragraph 4.06.

4.07	Validity of Election of Appointment of Director. A person who has been elected or appointed as a director is not a director unless:

a)	he was present at the meeting when he was elected and did not refuse to act as director; or

b)	if he was not present at the meeting when he was elected or appointed, he consented to act as director in writing before his election or appointment or within ten days after it; or

c)	he has in fact acted as a director pursuant to the election or appointment; or

d)	he has signed a resolution of the board which appointed him.

4.08

Action by the Board. The board shall manage the business and affairs of the Corporation. Subject to paragraph 4.09, 4.10 and 4.11, the powers of the board may only be exercised at a meeting at which a quorum is present or by resolution in writing in accordance with paragraph 4.11.

4.09

Quorum. Subject to paragraph 4.10, a quorum for the transaction of business at any meeting of the board shall consist of a majority of the directors then in office. Notwithstanding any vacancy among the directors, a quorum of directors may exercise all the powers of the directors.

4.10

Canadian Majority. The board shall not transact business at a meeting, other than the business of filling a vacancy on the board, unless at least half of the directors present are resident Canadians except where:

a)	a resident Canadian director who is unable to be present approves in writing or by telephone or other communication device the business transacted at the meeting; and

b)

the number of resident Canadian directors present at the meeting, together with any resident Canadian director who gives his approval under sub-paragraph (a), totals at least half of the directors present at that meeting.

4.11

Meeting by Telephone, Electronic or other Communications Facilities. A director may participate in a meeting of directors or of a committee of directors by electronic means, telephone or other communication facility that permits all persons participating in the meeting to hear each other. A director participating in a meeting by such means is deemed to be present at that meeting.

4.12

Resolution in Lieu of Meeting. A resolution in writing signed by all directors entitled to vote on that resolution at a meeting of directors or committee of directors is as valid as if it had been passed at a meeting of directors or committee of directors. A resolution may be executed in such manner provided in paragraph 2.05.

4.13

Delegation. The board may, from time to time, appoint from their number a committee or committees of directors and, subject to the Act, may delegate to that committee or committees any of the powers of the directors. Unless otherwise ordered by the board, each committee of directors shall have power to fix its quorum at not less than a majority of its members, to elect its chair and to regulate its procedure.

4.14	Place of Meeting. Meetings of the board may be held at any place in or outside Canada.

4.15

Calling of Meetings. Meetings of the board shall be held from time to time at such time and at such place or by such telephonic, electronic or other communications facilities as the chair of the board, the chief executive officer, or the board may determine.

4.16

Notice of Meeting. Notice of the time and place of each meeting of the board shall be given in the manner provided in paragraph 11.01 to each director not less than 24 hours preceding the time of the meeting (unless waived by all members of the board). Except as required by the provisions of the Act, a notice of a meeting of directors need not specify the purpose of or the business to be transacted at that meeting.

4.17

Waiver of Notice Requirements. A director may only waive notice of a meeting of directors in writing, provided that attendance of a director at a meeting of directors is a waiver of notice of the meeting unless the director attends a meeting with the express purpose of objecting to the meeting on the grounds that the meeting was not lawfully called.

4.18

First Meeting of the Board. Provided a quorum of directors is present, each newly elected board may, without notice, hold its first meeting immediately following the meeting of shareholders at which the board is elected.

4.19	Adjourned Meeting. Notice of an adjourned meeting of the board is not required if the time and place of the adjourned meeting is announced at the original meeting.

4.20

Chair. The chair of any meeting of the board shall be: (a) the chair of the board, (b) any director appointed by the chair of the board to serve as chair of such meeting or (c) in the absence of the chair of the board or an appointment by the chair of the board, any director who acts as chair of such meeting with the consent of a majority of the directors present at such meeting.

4.21

Casting Vote. At all meetings of the board, every question shall be decided by a majority of the votes cast on the question. In the case of an equality of votes, the chair of the meeting shall be entitled to a second or casting vote.

4.22	Disclosure of Conflict of Interests – A director of the Corporation who:

a)	is a party to a material contract or material transaction or proposed material contract or proposed material transaction with the Corporation; or,

b)

is a director or an officer of or has a material interest in any person who is a party to a material contract or material transaction or proposed material contract or proposed material transaction with the Corporation;

shall disclose the nature and extent of his interest at the time and in the manner provided by the Act.

Any such contract or transaction or proposed contract or transaction shall be disclosed even if it is a contract or transaction which, in the ordinary course of the Corporation’s business, would not require approval of the board or shareholders.

4.23	Voting when a Conflict of Interest Exists. A director referred to in paragraph 4.22 shall not vote on any resolution to approve the contract unless the contract or transaction is:

a)	an arrangement by way of security for money lent to or obligations undertaken by him, or by a body corporate in which he has an interest, for the benefit of the Corporation or an affiliate;

b)	a contract or transaction relating primarily to his remuneration as a director, officer, employee or agent of the Corporation or an affiliate;

c)	a contract or transaction for indemnity or insurance; or

d)	a contract or transaction with an affiliate.

4.24	Deemed Consent. A director who is present at a meeting of directors or committee of directors is deemed to have consented to any resolution passed or action taken at the meeting unless:

a)	he dissents and has his dissent recorded in the manner provided for in the Act; or,

b)	otherwise proves that he did not consent to the resolution or action.

SECTION FIVE

OFFICERS

5.01

Appointment. The board may from time to time appoint a chair of the board, a chief executive officer, a president, one or more vice-presidents (to which title may be added words indicating seniority or function), a secretary, a treasurer and such other officers as it determines, including one or more assistants to any of the officers so appointed.

The board may specify the duties of the officers and, in accordance with this by-law and subject to the provisions of the Act, delegate to such officers powers to manage the business and affairs of the Corporation.

Subject to paragraph 5.02, an officer may but need not be a director and one person may hold more than one office.

5.02

Chair of the Board. The board may from time to time appoint a chair of the board who shall be a director. If appointed, the board may assign to him any of the powers and duties that are by the provisions of this by-law assigned to the chief executive officer, and he shall, subject to the provisions of the Act, have such other powers and duties as the board may specify. During the absence or disability of the chair of the board, his duties shall be performed and his powers exercised by the vice-chair (if any) or the chief executive officer.

5.03

Chief Executive Officer. The chief executive officer shall, subject to the authority of the board, have general supervision of the business of the Corporation together with such other powers and duties as the board may specify. During the absence or disability of the president, or if no president has been appointed, the chief executive officer shall also have the powers and duties of that office.

5.04	President. The president shall have such powers and duties as the board or chief executive officer may specify.

5.04	Vice-President. A vice-president shall have such powers and duties as the board or chief executive officer may specify.

5.05	Secretary. The secretary shall:

a)	attend and be the secretary of all meetings of the board and of the shareholders;

b)	shall enter or cause to be entered in records kept for that purpose minutes of all proceedings at those meetings;

c)	give or cause to be given, as and when instructed, all notices to shareholders, directors, officers, auditors and members of committees of the board;

d)

be the custodian of the stamp or mechanical device usually used for affixing the corporate seal of the Corporation and of all books, papers, records, documents and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose; and

e)	have such other powers and duties as the board may specify.

5.06	Chief Financial Officer or Treasurer. The chief financial officer or the treasurer shall:

a)	be responsible for keeping proper accounting records in compliance with the Act;

b)	be responsible for the deposit of money, the safekeeping of securities and the disbursement of funds of the Corporation;

c)	render to the board whenever required an account of all his transactions as treasurer and of the financial position of the Corporation; and

d)	have such other powers and duties as the board or chief executive officer may specify.

5.07

Powers and Duties of Other Officers. The powers and duties of all other officers shall be such as the terms of their engagement call for or as the board or, except for those whose powers and duties that are to be specified only by the board, the chief executive officer may specify. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board or chief executive officer otherwise directs.

5.08

Variation of Powers and Duties. The board and, except as noted in paragraph 5.07, the chief executive officer may from time to time and subject to the provisions of the Act vary, add to or limit the powers and duties of any officer.

5.09

Term of Office. The board, in its discretion, may remove an officer of the Corporation without prejudice to such officer’s rights under any employment contract. Otherwise, each officer appointed by the board shall hold office until his successor is appointed, or until his earlier resignation.

5.10

Conflict of Interest. An officer shall disclose his interest in any material contract or material transaction or proposed material contract or proposed material transaction with the Corporation in the same manner as provided in paragraph 4.22.

5.11

Agents and Attorneys. The board shall have power from time to time to appoint agents or attorneys for the Corporation in or outside Alberta with such powers of management or otherwise (including the power to sub delegate) as may be thought fit.

5.12

Fidelity Bonds. The board may require such officers, employee and agents of the Corporation as the board seems advisable, to furnish bonds for the faithful discharge of their powers and duties, in such form and with such surety as the board may from time to time determine.

SECTION SIX

PROTECTION OF DIRECTORS AND OFFICERS IN THE EXERCISE OF THEIR DUTIES

6.01	Limitation of Liability. No director or officer shall be liable for:

a)	the acts, receipts, neglects or defaults of any other director or officer or employee;

b)	any loss, damage or expense happening to the Corporation through the insufficiencies or deficiency of title to any property acquired for or on behalf of the Corporation;

c)	the insufficiency or a deficiency of any security in or upon which any of the monies of the Corporation shall be invested;

d)	any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the monies, securities or effects of the Corporation shall be deposited;

e)	any loss, occasioned by any error of judgment or oversight on his part; or

f)	any loss, damage or misfortune which shall happen in the execution of the duties of his office or in relation thereto;

provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof.

6.02

Indemnity. Subject to the limitations contained in the Act, the Corporation shall indemnify a director or officer, a former director or officer, or a person who acts or has acted at the Corporation’s request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation of such body corporate, if:

a)	he acted honestly and in good faith with a view to the best interests of the Corporation; and

b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

The Corporation shall also indemnify such persons in such other circumstances as the Act permits or requires.

6.03

Insurance. The Corporation may purchase and maintain insurance for the benefit of any person referred to in paragraph 6.02 against such liabilities and in such amounts as the board may from time to time determine and are permitted by the Act.

SECTION SEVEN

SHARES

7.01

Allotment. The board may from time to time reserve for issue, issue or grant options to purchase the whole or any part of the authorized and unissued shares of the Corporation at such times and to such persons and for such consideration as the board shall determine, provided that no shares shall be issued until it is fully paid in money or in property or past service that is not less in value than the fair equivalent of the money the Corporation would have received if the share had been issued for money. The board may provide by resolution that any or all classes or series of securities issued by the Corporation shall be uncertificated securities, provided that such resolution shall not apply to securities represented by a certificate unless such certificate has been surrendered to the Corporation.

7.02

Commissions – The board may from time to time authorize the Corporation to pay commission to any person in consideration of his purchasing or agreeing to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

7.03	Non-Canadian Ownership.

The Articles contain certain constrained share provisions. Subject to the Act and the Articles, the directors of the Corporation may from time to time take such actions as are required to comply with any Canadian ownership requirements applicable to the Corporation under applicable law or regulatory requirements, including, without limitation, one or more of the following actions:

a)

perform searches of shareholder mailing address lists and take such other steps specified by the directors, at the cost of the Corporation, to determine or estimate to the extent practicable, the Canadian or non-Canadian status of the shareholders;

b)

require declarations from shareholders as to whether such shares are held by or for the benefit of non-Canadians or declarations from shareholders or others as to the Canadian or non-Canadian status of beneficial owners of the shares and for that purpose enter into an appropriate ownership monitoring agreement with CDS Clearing and Depository Services Inc. and its successors; or

c)

place such other limits on share ownership by non-Canadians as the directors may deem necessary in their sole discretion. The directors shall make all determinations necessary for the administration of the provisions of this paragraph 7.03. Notwithstanding the foregoing, the directors may delegate, in whole or in part, their power to make a determination in this respect to any officer off the Corporation or such other person or persons to whom the directors may generally delegate their powers and authority.

7.04

Registration of Transfer. Unless expressly waived by the board, no transfer of a share shall be registered in a securities register except: (i) upon presentation of the certificate representing such shares with an endorsement which complies with the Act made thereon or delivered therewith duly executed by an appropriate person as provided by the Act, together with such reasonable assurance that the endorsement is genuine and effective as the board may from time to time prescribe, or (ii) if the share is held through a direct registration system (DRS) that enables investors to hold and transfer shares electronically directly on the books of the issuer or its registrar and transfer agent, without the need for share certificates representing such shares, upon satisfaction of such conditions applicable to the transfer of shares on such direct registration system and such other conditions as may be approved by the board from time to time; and, in each case, upon payment of all applicable taxes and any reasonable fees prescribed by the board, upon compliance with such restrictions on transfer as are authorized by the Articles and upon satisfaction of any lien referred to in paragraph 7.04. No share of the Corporation shall be held under a DRS until such time as the Corporation decides that it shall participate in such a system.

7.05

Lien for Indebtedness. The Corporation shall have a first and paramount lien upon all the shares in the name of each shareholder, solely or jointly with any others, for the debts of that shareholder or the shareholders named therein solely or jointly with any other person, to the Corporation, whether the period for payment thereof shall have actually arrived or not; and no equitable interest in any share shall be created and none shall be recognized by the Corporation. Such lien shall extend to all dividends or distributions of capital from time to time declared or otherwise payable in respect of such shares. Unless otherwise agreed, the registration of a transfer of shares shall operate as a waiver of the lien of the Corporation, if any, upon such shares.

For the purpose of enforcing any lien, the board may sell the shares subject thereto in such manner as it think fit, but no sale shall be made until such time as the debt is due and until thirty (30) days demand and notice in writing stating the amount due, and demanding payment and giving notice of intention to sell in default shall have been served on the shareholder or the shareholders named therein or the person or persons, if any, entitled in consequence of the death or bankruptcy of any shareholder to the shares.

Upon any sale made by the board of any shares to satisfy the lien of the Corporation thereon, the proceeds shall be applied: firstly in payment of all costs of such sale and secondly in satisfaction of the debts of the shareholder or shareholders and the residue, if any, shall be payable to the shareholder or shareholders.

Upon any sale, the secretary shall enter the name or names of the purchaser or purchasers in the register as the holder or holders of the shares, and the purchaser or purchasers shall not be bound to see to the regularity or validity of, or be affected by, any irregularity or invalidity in the proceedings, or be bound to see to the application of the purchase money, and after the name or names have been entered in the register, the validity of the sale shall not be impeached by any person and the remedy of any person aggrieved by the same shall be in damages only and against the Corporation exclusively.

7.06

Non-Recognition of Trusts. Subject to the Act, the Corporation may treat the registered holder of any share as the person exclusively entitled to vote, to receive notices, to receive any dividend or other payments in respect of the share, and otherwise to exercise all the rights and powers of an owner of the share.

7.07

Share Certificates. Every holder of one or more shares of the Corporation shall be entitled, at his option, to a share certificate, or to a non-transferable written certificate of acknowledgement of his right to obtain a share certificate, stating the number and class of series of shares held by him as shown on the securities register. Share certificates and acknowledgements of a shareholder’s right to a share certificate, respectively, shall be in such form as the board shall from time to time approve.

There shall be stated on the face of each share certificate issued by a Corporation:

a)	the name of the Corporation;

b)	the words “incorporated under the Business Corporations Act”;

c)	the name of the person to whom it was issued; and

d)	the number and class of shares and the designation of any series that the certificate represents.

In addition, when required by the Articles and permitted by the Act, it shall be stated on each share certificate that the right of ownership and the right to register a transfer of shares represented by such certificate is restricted. Any share certificate shall be signed in accordance with paragraph 2.04 and need not be under the corporate seal. Notwithstanding the foregoing, unless the board otherwise determines, certificates representing shares issued on or after November 27, 2018, in respect of which a transfer agent and/or registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent and/or registrar. The signature of one of the signing officers under paragraph 2.04 or, in the case of a certificate which is not valid unless countersigned by or on behalf of a transfer agent and/or registrar and in the case of a certificate which does not require a manual signature under the Act, the signature of the signing officer under paragraph 2.04 may be printed or otherwise mechanically reproduced thereon. Every such signature shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be binding upon the Corporation. A certificate executed as aforesaid shall be valid notwithstanding that one or both of the officer whose signature appears thereon no longer holds office at the date of issue of the certificate.

7.08

Replacement of Share Certificates. The board or any officer or agent designated by the board may, in its or his discretion, direct the issue of a new share certificate in lieu of or upon cancellation of a share certificate that has been mutilated, or in substitution for a share certificate claimed to have been lost, destroyed or wrongfully taken, on payment of such fee as may be fixed by the board, from time to time, and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board may from time to time prescribe, whether generally or in a particular case.

7.09	Electronic, Book-Based or Other Non-Certificated Registered Positions.

A registered securityholder may have such securityholder’s holdings of securities of the Corporation evidenced by an electronic, book-based, direct registration service or other non-certificated entry or position on the applicable register of securityholders to be kept by the Corporation in place of a physical security certificate pursuant to a registration system that may be adopted by the Corporation in conjunction with its applicable agent. The Corporation and its applicable agent may adopt such policies and procedures, appoint such other persons and require such documents and evidence as they may determine necessary or desirable in order to facilitate the adoption and maintenance of a securities registration system by electronic, book-based, direct registration system or other non-certificated means.

7.10

Joint Shareholders. If two or more persons are registered as joint holders of any certified security of the Corporation, to the extent the Corporation is required to issue a certificate in respect of such security, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts of the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such security.

7.11

Deceased Shareholders. In the event of the death of the holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make any dividend or other payments in respect thereof except upon production of all such documents as may be required by law and upon compliance with reasonable requirements of the Corporation.

7.12

Transfer Agents and Registrars. The board may from time to time, in respect of each class or series of securities issued by it, appoint: (a) a trustee, transfer agent or other agent to keep the securities register and the register of transfers; (b) a registrar, a trustee or agent to maintain a record of issued securities; (c) one or more persons or agents to keep branch registers; (d) a paying agent or disbursing agent to make payments, disbursements or distributions on any class of securities of the Corporation; and (e) such other agents as the board shall determine necessary in connection with any class of securities of the Corporation. Subject to the Act, one person may be appointed to any number of the positions described above and such appointment may be terminated at any time by the board.

SECTION EIGHT

DIVIDENDS AND RIGHTS

8.01

Dividends – Subject to the Act, the board may from time to time declare dividends payable to the shareholders according to their respective rights and interest in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation.

8.02

Record Date for Dividends and Rights. The board may fix in advance a date, preceding by not more than fifty (50) days the date for the payment of any dividend or the date for the issue of any warrant or other evidence of the right to subscribe for securities of the Corporation, as a record date for the determination of the persons entitled to receive payment of such dividend or to exercise the right to subscribe to such securities.

If no record date is so fixed, the record date for the determination of the persons entitled to receive payment of any dividend or to exercise the right to subscribe for securities of the Corporation shall be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the board.

8.03	Unclaimed Dividends. Any dividend unclaimed after a period of six years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

SECTION NINE

MEETINGS OF SHAREHOLDERS

9.01

Annual Meetings. Subject to the Act and other applicable law, the annual meetings of the shareholders shall be held at such time each year as the directors may from time to time determine and in any event shall not be held later than fifteen (15) months after the preceding annual meeting.

9.02

Business at Annual Meetings. At an annual meeting, the business shall include considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing auditors, and may include the transaction of such other business as may be properly brought before the meeting.

9.03	Special Meetings. The board, the chairman of the board or the chief executive officer shall have the power to call a special meeting of shareholders at any time.

9.04

Place of Meetings. Subject to the Act and the Articles, meetings of the shareholders may be held in any place that the directors in their discretion may from time to time determine, provided that the board may in its sole discretion determine that a meeting shall not be held at any place, but may instead be held entirely by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately during the meeting pursuant to paragraph 9.23, if the Corporation is able to, and does, make available such a communication facility.

9.05

Notice of Meetings. Notice of the time and place of each meeting of shareholders shall be given in the manner provided in paragraph 11.01 not less than twenty-one (21) or more than fifty (50) days before the date of the meeting to each director, to the auditor and to each shareholder who at the close of business on the record date for notice is entered in the securities register as the holder of one or more shares carrying the right to receive notice of, and attend, the meeting.

Notice of a meeting of shareholders called for any purpose other than consideration of the financial statements and auditor’s report, election of directors and reappointment of the incumbent auditors shall state the nature of such business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and shall state the text of any resolution to be submitted to the meeting. A shareholder and any other person entitled to attend a meeting of shareholders may in any manner waive notice of or otherwise consent to a meeting of the shareholders.

9.06

List of Shareholders entitled to Notice. For every meeting of shareholders, the Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and shall also prepare a list of shareholders entitled to vote at the meeting, arranged in alphabetical order and showing the number of shares held by each shareholder entitled to vote at the meeting. If a record date for the meeting is fixed pursuant to paragraph 9.07, the shareholders listed shall be those registered at the close of business of such record date. If no record date is fixed, the shareholders listed shall be those registered at the close of business on the day immediately preceding the day on which notice of the meeting is given, or where no such notice is given, the day on which the meeting is held. The list shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation and at the meeting for which the list was prepared.

9.07

Record Date for Notice. The board may, within the period prescribed by the Act or applicable law, fix in advance a date, as the record date for the determination of the shareholders entitled to receive notice of any meeting of shareholders and/or a date as the record date for the determination of the shareholders entitled to vote at such meeting. If no record date is so fixed, the record date for the determination of shareholders entitled to notice of the meeting shall be at the close of business on the day immediately preceding the day on which the notice is given, or if no notice is given, the day on which the meeting is held.

9.08

Meetings without Notice. A shareholder and any other person entitled to attend a meeting of shareholders may in any manner waive notice of a meeting of shareholders, and attendance of the shareholder or other person at a meeting of shareholders is a waiver of notice of the meeting, except when such person attends a meeting with the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called. Any business which may normally be transacted at a meeting of shareholders may be transacted at such a meeting. If the meeting is held at a place outside Canada, shareholders not present or otherwise represented by proxy, but who have waived notice of or otherwise consented to such meeting, shall also be deemed to have consented to the meeting being held at such place.

9.09	Advance Notice for Proposals.

a)	No business may be transacted at an annual meeting of shareholders other than business that is either:

(i)	specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the discretion of the board;

(ii)	otherwise properly brought before the annual meeting of shareholders by or at the discretion of the board; or

(iii)

otherwise properly brought before the annual meeting of shareholders by any shareholder of the Corporation who complies with the proposal procedures set forth in this paragraph 9.09. For business to be properly brought before an annual meeting of shareholders by a shareholder of the Corporation, such shareholder must submit a proposal to the Corporation for inclusion in the Corporation’s management proxy circular in accordance with the requirements of the Act; provided that any proposal that includes nominations for the election of directors shall be submitted to the Corporation in accordance with the requirements set forth in paragraph 4.06. The Corporation shall set out the proposal in the management proxy circular or attach the proposal thereto, subject to the exemptions and bases for refusal set forth in the Act.

b)

At a special meeting of shareholders, only such business shall be conducted as shall have been brought before the meeting of shareholders pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the board may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only pursuant to and in compliance with paragraph 4.06.

9.10

Persons Entitled to be Present. The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors, the auditor of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the Articles or By-Laws to be present at the meeting. Any other person may be admitted only on the invitation of the chair of the meeting or with consent of the meeting.

9.11

Quorum. A quorum for the transaction of business at any meeting of shareholders shall, irrespective of the number of persons actually present at the meeting, be twenty (20%) percent of the outstanding shares of the Corporation entitled to vote at any such meeting, whether such shares are represented in person or by duly appointed proxy. If a quorum is present at the opening of any meeting of the shareholders, the shareholders present may proceed with the business of the meeting, notwithstanding that a quorum is not present throughout the meeting. If a quorum is not present at the opening of a meeting of the shareholders, the shareholders present may adjourn the meeting to a fixed time and place or telephonic, electronic or other communication facility but may not transact any other business.

9.12

Adjournments. If a meeting of shareholders is adjourned for less than thirty (30) days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the time of the adjournment. If the meeting of shareholders is adjourned by one or more adjournments for an aggregate of thirty (30) days or more, notice of the adjourned meeting shall be given as for the original meeting.

9.13

Right to Vote. Subject to the Act, the Articles and any pooling agreement, every person who is named in the list referred to in paragraph 9.06 as a shareholder entitled to vote shall be entitled to vote the shares shown opposite his name. This rule will apply except where there has been a transfer of shares after the record date fixed pursuant to paragraph 9.07. In such a case, the transferee shall be entitled to vote the transferred shares at the meeting if:

a)	he produces properly endorsed certificates evidencing such transfer of shares, or

b)

having otherwise established that he owns the transferred shares, he has demanded not later than ten (10) days before the meeting, that his name be included in the list before the meeting, in which case the transferee is entitled to vote his shares at the meeting.

9.14

Corporate Shareholders. If a body corporate or an association is a shareholder of the Corporation, the Corporation shall recognize any individual duly authorized in writing by the body corporate or association to represent it at meetings of the shareholders of the Corporation and such individual may exercise all the powers of an individual shareholder.

9.15

Joint Shareholders. If two or more persons hold shares jointly, any of such holders may, in the absence of the other or others, vote the shares; but if two or more of those persons who are present, in person or by proxy, vote, they shall vote as one on the shares jointly held by them.

9.16

Proxy Holders and Representatives. Every shareholder entitled to vote at a meeting of shareholders may appoint a proxy holder, or one or more alternate proxy holders, to attend and act as his representative at the meeting or meetings in the manner, to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing executed by the shareholder or his attorney authorized in writing and shall conform with the requirements of the Act.

A shareholder may revoke a proxy:

a)	by depositing an instrument in writing executed by him or by his attorney in writing:

(i)

at the registered office of the Corporation at any time up to and including the last business day preceding the day of the meeting, or an adjournment of that meeting, at which the proxy is to be used, or

(ii)	with the chair of the meeting on the day of the meeting or of an adjournment of the meeting; or

b)	in any other manner permitted by law.

9.17

Time for Deposit of Proxies. The board may specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting by 48 hours exclusive of non-business days, before which time a proxy to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time is specified in such notice, if it has been received by the secretary of the Corporation or by the chair of the meeting or any adjournment thereof prior to the time of voting.

Notwithstanding any specified time limits for the deposit of proxies by shareholders, the chair of any meeting or the chair of the board may, but need not, at his sole discretion, waive the time limits for the deposit of proxies by shareholders, including any deadline set out in the notice calling the meeting of shareholders or in any proxy circular and any such waiver made in good faith shall be final and conclusive. A proxy is valid only in respect of the meeting in respect of which it is given, including any adjournment or postponement thereof.

9.18

Show of Hands. Subject to the provisions of the Act, any question at a meeting of shareholders shall be decided by a show of hands unless a ballot thereon is required or demanded as hereinafter provided. Upon a show of hands, every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is required or demanded, a declaration by the chair of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect made in the Minutes of the meeting shall be prima facie evidence of the fact without proof of the number of proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon the said question.

9.19

Ballots. On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, any shareholder or proxy holder entitled to vote at the meeting may require or demand a ballot. A ballot so required or demanded shall be taken in such manner as the chair shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken, each person present shall be entitled, in respect of the shares which he is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the Articles, and the result of that ballot so taken shall be the decision of the shareholders upon the said question.

9.20

Votes to Govern. At any meeting of the shareholders, every question shall, unless otherwise required by the Act or the Articles, be determined by a majority of the votes cast on the question. In the case of an equality of votes either upon a show of hands or upon a poll or ballot, the chair of the meeting shall be entitled to a second or casting vote.

9.21

Chair, Secretary and Scrutineers. The chair of any meeting of shareholders shall be: (a) the chair of the board; (b) any individual appointed by the chair of the board to serve as chair of such meeting or (c) in the absence of the chair of the board or an appointment by the chair of the board, any director or shareholder (including, in the case of a shareholder that is not an individual, an authorized representative of such shareholder) (i) who acts as chair of such meeting with the consent of the holders of a majority of the voting shares represented at such meeting or (ii) who is otherwise elected by the holders of a majority of the voting shares represented at such meeting to act as chair thereof.

If the secretary of the Corporation is absent, the chair shall appoint some person, who need not be a shareholder to act as secretary at the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chair with the consent of the meeting.

9.22

Resolution in Writing. A resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders.

9.23

Meetings by Telephonic, Electronic or Other Means. If the directors or shareholders of the Corporation call a meeting of shareholders, the directors or shareholders, as the case may be, may determine that the meeting shall be held, in accordance with the regulations under the Act, if any, entirely by electronic means, telephone or other communication facility that permits all participants to communicate adequately with each other during the meeting. A person participating in such a meeting by such means is deemed to be present at that meeting.

9.24

Shareholder’s Proposal. Subject to paragraph 9.09, a shareholder entitled to vote at an annual meeting of shareholders may submit to the Corporation notice of any matter that he proposes to raise at a meeting which falls within the ambit of proposal as that term is used in the Act, and may discuss at the meeting any matter in respect of which he would have been entitled to submit a proposal.

9.25

Proxy Solicitation. The management of the Corporation shall, concurrently with giving notice of a meeting of shareholders, send a form of proxy to each shareholder who is entitled to receive notice of and to vote at the meeting.

9.26	Electronic Voting.

a)

Any person entitled to vote at a meeting of shareholders where the Corporation has made available a telephonic, electronic or other communication facility for the purposes of attending and voting at such meeting may vote by such means of the telephonic, electronic or other communication facility that the Corporation made available for that purpose.

b)

Any vote referred to in paragraph 9.18 or 9.20 may be held entirely by means of a telephonic, electronic or other communication facility if the Corporation makes available such a communication facility, provided that the facility enables the votes to be gathered in a manner that permits their subsequent verification.

SECTION TEN

DIVISIONS AND DEPARTMENTS

10.01	Creation and Consolidation of Divisions. The board may cause the business and operations of the Corporation or any part thereof to be divided or to be segregated into one or more divisions upon such basis, including without limitation, character or type of operation, geographical territory, or service rendered, as the board may consider appropriate in each case. The board may also cause the business and operations of any such division to be further divided into sub-units and the business and operations of any such divisions of sub-units to be consolidated upon such basis as the board may consider appropriate in each case.

10.02	Name of Division. Any division or its sub-units may be designated by such name as the board may from time to time determine and may, subject to the Act, transact business under such name.

10.03

Officers of a Division. From time to time the board, or, if authorized by the board, the chief executive officer, may appoint one or more officers for any division, prescribe their powers and duties and settle their terms of employment and remuneration. The board, or, if authorized by the board, the chief executive officer, may remove at its or his pleasure any officer so appointed, without prejudice to such officer’s rights under any employment contract. Officers of divisions or their sub-units shall not, as such, be officers of the Corporation.

SECTION ELEVEN

NOTICES

11.01

Method of Giving Notices. Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Act, the regulations thereunder, the Articles, the By-Laws or otherwise to a shareholder, director, officer, auditor or member of a committee of the board, may be sent by electronic means in accordance with the provisions of the Electronic Transactions Act (Alberta), or by mail addressed to, or may be delivered personally to, such person at the person’s recorded address. A notice sent by mail in accordance with the foregoing is deemed to have been received by the person at the time it would be delivered in the ordinary course of mail unless there are reasonable grounds for believing that the person did not receive the notice or document at that time or at all. The secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of the board in accordance with any written notice from such person.

11.02

Notice to Joint Shareholders. If two or more persons are registered as joint holders of any share, any notice shall be addressed to all such holders but notice given to one of such persons shall be sufficient notice to all of them.

11.03

Computation of Time. In computing the date when notice must be given under any provision requiring a specified number of days’ notice of any meeting or other event, the date of giving the notice shall be excluded and the date of the meeting or other event shall be included.

11.04

Omissions and Errors. The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

11.05

Persons Entitled by Death or Operation of Law. Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom he derives his title to such share prior to his name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the Corporation the proof of authority or evidence of his entitlement prescribed by the Act.

11.06

Waiver of Notice. Any shareholder (or his duly appointed proxyholder), director, officer, auditor or member of a committee of the board may at any time waive any notice or waive or abridge the time for any notice, required to be given to him under any provision of the Act, the regulations thereunder, the Articles, the By-Laws, or otherwise and such waiver or abridgement, whether given before or after the meeting or other event of which notice is required to be given, shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the board or a committee of the board which may be given in any manner authorized by the Act or the By-Laws.

EXHIBIT E

BLACKLINED COPY OF THE AMENDED BY-LAW 1A

BY-LAW 1A

A by-law relating generally to the transaction

of the business and affairs of

SHAW COMMUNICATONS INC.

(formerly Shaw Cablesystems Ltd.)

(“the Corporation”)

(as amended ~~on October 25, 2007~~and restated on November 27, 2018)

Contents

One	Interpretation

Two	Businessof the Corporation

Three	Borrowingand Securities

Four	Directors

Five	Officers

Six	Protection of Directors, Officers and Others

Seven	Shares

Eight	Dividends and Rights

Nine	Meetings of Shareholders

Ten	Divisions and Departments

Eleven	Notices

SECTION ONE

INTERPRETATION

1.01	Definitions – In the by-laws of the Corporation, unless the context otherwise requires:

“Act” means the Business Corporation Act (Alberta), and any statute that may be substituted therefore, and the regulations to it, as from time to time amended;

“appoint” includes “elect” and vice versa;

“Articles” means the articles attached to the certificate of continuance of the Corporation as from time to time amended or restated;

“board” means the board of directors of the Corporation;

“~~by~~ By-laws” means this by-law and all other by-laws of the Corporation from time to time in force and effect;

“meeting of shareholders” means an annual meeting of shareholders and/or a special meeting of shareholders;

“non-business day” means Saturday, Sunday and any other day that is a holiday as defined in the Interpretation Act (Alberta) as from time to time amended;

“poll” means a voting procedure whereby each shareholder shall have one vote for each voting share of which he is a holder;

“recorded address” means:

(a)	in the case of a shareholder, his address as recorded in the securities register;

(b)	in the case of joint shareholders, the address appearing in the securities register in respect of such joint holding or the first address so appearing if there are more than one;

(c)	in the case of a director, officer, auditor or a member of a committee of the board, his latest address as recorded in the records of the Corporation;

“special business” means that business not required by the Act to be conducted at the annual general meeting;

“signing officer” means any person authorized to sign any instrument on behalf of the Corporation by paragraph 2.04.

Save as aforesaid, words and expressions used herein have the same meaning as defined in the Act; words importing the singular number include plural and vice versa; words importing ~~general~~genders include the masculine, feminine and neuter genders; and words importing persons include individuals, bodies corporate, partnerships, trusts and unincorporated organizations.

1.02

Conflict with Articles – The ~~by-laws~~B y-Laws are subject always to the provisions of the Articles. In the event of a conflict between the provisions of any bylaw and any provision of the Articles, the provisions of the Articles shall prevail.

SECTION TWO

BUSINESS OF THE CORPORATION

2.01	Registered Office. The registered office of the Corporation shall be at such location in the Province of Alberta as the board may from time to time determine.

2.02	Corporate Seal. Until changed by the board, the corporate seal of the Corporation shall be in the form impressed herein.

2.03	Financial Year. The financial year of the Corporation shall be fixed by resolution of the board.

2.04

Execution of the Instruments. Deeds, transfers, assignments, contracts, obligations, certificates and other instruments shall be signed by such persons as designated by the board. In addition, the board may from time to time direct the manner in which and the person or persons by whom the particular instrument or class of instruments may or shall be signed. Any signing officer may affix the corporate seal to any instrument requiring the same.

2.05	Execution in Counterpart, by Facsimile, and by Electronic Signature.

Subject to the Act:

a)	any instrument or document required or permitted to be executed by one or more persons on behalf of the Corporation may be signed by means of electronic signature or facsimile;

b)

any instrument or document required or permitted to be executed by one or more persons may be executed in separate counterparts, each of which when duly executed by one or more of such persons shall be an original and all such counterparts together shall constitute one and the same such instrument or document;

c)

wherever a notice, document or other information is required under the Act or the By-Laws to be created or provided in writing, that requirement may be satisfied by the creation and/or provision of an electronic document.

Notwithstanding the foregoing, the board may from time to time direct the manner in which and the person or persons by whom any particular instrument or class of instruments may or shall be signed.

2.06

~~2.05~~ Banking Arrangements. The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefore, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the board. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of power as the board may from time to time prescribe or authorize.

2.07

~~2.06~~ Voting Rights in Order Bodies Corporate. The signing officers of the Corporation may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments, certificates or other evidence shall be in favour of such person or persons as may be determined by the officers executing such proxies or arranging for the issuance of voting certificates or such other evidence of the right to exercise such voting rights. In addition, the board may from time to time direct the manner in which and the person or persons by whom any particular voting rights or class of voting rights may or shall be exercised.

SECTION THREE

BORROWING AND SECURITIES

3.01	Borrowing Power. Without limiting the borrowing power of the Corporation as set forth in the Act, the board may from time to time:

a)	borrow money upon the credit of the Corporation;

b)	issue, reissue, sell or pledge debt obligations of the Corporation;

c)	subject to the limitations imposed by the Act, give a guarantee on behalf of the Corporation to secure performance of an obligation by any person;

d)	mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

Nothing in this section limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes, made, drawn, accepted or endorsed by or on behalf of the Corporation.

3.02

Delegation. The board may from time to time delegate to one or more of the directors or officers of the Corporation as may be designated by the board all or any of the powers conferred by section 3.01 or by the Act to such extent and in such manner as the board shall determine at the time of each such delegation.

SECTION FOUR

DIRECTORS

4.01	Qualifications. No person shall be qualified for election as a director if that person:

a)	is less than 18 years of age;

b)

~~is mentally incapacitated, as defined in the Act;~~(i) is a represented adult as defined in the Adult Guardianship and Trusteeship Act (Alberta) or is the subject to a certificate of incapacity that is in effect under the Public Trustee Act (Alberta), (ii) is a formal patient as defined in the Mental Health Act (Alberta), (iii) is the subject of an order under The Mentally Incapacitated Persons Act (Alberta), appointing a committee of the person or estate, or both, or (iv) has been found to be a person of unsound mind by a court elsewhere than in Alberta;

c)	is not an individual; or

d)	has the status of a bankrupt.

~~A~~Unless otherwise determined by the board, a director is not required to hold shares issued by the Corporation.

At least half of the directors of the Corporation must be resident Canadians.

4.02	Election and Term. An election of directors shall take place at each annual meeting of shareholders and all the directors in office shall retire but, if qualified, shall be eligible for re-election.

The number of directors to be elected at any such meeting shall:

a)	if a maximum and minimum number of directors is authorized be the number of directors then in office unless the shareholders otherwise determine; or

b)	if a fixed number of directors is authorized, be such fixed number.

The election may be by resolution.

If an election of directors is not held at the proper time, the incumbent directors shall continue in office until their successors are elected.

4.03

Removal of Directors. Subject to the provisions of the Act, the shareholders of the Corporation may by ordinary resolution remove any director or directors from office and the vacancy or vacancies created thereby may be filled at the same meeting, or in accordance with paragraph 4.05.

4.04	Vacation of Office. A director ceases to hold office when:

a)	he dies or resigns;

b)	he is removed from office by the shareholders; or

c)	he ceases to be qualified for the election pursuant to paragraph 4.01.

A resignation of a director becomes effective at the time a written resignation is received by the Corporation, or at the time specified in that resignation, whichever is later.

4.05

Vacancies. Subject to the Act, a quorum of the board may fill a vacancy in the board, except a vacancy resulting from a failure to elect the minimum number of directors, or if there has been a failure to elect the number or minimum number of directors required by the Articles, the directors then in office shall forthwith call a special meeting of shareholders to fill the vacancy and if they fail to call a meeting or if there are no directors then in office, the meeting may be called by any shareholder.

4.06	Advance Notice for Nomination of Directors.

a)

Only individuals who are nominated in accordance with the procedures set out in this paragraph  4.06 and who, at the discretion of the board, satisfy the qualifications of a director as set out in the Act and the By-Laws of the Corporation shall be eligible for election as director of the Corporation at any meeting of shareholders of the Corporation. Nominations of individuals for election to the board may be made at any annual meeting of shareholders or at any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors:

a.	by or at the direction of the board, including pursuant to a notice of meeting;

b.	by or at the direction of one or more shareholders pursuant to a proposal made in accordance with the Act or a requisition of the shareholders made in accordance with the Act; or

c.	by any person (a “Nominating Shareholder”):

i.

who, at the close of business on the date of the giving of the notice provided for below in this paragraph 4.06 and on the record date for notice of such meeting, is a registered holder of shares carrying the right to vote at such meeting on the election of directors; and

ii.	who complies with the notice procedures set forth in this paragraph 4.06.

b)

In addition to any other applicable requirements, for a nomination to be made by a Nominating Shareholder, the Nominating Shareholder must have given timely notice thereof and in proper written form to the secretary of the Corporation at the principal executive offices of the Corporation as set forth below.

c)	To be timely, a Nominating Shareholder’s notice to the secretary must be made:

a.

in the case of an annual meeting of shareholders, not less than 30 days prior to the date of the annual meeting of shareholders; provided, however, that if the annual meeting of shareholders is to be held on a date that is less than 50 days after the date (the “Notice Date” ) on which the first public announcement of the date of the annual meeting was made, notice of the Nominating Shareholder may be made not later than the 10th day following the Notice Date; and

b.

in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors (whether or not called for other purposes), not later than the 15th day following the day on which the first public announcement of the date of the special meeting of shareholders was made.

d)	To be in proper written form, a Nominating Shareholder’s notice to the secretary must set forth:

a.	if the Nominating Shareholder is not the beneficial owner of the shares, the identity of the beneficial owner and the number of shares held by that beneficial owner;

b.	as to each individual whom the Nominating Shareholder proposes to nominate for election as a director:

i.	the name, age, business address and residential address of the individual;

ii.	the principal occupation or employment of the individual;

iii.

the class or series and number of securities in the capital of the Corporation which are beneficially owned, or over which control or direction is exercised, directly or indirectly, by such individual as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice;

iv.

a description of any compensatory, payment or other financial agreement, arrangement or understanding with any person in connection with the individual’s nomination or service as a director (if elected); and

v.

any other information relating to the individual that would be required to be disclosed in a dissident’s proxy circular or other filings to be made in connection with solicitations of proxies for election of directors pursuant to the Act and applicable securities laws; and

c.	as to the Nominating Shareholder and any beneficial owner respecting which the notice was given, the names of such person(s) and;

i.

the class or series and number of securities in the capital of the Corporation which are controlled, or over which control or direction is exercised, directly or indirectly, by such person(s) and each person acting jointly or in concert with any of them (and for each such person any options or other rights to acquire shares in the capital of the Corporation, derivatives or other securities, instruments or arrangements for which the price or value or delivery, payment or settlement obligations are derived from, referenced to, or based on any such shares, hedging transactions, short positions and borrowing or lending arrangements relating to such shares) as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice;

ii.

any proxy, contract, agreement, arrangement, understanding or relationship pursuant to which such Nominating Shareholder or beneficial owner has a right to vote any shares in the capital of the Corporation on the election of directors;

iii.

in the case of a special meeting of shareholders called for the purpose of electing directors, a statement as to whether the Nominating Shareholder intends to send an information circular and form of proxy to any shareholders of the Corporation in connection with the individual’s nomination; and

iv.

any other information relating to such Nominating Shareholder or beneficial owner that would be required to be made in a dissident’s proxy circular or other filings to be made in connection with solicitations of proxies for election of directors pursuant to the Act and applicable securities laws.

e)	A Nominating Shareholder’s notice to the secretary must also state:

a.

whether, in the opinion of the Nominating Shareholder and the proposed nominee, the proposed nominee would qualify to be an independent director of the Corporation under sections 1.4 and 1.5 of National Instrument 52-110 Audit Committees of the Canadian  Securities Administrators; and

b.

whether with respect to the Corporation the proposed nominee has one or more of the relationships described in sections 1.4(3), 1.4(8) and 1.5 of National Instrument 52-110 Audit Committees of the Canadian Securities Administrators, and if so, which ones.

f)

Except as otherwise provided by the special rights or restrictions attached to the shares of any class or series of the Corporation, no individual shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of the By-Laws of the Corporation; provided, however, that nothing in this paragraph 4.06 shall preclude discussion by a shareholder or proxy holder (as distinct from the nomination of directors) at a meeting of shareholders of any matter in respect of which it would have been entitled to submit a proposal pursuant to the provisions of the Act and this bylaw. The chair of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the forgoing provisions and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination shall be disregarded.

g)

A duly appointed proxy holder of a Nominating Shareholder shall be entitled to nominate at a meeting of shareholders the directors nominated by the Nominating Shareholder, provided that all of the requirements of this paragraph 4.06 have been satisfied.

h)

In addition to the provisions of this paragraph 4.06, a Nominating Shareholder and any individual nominated by the Nominating Shareholder shall also comply with all the applicable requirements of the Act, applicable securities legislation and applicable stock exchange rules regarding the matters set forth herein.

i)

For purposes of this paragraph 4.06, “public announcement” shall mean disclosure in a news release reported by a national news service in Canada, or in a document publicly filed by the Corporation under its issuer profile on the System for Electronic Document Analysis and Retrieval at www.sedar.com.

j)

Notwithstanding any other provision of the By-Laws, notice given to the secretary of the Corporation pursuant to this paragraph 4.06 may only be given by personal delivery (at the principal executive offices of the Corporation) or by e-mail (at the e-mail address set out in the Corporation’s issuer profile on the System for Electronic Document Analysis and Retrieval at www.sedar.com), and shall be deemed to have been given and made only at the time it is so served by personal delivery to the secretary of the Corporation or sent by e-mail to such e-mail address (provided that receipt of confirmation of such transmission has been received); provided that if such delivery or electronic communication is made on a day which is not a business day or later than 5:00 p.m. (Calgary time) on a day which is a business day, then such delivery or electronic communication shall be deemed to have been made on the next following day that is a business day.

k)	Notwithstanding the foregoing, the board may, in its sole discretion, waive any requirement in this paragraph 4.06.

4.07	~~4.06~~ Validity of Election of Appointment of Director. A person who has been elected or appointed as a director is not a director unless:

a)	he was present at the meeting when he was elected and did not refuse to act as director; or

b)	if he was not present at the meeting when he was elected or appointed, he consented to act as director in writing before his election or appointment or within ten days after it; or

c)	he has in fact acted as a director pursuant to the election or appointment; or

d)	he has signed a resolution of the board which appointed him.

4.08

~~4.07~~ Action by the Board. The board shall manage the business and affairs of the Corporation. Subject to paragraph 4.09, 4.10 and 4.11, the powers of the board may only be exercised at a meeting at which a quorum is present or by resolution in writing in accordance with paragraph 4.11.

4.09

~~4.08~~ Quorum. Subject to paragraph 4.10, a quorum for the transaction of business at any meeting of the board shall consist of a majority of the directors then in office. Notwithstanding any vacancy among the directors, a quorum of directors may exercise all the powers of the directors.

4.10

~~4.09~~ Canadian Majority. The board shall not transact business at a meeting, other than the business of filling a vacancy on the board, unless at least half of the directors present are resident Canadians except where:

a)	a resident Canadian director who is unable to be present approves in writing or by telephone or other communication device the business transacted at the meeting; and

b)

the number of resident Canadian directors present at the meeting, together with any resident Canadian director who gives his approval under sub-paragraph (a), totals at least half of the directors present at that meeting.

4.11

~~4.10~~ Meeting by Telephone, Electronic or other Communications Facilities. A director may participate in a meeting of directors or of a committee of directors by electronic means ~~of~~, telephone or other communication facility that permits all persons participating in the meeting to hear each other. A director participating in a meeting by such means is deemed to be present at that meeting.

4.12

~~4.11~~ Resolution in Lieu of Meeting. A resolution in writing signed by all directors entitled to vote on that resolution at a meeting of directors or committee of directors is as valid as if it had been passed at a meeting of directors or committee of directors. A resolution may be ~~signed in counterparts, or in counterparts by telex, telecopier or other equivalent methods of communication.~~executed in such manner provided in paragraph 2.05.

4.13

~~4.12~~ Delegation. The board may, from time to time, appoint from their number a committee or committees of directors and, subject to the Act, may delegate to that committee or committees any of the powers of the directors. Unless otherwise ordered by the board, each committee of directors shall have power to fix its quorum at not less than a majority of its members, to elect its ~~chairman~~ chair and to regulate its procedure.

4.14	~~4.13~~ Place of Meeting. Meetings of the board may be held at any place in or outside Canada.

4.15

~~4.14~~ Calling of Meetings. Meetings of the board shall be held from time to time at such time and at such place ~~as the chairman~~or by such telephonic, electronic or other communications facilities as the chair of the board, the ~~president~~ chief executive officer, or the board may determine.

4.16

~~4.15~~ Notice of Meeting. Notice of the time and place of each meeting of the board shall be given in the manner provided in paragraph 11.01 to each director not less than ~~two business days before the date~~

~~for which it is called~~24 hours preceding the time of the meeting (unless waived by all members of the board). Except as required by the provisions ~~of Section 109(5)~~ of the Act, a notice of a meeting of directors need not specify the purpose of or the business to be transacted at that meeting.

4.17

~~4.16~~ Waiver of Notice Requirements. A director may only waive notice of a meeting of directors in writing, provided that attendance of a director at a meeting of directors is a waiver of notice of the meeting unless the director attends a meeting with the express purpose of objecting to the meeting on the grounds that the meeting was not lawfully called.

4.18

~~4.17~~ First Meeting of the Board. Provided a quorum of directors is present, each newly elected board may, without notice, hold its first meeting immediately following the meeting of shareholders at which the board is elected.

4.19	~~4.18~~ Adjourned Meeting. Notice of an adjourned meeting of the board is not required if the time and place of the adjourned meeting is announced at the original meeting.

4.20

~~4.19 Chairman~~Chair. The ~~chairman~~chair of any meeting of the board shall be: (a) the ~~first mentioned of the following individuals who is a director and is present at the meeting: chairman of the board, president,~~chair of the board, (b) any director appointed by the chair of the board to serve as chair of such meeting or (c) in the absence of the chair of the board or an appointment by the chair of the board, any director who acts as chair of such meeting with the consent of a majority of the directors present at such ~~person as is elected at the~~ meeting ~~by the board~~.

4.21

~~4.20~~ Casting Vote. At all meetings of the board, every question shall be decided by a majority of the votes cast on the question. In the case of an equality of votes, the ~~chairman~~chair of the meeting shall be entitled to a second or casting vote.

4.22	~~4.21~~ Disclosure of Conflict of Interests – A director of the Corporation who:

a)	is a party to a material contract or material transaction or proposed material contract or proposed material transaction with the Corporation; or,

b)

is a director or an officer of or has a material interest in any person who is a party to a material contract or material transaction or proposed material contract or proposed material transaction with the Corporation;

shall disclose the nature and extent of his interest at the time and in the manner provided by the Act.

Any such contract or transaction or proposed contract or transaction shall be disclosed even if it is a contract or transaction which, in the ordinary course of the Corporation’s business, would not require approval of the board or shareholders.

4.23	~~4.22~~ Voting when a Conflict of Interest Exists. A director referred to in paragraph ~~4.21~~4.22 shall not vote on any resolution to approve the contract unless the contract or transaction is:

a)	an arrangement by way of security for money lent to or obligations undertaken by him, or by a body corporate in which he has an interest, for the benefit of the Corporation or an affiliate;

b)	a contract or transaction relating primarily to his remuneration as a director, officer, employee or agent of the Corporation or an affiliate;

c)	a contract or transaction for indemnity or insurance; or

d)	a contract or transaction with an affiliate.

4.24	~~4.23~~ Deemed Consent. A director who is present at a meeting of directors or committee of directors is deemed to have consented to any resolution passed or action taken at the meeting unless:

a)	he dissents and has his dissent recorded in the manner provided for in the Act; or,

b)	otherwise proves that he did not consent to the resolution or action.

SECTION FIVE

OFFICERS

5.01

Appointment. The board may from time to time appoint a ~~chairman~~chair of the board, a chief executive officer, a president, one or more vice-presidents (to which title may be added words indicating seniority or function), a secretary, a treasurer and such other officers as it determines, including one or more assistants to any of the officers so appointed.

The board may specify the duties of the officers and, in accordance with this by-law and subject to the provisions of the Act, delegate to such officers powers to manage the business and affairs of the Corporation.

Subject to paragraph 5.02, an officer may but need not be a director and one person may hold more than one office.

5.02

~~Chairman~~Chair of the Board. The board may from time to time appoint a ~~chairman~~chair of the board who shall be a director. If appointed, the board may assign to him any of the powers and duties that are by the provisions of this by-law assigned to the ~~president~~chief executive officer, and he shall, subject to the provisions of the Act, have such other powers and duties as the board may specify. During the absence or disability of the ~~chairman~~chair of the board, his duties shall be performed and his powers exercised by the ~~president. If appointed, the chairman of the board may be~~vice-chair (if any) or the chief executive officer ~~of the Corporation~~.

5.03

~~President~~Chief Executive Officer. The ~~president~~chief executive officer shall, subject to the authority of the board, have general supervision of the business of the Corporation together with such other powers and duties as the board may specify. ~~If~~During the ~~chairman~~absence or disability of the ~~board~~president, or if no president has ~~not~~ been appointed ~~as~~, the chief executive officer shall also have the powers and duties of ~~the Corporation, that office shall be held by the president.~~ that office.

5.04	President. The president shall have such powers and duties as the board or chief executive officer may specify.

5.04	Vice-President. A vice-president shall have such powers and duties as the board or chief executive officer may specify.

5.05	Secretary. The secretary shall:

a)	attend and be the secretary of all meetings of the board and of the shareholders;

b)	shall enter or cause to be entered in records kept for that purpose minutes of all proceedings at those meetings;

c)	give or cause to be given, as and when instructed, all notices to shareholders, directors, officers, auditors and members of committees of the board;

d)

be the custodian of the stamp or mechanical device usually used for affixing the corporate seal of the Corporation and of all books, papers, records, documents and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose; and

e)	have such other powers and duties as the board may specify.

5.06	Chief Financial Officer or Treasurer. The chief financial officer or the treasurer shall:

a)	be responsible for keeping proper accounting records in compliance with the Act;

b)	be responsible for the deposit of money, the safekeeping of securities and the disbursement of funds of the Corporation;

c)	render to the board whenever required an account of all his transactions as treasurer and of the financial position of the Corporation; and

d)	have such other powers and duties as the board or chief executive officer may specify.

5.07

Powers and Duties of Other Officers. The powers and duties of all other officers shall be such as the terms of their engagement call for or as the board or, except for those whose powers and duties that are to be specified only by the board, the chief executive officer may specify. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board or chief executive officer otherwise directs.

5.08

Variation of Powers and Duties. The board and, except as noted in paragraph 5.07, the chief executive officer may from time to time and subject to the provisions of the Act vary, add to or limit the powers and duties of any officer.

5.09

Term of Office. The board, in its discretion, may remove an officer of the Corporation without prejudice to such officer’s rights under any employment contract. Otherwise, each officer appointed by the board shall hold office until his successor is appointed, or until his earlier resignation.

5.10

Conflict of Interest. An officer shall disclose his interest in any material contract or material transaction or proposed material contract or proposed material transaction with the Corporation in the same manner as provided in paragraph ~~4.21.~~4.22.

5.11

Agents and Attorneys. The board shall have power from time to time to appoint agents or attorneys for the Corporation in or outside Alberta with such powers of management or otherwise (including the power to sub delegate) as may be thought fit.

5.12

Fidelity Bonds. The board may require such officers, employee and agents of the Corporation as the board seems advisable, to furnish bonds for the faithful discharge of their powers and duties, in such form and with such surety as the board may from time to time determine.

SECTION SIX

PROTECTION OF DIRECTORS AND OFFICERS IN THE EXERCISE OF THEIR DUTIES

6.01	Limitation of Liability. No director or officer shall be liable for:

a)	the acts, receipts, neglects or defaults of any other director or officer or employee;

b)	any loss, damage or expense happening to the Corporation through the insufficiencies or deficiency of title to any property acquired for or on behalf of the Corporation;

c)	the insufficiency or a deficiency of any security in or upon which any of the monies of the Corporation shall be invested;

d)	any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the monies, securities or effects of the Corporation shall be deposited;

e)	any loss, occasioned by any error of judgment or oversight on his part; or

f)	any loss, damage or misfortune which shall happen in the execution of the duties of his office or in relation thereto;

provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof.

6.02

Indemnity. Subject to the limitations contained in the Act, the Corporation shall indemnify a director or officer, a former director or officer, or a person who acts or has acted at the Corporation’s request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having ~~seen~~been a director or officer of the Corporation of such body corporate, if:

a)	he acted honestly and in good faith with a view to the best interests of the Corporation; and

b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

The Corporation shall also indemnify such persons in such other circumstances as the Act permits or requires.

6.03

Insurance. The Corporation may purchase and maintain insurance for the benefit of any person referred to in paragraph 6.02 against such liabilities and in such amounts as the board may from time to time determine and are permitted by the Act.

SECTION SEVEN

SHARES

7.01

Allotment. The board may from time to time ~~allot~~reserve for issue, issue or grant options to purchase the whole or any part of the authorized and unissued shares of the Corporation at such times and to such persons and for such consideration as the board shall determine, provided that no shares shall be issued until it is fully paid in money or in property or past service that is not less in value than the fair equivalent of the money the Corporation would have received if the share had been issued for money. The board may provide by resolution that any or all classes or series of securities issued by the Corporation shall be uncertificated securities, provided that such resolution shall not apply to securities represented by a certificate unless such certificate has been surrendered to the Corporation.

7.02

Commissions – The board may from time to time authorize the Corporation to pay commission to any person in consideration of his purchasing or agreeing to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

7.03	No n-Canadian Ownership.

The Articles contain certain constrained share provisions. Subject to the Act and the Articles, the directors of the Corporation may from time to time take such actions as are required to comply with any Canadian ownership requirements applicable to the Corporation under applicable law or regulatory requirements, including, without limitation, one or more of the following actions:

a)

perform searches of shareholder mailing address lists and take such other steps specified by the directors, at the cost of the Corporation, to determine or estimate to the extent practicable, the Canadian or non-Canadian status of the shareholders;

b)

require declarations from shareholders as to whether such shares are held by or for the benefit of non-Canadians or declarations from shareholders or others as to the Canadian or non-Canadian status of beneficial owners of the shares and for that purpose enter into an appropriate ownership monitoring agreement with CDS Clearing and Depository Services Inc. and its successors; or

c)

place such other limits on share ownership by non-Canadians as the directors may deem necessary in their sole discretion. The directors shall make all determinations necessary for the administration of the provisions of this paragraph 7.03. Notwithstanding the foregoing, the directors may delegate, in whole or in part, their power to make a determination in this respect to any officer off the Corporation or such other person or persons to whom the directors may generally delegate their powers and authority.

7.04

~~7.03~~ Registration of Transfer. Unless expressly waived by the board, no transfer of a share shall be registered in a securities register except: (i) upon presentation of the certificate representing such shares with an endorsement which complies with the Act made thereon or delivered therewith duly executed by an appropriate person as provided by the Act, together with such reasonable assurance that the endorsement is genuine and effective as the board may from time to time prescribe, or (ii) if the share is held through a direct registration system (DRS) that enables investors to hold and transfer shares electronically directly on the books of the issuer or its registrar and transfer agent, without the need for share certificates representing such shares, upon satisfaction of such conditions applicable to the transfer of shares on such direct registration system and such other conditions as may be approved by the board from time to time; and, in each case, upon payment of all applicable taxes and any reasonable fees prescribed by the board, upon compliance with such restrictions on transfer as are authorized by the Articles and upon satisfaction of any lien referred to in paragraph 7.04. No share of the Corporation shall be held under a DRS until such time as the Corporation decides that it shall participate in such a system.

7.05

~~7.04~~ Lien for Indebtedness. The Corporation shall have a first and paramount lien upon all the shares in the name of each shareholder, solely or jointly with any others, for the debts of that shareholder or the shareholders named therein solely or jointly with any other person, to the Corporation, whether the period for payment thereof shall have actually arrived or not; and no equitable interest in any share shall be created and none shall be recognized by the Corporation. Such lien shall extend to all dividends or distributions of capital from time to time declared or otherwise payable in respect of such shares. Unless otherwise agreed, the registration of a transfer of shares shall operate as a waiver of the lien of the Corporation, if any, upon such shares.

For the purpose of enforcing any lien, the board may sell the shares subject thereto in such manner as it think fit, but no sale shall be made until such time as the debt is due and until thirty (30) days demand and notice in writing stating the amount due, and demanding payment and giving notice of intention to sell in default shall have been served on the shareholder or the shareholders named therein or the person or persons, if any, entitled in consequence of the death or bankruptcy of any shareholder to the shares.

Upon any sale made by the board of any shares to satisfy the lien of the Corporation thereon, the proceeds shall be applied: firstly in payment of all costs of such sale and secondly in satisfaction of the debts of the shareholder or shareholders and the residue, if any, shall be payable to the shareholder or shareholders.

Upon any sale, the secretary shall enter the name or names of the purchaser or purchasers in the register as the holder or holders of the shares, and the purchaser or purchasers shall not be bound to see to the regularity or validity of, or be affected by, any irregularity or invalidity in the proceedings, or be bound to see to the application of the purchase money, and after the name or names have been entered in the register, the validity of the sale shall not be impeached by any person and the remedy of any person aggrieved by the same shall be in damages only and against the Corporation exclusively.

7.06

~~7.05~~ Non-Recognition of Trusts. Subject to the Act, the Corporation may treat the registered holder of any share as the person exclusively entitled to vote, to receive notices, to receive any dividend or other payments in respect of the share, and otherwise to exercise all the rights and powers of an owner of the share.

7.07

~~7.06~~ Share Certificates. Every holder of one or more shares of the Corporation shall be entitled, at his option, to a share certificate, or to a non-transferable written certificate of acknowledgement of his right to obtain a share certificate, stating the number and class of series of shares held by him as shown on the securities register. Share certificates and acknowledgements of a shareholder’s right to a share certificate, respectively, shall be in such form as the board shall from time to time approve.

There shall be stated on the face of each share certificate issued by a Corporation:

a)	the name of the Corporation;

b)	the words “incorporated under the Business Corporations Act”;

c)	the name of the person to whom it was issued; and

d)	the number and class of shares and the designation of any series that the certificate represents.

In addition, when required by the Articles and permitted by the Act, it shall be stated on each share certificate that the right of ownership and the right to register a transfer of shares represented by such certificate is restricted. Any share certificate shall be signed in accordance with paragraph 2.04 and need not be under the corporate seal. Notwithstanding the foregoing, unless the board otherwise determines, certificates representing shares issued on or after November 27, 2018, in respect of which a transfer agent and/or registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent and/or registrar. The signature of one of the signing officers under paragraph 2.04 or, in the case of a certificate which is not valid unless countersigned by or on behalf of a transfer agent and/or registrar and in the case of a certificate which does not require a manual signature under the Act, the signature of the signing officer under paragraph 2.04 may be printed or otherwise mechanically reproduced thereon. Every such signature shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be binding upon the Corporation. A certificate executed as aforesaid shall be valid notwithstanding that one or both of the officer whose signature appears thereon no longer holds office at the date of issue of the certificate.

7.08

~~7.07~~ Replacement of Share Certificates. The board or any officer or agent designated by the board may, in its or his discretion, direct the issue of a new share certificate in lieu of or upon cancellation of a share certificate that has been mutilated, or in substitution for a share certificate claimed to have been lost, destroyed or wrongfully taken, on payment of such fee as may be fixed by the board, from time to time, and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board may from time to time prescribe, whether generally or in a particular case.

7.09	Electronic, Book-Based or Other Non-Certificated Registered Positions.

A registered securityholder may have such securityholder’s holdings of securities of the Corporation evidenced by an electronic, book-based, direct registration service or other non-certificated entry or position on the applicable register of securityholders to be kept by the Corporation in place of a physical security certificate pursuant to a registration system that may be adopted by the Corporation in conjunction with its applicable agent. The Corporation and its applicable agent may adopt such policies and procedures, appoint such other persons and require such documents and evidence as they may determine necessary or desirable in order to facilitate the adoption and maintenance of a securities registration system by electronic, book-based, direct registration system or other non-certificated means.

7.10

~~7.08~~ Joint Shareholders. If two or more persons are registered as joint holders of any ~~share~~certified security of the Corporation, to the extent the Corporation is required to issue a certificate in respect of such security, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts of the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such ~~share~~securit y.

7.11

~~7.09~~ Deceased Shareholders. In the event of the death of the holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make any dividend or other payments in respect thereof except upon production of all such documents as may be required by law and upon compliance with reasonable requirements of the Corporation.

7.12

Transfer Agents and Registrars. The board may from time to time, in respect of each class or series of securities issued by it, appoint: (a) a trustee, transfer agent or other agent to keep the securities register and the register of transfers; (b) a registrar, a trustee or agent to maintain a record of issued securities; (c) one or more persons or agents to keep branch registers; (d) a paying agent or disbursing agent to make payments, disbursements or distributions on any class of securities of the Corporation; and (e) such other agents as the board shall determine necessary in connection with any class of securities of the Corporation. Subject to the Act, one person may be appointed to any number of the positions described above and such appointment may be terminated at any time by the board.

SECTION EIGHT

DIVIDENDS AND RIGHTS

8.01

Dividends – Subject to the Act, the board may from time to time declare dividends payable to the shareholders according to their respective rights and interest in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation.

8.02

Record Date for Dividends and Rights. The board may fix in advance a date, preceding by not more than fifty (50) days the date for the payment of any dividend or the date for the issue of any warrant or other evidence of the right to subscribe for securities of the Corporation, as a record date for the determination of the persons entitled to receive payment of such dividend or to exercise the right to subscribe to such securities.

If no record date is so fixed, the record date for the determination of the persons entitled to receive payment of any dividend or to exercise the right to subscribe for securities of the Corporation shall be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the board.

8.03	Unclaimed Dividends. Any dividend unclaimed after a period of six years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

SECTION NINE

MEETINGS OF SHAREHOLDERS

9.01

Annual Meetings. Subject to the Act and other applicable law, the annual meetings of the shareholders shall be held at such time each year as the directors may from time to time determine and in any event shall not be held later than fifteen (15) months after the preceding annual meeting.

9.02

Business at Annual Meetings. At an annual meeting, the business shall include considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing auditors, and may include the transaction of such other business as may be properly brought before the meeting.

9.03	Special Meetings. The board, the chairman of the board or the ~~president~~chief executive officer shall have the power to call a special meeting of shareholders at any time.

9.04

Place of Meetings. ~~Meetings~~Subject to the Act and the Articles, meetings of the shareholders may be held in any ~~Province or Territory in Canada or in any State or Territory in the United States of America as~~place that the directors in their discretion may from time to time determine~~.~~, provided that the board may in its sole discretion determine that a meeting shall not be held at any place, but may instead be held entirely by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately during the meeting pursuant to paragraph 9.23, if the Corporation is able to, and does, make available such a communication facility.

9.05

Notice of Meetings. Notice of the time and place of each meeting of shareholders shall be given in the manner provided in paragraph 11.01 not less than twenty-one (21) or more than ~~50~~fifty (50) days before the date of the meeting to each director, to the auditor and to each shareholder who at the close of business on the record date for notice is entered in the securities register as the holder of one or more shares carrying the right to receive notice of, and attend, the meeting.

Notice of a meeting of shareholders called for any purpose other than consideration of the financial statements and auditor’s report, election of directors and reappointment of the incumbent auditors shall state the nature of such business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and shall state the text of any resolution to be submitted to the meeting. A shareholder and any other person entitled to attend a meeting of shareholders may in any manner waive notice of or otherwise consent to a meeting of the shareholders.

9.06

List of Shareholders entitled to Notice. For every meeting of shareholders, the Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and shall also prepare a list of shareholders entitled to vote at the meeting, arranged in alphabetical order and showing the number of shares held by each shareholder entitled to vote at the meeting. If a record date for the meeting is fixed pursuant to paragraph 9.07, the shareholders listed shall be those registered at the close of business of such record date. If no record date is fixed, the shareholders listed shall be those registered at the close of business on the day immediately preceding the day on which notice of the meeting is given, or where no such notice is given, the day on which the meeting is held. The list shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation and at the meeting for which the list was prepared.

9.07

Record Date for Notice. The board may, within the period prescribed by the Act or applicable law, fix in advance a date, ~~preceding the date~~as the record date for the determination of the shareholders entitled to receive notice of any meeting of shareholders ~~by not more then fifty (50) days and not less than twenty-one (21) days, as a~~and/or a date as the record date for the determination of the shareholders entitled to ~~notice of the~~vote at such meeting. If no record date is so fixed, the record date for the determination of shareholders entitled to notice of the meeting shall be at the close of business on the day immediately preceding the day on which the notice is given, or if no notice is given, the day on which the meeting is held.

9.08

Meetings without Notice. A shareholder and any other person entitled to attend a meeting of shareholders may in any manner waive notice of a meeting of shareholders, and attendance of the shareholder or other person at a meeting of shareholders is a waiver of notice of the meeting, except when such person attends a meeting with the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called. Any business which may normally be transacted at a meeting of shareholders may be transacted at such a meeting. If the meeting is held at a place outside Canada, shareholders not present or otherwise represented by proxy, but who have waived notice of or otherwise consented to such meeting, shall also be deemed to have consented to the meeting being held at such place.

9.09	Advance Notice for Proposals.

a)	No business may be transacted at an annual meeting of shareholders other than business that is either:

(i)	specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the discretion of the board;

(ii)	otherwise properly brought before the annual meeting of shareholders by or at the discretion of the board; or

(iii)

otherwise properly brought before the annual meeting of shareholders by any shareholder of the Corporation who complies with the proposal procedures set forth in this paragraph 9.09. For business to be properly brought before an annual meeting of shareholders by a shareholder of the Corporation, such shareholder must submit a proposal to the Corporation for inclusion in the Corporation’s management proxy circular in accordance with the requirements of the Act; provided that any proposal that includes nominations for the election of directors shall be submitted to the Corporation in accordance with the requirements set forth in paragraph 4.06. The Corporation shall set out the proposal in the management proxy circular or attach the proposal thereto, subject to the exemptions and bases for refusal set forth in the Act.

b)

At a special meeting of shareholders, only such business shall be conducted as shall have been brought before the meeting of shareholders pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the board may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only pursuant to and in compliance with paragraph 4.06.

9.10

~~9.09~~ Persons Entitled to be Present. The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors, the auditor of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the Articles or By-Laws to be present at the meeting. Any other person may be admitted only on the invitation of the ~~chairman~~chair of the meeting or with consent of the meeting.

9.11

~~9.10~~ Quorum. A quorum for the transaction of business at any meeting of shareholders shall, irrespective of the number of persons actually present at the meeting, be twenty (20%) percent of the outstanding shares of the Corporation entitled to vote at any such meeting, whether such shares are represented in person or by duly appointed proxy. If a quorum is present at the opening of any meeting of the shareholders, the shareholders present may proceed with the business of the meeting, notwithstanding that a quorum is not present throughout the meeting. If a quorum is not present at the opening of a meeting of the shareholders, the shareholders present may adjourn the meeting to a fixed time and place or telephonic, electronic or other communication facility but may not transact any other business.

9.12

~~9.11~~ Adjournments. If a meeting of shareholders is adjourned for less than thirty (30) days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the time of the adjournment. If the meeting of shareholders is adjourned by one or more adjournments for an aggregate of thirty (30) days or more, notice of the adjourned meeting shall be given as for the original meeting.

9.13

~~9.12~~ Right to Vote. Subject to the Act, the Articles and any pooling agreement, every person who is named in the list referred to in paragraph 9.06 as a shareholder entitled to vote shall be entitled to vote the shares shown opposite his name. This rule will apply except where there has been a transfer of shares after the record date fixed pursuant to paragraph 9.07. In such a case, the transferee shall be entitled to vote the transferred shares at the meeting if:

a)	he produces properly endorsed certificates evidencing such transfer of shares, or

b)

having otherwise established that he owns the transferred shares, he has demanded not later than ten (10) days before the meeting, that his name be included in the list before the meeting, in which case the transferee is entitled to vote his shares at the meeting.

9.14

~~9.13~~ Corporate Shareholders. If a body corporate or an association is a shareholder of the Corporation, the Corporation shall recognize any individual duly authorized in writing by the body corporate or association to represent it at meetings of the shareholders of the Corporation and such individual may exercise all the powers of an individual shareholder.

9.15

~~9.14~~ Joint Shareholders. If two or more persons hold shares jointly, any of such holders may, in the absence of the other or others, vote the shares; but if two or more of those persons who are present, in person or by proxy, vote, they shall vote as one on the shares jointly held by them.

9.16

~~9.15~~ Proxy Holders and Representatives. Every shareholder entitled to vote at a meeting of shareholders may appoint a proxy holder, or one or more alternate proxy holders, to attend and act as his representative at the meeting or meetings in the manner, to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing executed by the shareholder or his attorney authorized in writing and shall conform with the requirements of the Act.

A shareholder may revoke a proxy:

a)	by depositing an instrument in writing executed by him or by his attorney in writing:

(i)

at the registered office of the Corporation at any time up to and including the last business day preceding the day of the meeting, or an adjournment of that meeting, at which the proxy is to be used, or

(ii)	with the ~~chairman~~chair of the meeting on the day of the meeting or of an adjournment of the meeting; or

b)	in any other manner permitted by law.

9.17

~~9.16~~ Time for Deposit of Proxies. The board may specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting by 48 hours exclusive of non-business days, before which time a proxy to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time is specified in such notice, if it has been received by the secretary of the Corporation or by the ~~chairman~~chair of the meeting or any adjournment thereof prior to the time of voting.

Notwithstanding any specified time limits for the deposit of proxies by shareholders, the chair of any meeting or the chair of the board may, but need not, at his sole discretion, waive the time limits for the deposit of proxies by shareholders, including any deadline set out in the notice calling the meeting of shareholders or in any proxy circular and any such waiver made in good faith shall be final and conclusive. A proxy is valid only in respect of the meeting in respect of which it is given, including any adjournment or postponement thereof.

9.18

~~9.17~~ Show of Hands. Subject to the provisions of the Act, any question at a meeting of shareholders shall be decided by a show of hands unless a ballot thereon is required or demanded as hereinafter provided. Upon a show of hands, every person who is present and entitled to vote shall have one vote.

Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is required or demanded, a declaration by the ~~chairman~~chair of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect made in the Minutes of the meeting shall be prima facie evidence of the fact without proof of the number of proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon the said question.

9.19

~~9.18~~ Ballots. On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, any shareholder or proxy holder entitled to vote at the meeting may require or demand a ballot. A ballot so required or demanded shall be taken in such manner as the ~~chairman~~chair shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken, each person present shall be entitled, in respect of the shares which he is entitled to vote at the meeting upon the question, to that number of votes provided by the Act ~~of~~or the Articles, and the result of that ballot so taken shall be the decision of the shareholders upon the said question.

9.20

~~9.19~~ Votes to Govern. At any meeting of the shareholders, every question shall, unless otherwise required by the Act or the Articles, be determined by a majority of the votes cast on the question. In the case of an equality of votes either upon a show of hands or upon a poll or ballot, the ~~chairman~~chair of the meeting shall be entitled to a second or casting vote.

9.21

~~9.20 Chairman~~Chair, Secretary and Scrutineers. The ~~chairman~~chair of any meeting of shareholders shall be: (a) the ~~first mentioned of such following officers as have been appointed and who is present at the meeting: chairman of the board, president, the most senior vice-president in office who is a shareholder~~ chair of the board; (b) any individual appointed by the chair of the board to serve as chair of such meeting or (c)  in the absence of the chair of the board or an appointment by the chair of the board, any director or shareholder (including, in the case of a shareholder that is not an individual, an authorized representative of such shareholder) (i) who acts as chair of such meeting with the consent of the holders of a majority of the voting shares represented at such meeting or (ii) who is otherwise elected by the holders of a majority of the voting shares represented at such meeting to act as chair thereof.

~~If no such officer is present within fifteen minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chairman.~~ If the secretary of the Corporation is absent, the ~~chairman~~chair shall appoint some person, who need not be a shareholder to act as secretary at the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the ~~chairman~~chair with the consent of the meeting.

9.22

~~9.21~~ Resolution in Writing. A resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders.

9.23

~~9.22~~ Meetings by ~~Telephone. A shareholder or any other person entitled to attend a meeting of shareholders may participate in a meeting by means of~~Telephonic, Electronic or Other Means. If the directors or shareholders of the Corporation call a meeting of shareholders, the directors or shareholders, as the case may be, may determine that the meeting shall be held, in accordance with the regulations under the Act, if any, entirely by electronic means, telephone or other communication facility that permits all ~~persons participating in the meeting to hear~~participants to communicate adequately with each other during the meeting. A person participating in such a meeting by such means is deemed to be present at that meeting.

9.24

~~9.23~~ Shareholder’s Proposal. ~~A~~Subject to paragraph 9.09, a shareholder entitled to vote at an annual meeting of shareholders may submit to the Corporation notice of any matter that he proposes to raise at a meeting which falls within the ambit of proposal as that term is used in the Act, and may discuss at the meeting any matter in respect of which he would have been entitled to submit a proposal.

9.25

~~9.24~~ Proxy Solicitation. The management of the Corporation shall, concurrently with giving notice of a meeting of shareholders, send a form of proxy to each shareholder who is entitled to receive notice of and to vote at the meeting.

9.26	Electronic Voting.

a)

Any person entitled to vote at a meeting of shareholders where the Corporation has made available a telephonic, electronic or other communication facility for the purposes of attending and voting at such meeting may vote by such means of the telephonic, electronic or other communication facility that the Corporation made available for that purpose.

b)

Any vote referred to in paragraph 9.18 or 9.20 may be held entirely by means of a telephonic, electronic or other communication facility if the Corporation makes available such a communication facility, provided that the facility enables the votes to be gathered in a manner that permits their subsequent verification.

SECTION TEN

DIVISIONS AND DEPARTMENTS

10.01

Creation and Consolidation of Divisions. The board may cause the business and operations of the Corporation or any part thereof to be divided or to be segregated into one or more divisions upon such basis, including without limitation, character or type of operation, geographical territory, or service rendered, as the board may consider appropriate in each case. The board may also cause the business and operations of any such division to be further divided into sub-units and the business and operations of any such divisions of sub-units to be consolidated upon such basis as the board may consider appropriate in each case.

10.02	Name of Division. Any division or its sub-units may be designated by such name as the board may from time to time determine and may, subject to the Act, transact business under such name.

10.03

Officers of a Division. From time to time the board, or, if authorized by the board, the chief executive officer, may appoint one or more officers for any division, prescribe their powers and duties and settle their terms of employment and remuneration. The board, or, if authorized by the board, the chief executive officer, may remove at its or his pleasure any officer so appointed, without prejudice to such officer’s rights under any employment contract. Officers of divisions or their sub-units shall not, as such, be officers of the Corporation.

SECTION ELEVEN

NOTICES

11.01

Method of Giving Notices. Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Act, the regulations thereunder, the Articles, the ~~by-laws~~B y-Laws or otherwise to a shareholder, director, officer, auditor or member of a committee of the board ~~shall be sufficiently given if delivered to his recorded address or if mailed to him at his recorded address by prepaid ordinary or air mail or if sent to him at his recorded address by any means of prepaid transmitted or recorded communication, including telex, telecopier or other similar methods of communication. A notice so delivered shall be deemed to have been given when it is delivered personally or to the recorded address as aforesaid; a notice so mailed shall be deemed to have been given 3 business days after it has been deposited in a post office or public letter box; and a notice sent by telex, telecopier or other similar methods of communication shall be deemed to have been given twelve (12) hours after it has been dispatched.~~, may be sent by electronic means in accordance with the provisions of the Electronic Transactions Act (Alberta), or by mail addressed to, or may be delivered personally to, such person at the person’s recorded address. A notice sent by mail in accordance with the foregoing is deemed to have been received by the person at the time it would be delivered in the ordinary course of mail unless there are reasonable grounds for believing that the person did not receive the notice or document at that time or at all. The secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of the board in accordance with any written notice from such person.

11.02

Notice to Joint Shareholders. If two or more persons are registered as joint holders of any share, any notice shall be addressed to all such holders but notice given to one of such persons shall be sufficient notice to all of them.

11.03

Computation of Time. In computing the date when notice must be given under any provision requiring a specified number of days’ notice of any meeting or other event, the date of giving the notice shall be excluded and the date of the meeting or other event shall be included.

11.04

Omissions and Errors. The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

11.05

Persons Entitled by Death or Operation of Law. Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom he derives his title to such share prior to his name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the Corporation the proof of authority or evidence of his entitlement prescribed by the Act.

11.06

Waiver of Notice. Any shareholder (or his duly appointed proxyholder), director, officer, auditor or member of a committee of the board may at any time waive any notice or waive or abridge the time for any notice, required to be given to him under any provision of the Act, the regulations thereunder, the Articles, the ~~by-laws~~B y-Laws, or otherwise and such waiver or abridgement, whether given before or after the meeting or other event of which notice is required to be given, shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the board or a committee of the board which may be given in any manner authorized by the Act or the By-~~laws~~Laws.